UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☑   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material under §240.14a-12

United Defense Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 ☐   No fee required.
 ☑   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of United Defense Industries (“UDI common stock”)

(2)	Aggregate number of securities to which transaction applies:

51,215,251 shares of UDI common stock; 2,498,532 options to purchase shares of UDI common stock, all as of February 28, 2005.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0001177 by the sum of:

(a)	the product of $75.00 and 51,215,251 (outstanding shares of UDI common stock), plus

(b)	the product of $53.33 (equal to $75.00 minus $21.67, the weighted average per share exercise price of outstanding options to purchase shares of UDI common stock, which pursuant to the merger agreement are to be cancelled at the effective time for the applicable spread) and 2,498,532 (the aggregate number of shares of UDI common stock subject to such options).

(4)	Proposed maximum aggregate value of transaction:

$3,974,390,537

(5)	Total fee paid:

$467,786

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION — MARCH 24, 2005
1525 Wilson Boulevard, Suite 700
Arlington, VA 22209
(703) 312-6100
2005 ANNUAL MEETING OF STOCKHOLDERS
MERGER PROPOSED — YOUR VOTE IS IMPORTANT
[ •  ], 2005
Dear Stockholder:
      You are cordially invited to attend the 2005 annual meeting of stockholders of United Defense Industries, Inc., or UDI, which will be held at [ •  ] on [ •  ], 2005 at [ •  ] local time.
      On March 6, 2005, we entered into a merger agreement with BAE Systems North America Inc., or BAE Systems, providing for the acquisition by BAE Systems of all the outstanding shares of our common stock for a price of $75.00 per share in cash, without interest. At the annual meeting, we will ask you to adopt this merger agreement, among other matters.
      After careful consideration, our board of directors has unanimously (with one director not participating) determined that the merger is advisable and fair to, and in the best interests of, UDI and its stockholders and recommends that you vote FOR adoption of the merger agreement.
      The accompanying document provides a detailed description of the proposed merger and the merger agreement. We urge you to read the enclosed materials carefully. If you have any questions or need assistance, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500 (collect). In addition, you may obtain information about us from the documents that we have filed with the Securities and Exchange Commission.
      Your vote is very important. Because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting, a failure to vote will have the same effect as a vote against adoption of the merger agreement.
      Whether or not you are able to attend the annual meeting in person, please complete, sign, and date the enclosed proxy card and return it in the postage prepaid envelope provided as soon as possible. Giving your proxy will not limit your right to vote in person if you wish to attend the annual meeting and vote in person.
      Thank you for your cooperation and your continued support.

Sincerely,

Thomas W. Rabaut
President and Chief Executive Officer
THIS PROXY STATEMENT IS DATED [ •  ], 2005 AND IS FIRST BEING MAILED TO
STOCKHOLDERS ON OR ABOUT [ •  ], 2005.

1525 Wilson Boulevard, Suite 700
Arlington, VA 22209
(703) 312-6100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on [ •  ], 2005
To the Stockholders of United Defense Industries, Inc.:
      Notice is hereby given that the 2005 annual meeting of stockholders of United Defense Industries, Inc., a Delaware corporation, or UDI, will be held at [ •  ] on [ •  ], 2005 at [ •  ] local time for the following purposes:

•	to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of March 6, 2005, among UDI, BAE Systems North America Inc., a Delaware corporation, or BAE Systems, and Ute Acquisition Company Inc., a Delaware corporation and a wholly owned subsidiary of BAE Systems, or Acquisition Sub, pursuant to which, upon the merger becoming effective:

•	Acquisition Sub will be merged with and into UDI with UDI continuing as the surviving corporation and a wholly owned subsidiary of BAE Systems, and

•	each share of common stock, par value $0.01 per share, of UDI issued and outstanding immediately prior to the merger becoming effective (other than shares owned by UDI, BAE Systems, or Acquisition Sub, or any of their wholly owned subsidiaries), will be converted into the right to receive $75.00 in cash, without interest;

•	to elect nine directors to serve on our board of directors;

•	to consider and vote upon a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement; and

•	to consider such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Only holders of record of our common stock as of the close of business on [ •  ], 2005 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting is required to adopt the merger agreement.
      Under the General Corporation Law of the State of Delaware, holders of our common stock who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and if they comply with the procedures under the General Corporation Law of the State of Delaware explained in the accompanying proxy statement. See “The Merger — Appraisal Rights.”
      The UDI board of directors recommends that stockholders vote FOR adoption of the merger agreement.

By Order of the Board of Directors

David V. Kolovat
Secretary
Arlington, Virginia
[ •  ], 2005
YOUR VOTE IS IMPORTANT.
Whether or not you are able to attend the annual meeting in person, please complete, sign, and date the enclosed proxy card and return it in the postage prepaid envelope provided as soon as possible. Giving your proxy will not affect your right to attend the meeting and vote in person.

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER
      The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the annual meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.
      In this proxy statement, the terms “we,” “us,” “our,” “our company,” and “UDI” refer to United Defense Industries, Inc. The term “BAE Systems” refers to BAE Systems North America Inc. The term “Acquisition Sub” refers to Ute Acquisition Company Inc.

Q.	What is the proposed transaction?

A.	The proposed transaction provides for the acquisition of UDI by BAE Systems. The proposed transaction would be accomplished through a merger of Acquisition Sub, a wholly owned subsidiary of BAE Systems, with and into UDI, with UDI surviving, which we refer to as the merger. As a result of the merger:

• UDI will become a wholly owned subsidiary of BAE Systems,

• our common stock will cease to be listed on the New York Stock Exchange, or the NYSE, and will no longer be publicly traded, and

• each outstanding share of our common stock (other than shares owned by UDI, BAE Systems, or Acquisition Sub, or any of their wholly owned subsidiaries) will be converted into the right to receive $75.00 in cash, without interest.

Q.	What is the purpose of the annual meeting?

A.	At the annual meeting we will be asking our stockholders to adopt the agreement and plan of merger among BAE Systems, Acquisition Sub, and UDI, which we refer to as the merger agreement, pursuant to which the merger will occur. We will also be asking our stockholders to elect nine directors to serve on our board of directors and to approve the adjournment, if necessary, of the annual meeting.

Q.	Where and when is the annual meeting?

A.	The annual meeting will take place at [ • ], on [ • ], 2005, at [ • ] local time.

Q.	Who is entitled to vote at the annual meeting?

A.	Only holders of record of our common stock as of the close of business on [ • ], 2005 are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the annual meeting, or at any adjournments or postponements of the annual meeting. As of the close of business on [ • ], 2005, [ • ] shares of our common stock were outstanding.

Q.	What vote of stockholders is required to adopt the merger agreement?

A.	Adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

Q.	How does the board of directors recommend that I vote?

A.	Our board of directors unanimously (with one director not participating) recommends that our stockholders vote FOR adoption of the merger agreement. You should read “The Merger — Our Reasons for the Merger” for a discussion of the factors that our board of directors considered in deciding to recommend adoption of the merger agreement.

Q.	What other matters am I being asked to vote on?

A.	In addition to the adoption of the merger agreement, we will also be asking you to elect nine directors to serve on our board of directors, to approve a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement, and to approve any other matters that may properly come before the annual meeting.

Q.	If the merger is completed, what will I receive for my shares of UDI common stock?

A.	In the merger, each share of our common stock that is issued and outstanding (other than shares owned by UDI, BAE Systems, or Acquisition Sub, or any of their wholly owned subsidiaries) will be converted into the right to receive $75.00 in cash, without interest, which we refer to as the merger consideration. As a result of the merger, upon the surrender of your stock certificate(s), you will receive a total amount equal to the product obtained by multiplying the merger consideration by the number of shares of our common stock that you own. In the event of a transfer of ownership of common stock that is not registered in the records of our transfer agent, the merger consideration may, subject to certain requirements, be paid to a person other than the person in whose name the certificate so surrendered is registered. See “The Merger — Conversion of Shares; Procedures for Exchange of Certificates.”

Q.	Will the merger consideration I receive in the merger increase if the results of operations of UDI improve or if the price of UDI common stock increases above $75.00 per share?

A.	No. The value of the merger consideration is fixed. The merger agreement does not contain any provision that would adjust the merger consideration based on fluctuations in the price of our common stock, the amount of working capital we hold at the consummation of the merger, or improvements in our results of operations prior to the consummation of the merger.

Q.	Is the merger subject to the fulfillment of certain conditions?

A.	Yes. Before completion of the merger, UDI, BAE Systems, and Acquisition Sub must fulfill or waive the closing conditions contained in the merger agreement. If these conditions are not satisfied or waived, the merger will not be completed. See “The Merger Agreement — Conditions to the Merger.”

Q.	Am I entitled to appraisal rights?

A.	Yes. You are entitled to appraisal rights under the General Corporation Law of the State of Delaware, which we refer to as the DGCL, in connection with the merger. See “The Merger — Appraisal Rights.”

Q.	What happens if a third party makes an offer to acquire UDI before the merger is completed?

A.	Prior to the adoption of the merger agreement by our stockholders, our board of directors may, subject to certain requirements and rights of BAE Systems under the merger agreement, terminate the merger agreement in order to enter into a superior acquisition agreement with a third party contemplating the acquisition of UDI if our board of directors determines in good faith after consultation with a financial advisor of nationally recognized reputation that the consideration payable to our stockholders under that superior acquisition agreement has a higher value than the consideration to be received by our stockholders in the merger and that the transaction contemplated by the superior acquisition agreement is reasonably capable of being completed. See “The Merger Agreement — Termination of the Merger Agreement.” In the event that our board of directors terminates the merger agreement in order for UDI to enter into a superior acquisition agreement with a third party, as well as in certain other circumstances, we would be obligated to pay BAE Systems a termination fee of $119,233,768. See “The Merger Agreement — Termination Fee.”

Q.	When is the merger expected to be completed?

A.	We expect the merger to occur in the second quarter of 2005 as soon as possible after all the conditions to the merger are satisfied or waived. In order to complete the merger, we must obtain stockholder approval and satisfy the other closing conditions under the merger agreement.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this proxy statement, including its annexes, please complete, sign, and date the enclosed proxy card and return it in the postage prepaid envelope provided as soon as possible.

Q.	May I vote in person?

A.	Yes. You may attend the annual meeting and vote your shares in person rather than by signing and returning your proxy card. If you wish to vote in person and your shares are held by a broker or other nominee, you need to obtain a proxy from the broker authorizing you to vote your shares held in the broker’s name.

Q.	May I vote via the Internet or telephone?

A.	Yes, if your shares are held through a broker or bank and such a service is provided by your broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. If your shares are registered in your name, you may only vote by returning a signed proxy card or voting in person at the annual meeting, and you will not be able to vote via the Internet or telephone.

Q.	What happens if I do not vote?

A.	Because the required vote of our stockholders to adopt the merger agreement is based upon the total number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure to return your proxy card or to otherwise vote will have the same effect as voting AGAINST adoption of the merger agreement. Failure to vote or voting to abstain will have no effect on approval of the other matters being considered at the annual meeting. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote FOR adoption of the merger agreement, FOR approval of any proposal to adjourn the annual meeting to solicit additional proxies in favor of adoption of the merger agreement, and FOR the election of the nine director nominees named in this proxy statement to serve on our board of directors.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.	Yes, but your broker will only be permitted to vote your shares of UDI common stock on the adoption of the merger agreement and the proposal to adjourn the annual meeting if you instruct your broker how to vote. Your broker may have authority under the rules of the NYSE to vote your shares of UDI common stock on the election of directors even if you do not instruct your broker how to vote. You should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares.

Q.	Should I send in my stock certificates now?

A.	No. After the merger is completed, you will be sent detailed instructions informing you how to send in your stock certificates in order to receive the merger consideration. You will receive the merger consideration as soon as practicable after receipt by the paying agent for the merger consideration of your stock certificates, together with the completed documents required in the instructions. Do not send any stock certificates with your proxy.

Q.	Will I owe taxes as a result of the merger?

A.	Generally, the merger will be a taxable transaction for U.S. holders of our common stock. As a result, assuming you are a U.S. holder, any gain you recognize as a result of the merger will be subject to United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive and (2) the adjusted tax basis of your shares of our common stock converted in the merger. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger to Our U.S. Stockholders” for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.	Where can I find more information about UDI?

A.	We file periodic reports and other information with the Securities and Exchange Commission, which we refer to as the SEC. You may read and copy this information at the SEC’s public reference facility. Please call the SEC at 1-800-SEC-0330 for information about this facility. This information is also available on the internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please refer to the section entitled “Where You Can Find More Information.”

Q.	Who can help answer my questions?

A.	If you have questions about the annual meeting or the merger after reading this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

SUMMARY
      This summary highlights important information in this proxy statement. Because this summary may not contain all of the information that is important to you, you should carefully read this entire proxy statement and the other documents to which this proxy statement refers you for a more complete understanding of the merger, including, in particular, the copy of the merger agreement, the opinion of J.P. Morgan Securities Inc. and the opinion of Lehman Brothers Inc. that are attached to this proxy statement as Annexes A, B, and C, respectively.
The Proposed Transaction
      The proposed transaction provides for the acquisition of UDI by BAE Systems. The proposed transaction would be accomplished through a merger of Acquisition Sub, a wholly owned subsidiary of BAE Systems, with and into UDI, with UDI surviving, which we refer to as the merger. As a result of the merger:

•	UDI will become a wholly owned subsidiary of BAE Systems,

•	our common stock will cease to be listed on the NYSE and will no longer be publicly traded, and

•	each outstanding share of our common stock (other than shares owned by UDI, BAE Systems, or Acquisition Sub, or any of their wholly owned subsidiaries) will be converted into the right to receive $75.00 in cash, without interest.
When the Merger will be Completed
      We are working to complete the merger as quickly as possible. We currently expect to complete the merger in the second quarter of 2005 as soon as possible after all the conditions to the merger are satisfied or waived.
The Companies

United Defense Industries, Inc. (page 12)
      UDI is headquartered in Arlington, Virginia. UDI designs, develops, and produces combat vehicles, artillery systems, naval guns, missile launchers, and precision munitions used by the U.S. Department of Defense and allies worldwide, and provides non-nuclear ship repair, modernization, and conversion services to the U.S. Navy and other U.S. government agencies.
      Our principal executive offices are located at 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209, and our telephone number is (703) 312-6100.

BAE Systems North America Inc. (page 13)
      BAE Systems is headquartered in Rockville, Maryland. BAE Systems is a wholly owned subsidiary of BAE Systems plc, a public limited company incorporated in England and Wales, also referred to in this proxy statement as BAE Parent. BAE Systems is a leading electronics, information systems, and technology services company, and one of the largest providers of systems and services for the U.S. Department of Defense. BAE Systems currently employs approximately 30,000 people across some 30 states, generating sales of more than $5 billion. BAE Systems designs, develops, manufactures, and supports a wide range of advanced aerospace products, electronic systems, and information technology for the U.S. government and commercial customers.
      BAE Systems’ principal executive offices are located at 1601 Research Boulevard, Rockville, Maryland 20850, and its telephone number is (301) 838-6000.

Ute Acquisition Company Inc. (page 13)
      Acquisition Sub is a Delaware corporation organized in connection with the merger and to date has engaged in no activities other than those incidental to its formation and the consummation of the merger. Acquisition Sub is a wholly owned subsidiary of BAE Systems. The mailing address of Acquisition Sub’s principal executive offices is 1601 Research Boulevard, Rockville, Maryland 20850, and its telephone number is (301) 838-6000.

Recommendation of Our Board of Directors (page 20)
      After careful consideration, our board of directors unanimously (with one director not participating):

•	determined that the terms of the merger, the merger agreement, and the other transactions contemplated by the merger agreement are fair to, and in the best interest of, our stockholders;

•	approved the merger and the merger agreement and declared the merger and the merger agreement advisable; and

•	recommended that our stockholders adopt the merger agreement.
      For a discussion of the material factors considered by our board of directors in reaching its conclusion, see “The Merger — Our Reasons for the Merger.”
Opinions of Our Financial Advisors

J.P. Morgan Securities Inc. (page 21)
      On March 6, 2005, J.P. Morgan Securities Inc., or JPMorgan, rendered its oral opinion to our board of directors, which was subsequently confirmed in writing, that, as of March 6, 2005, and based upon and subject to the assumptions made, matters considered, and limits of the review undertaken by JPMorgan, the merger consideration was fair, from a financial point of view, to the holders of our common stock.
      The full text of the written opinion of JPMorgan, dated March 6, 2005, which sets forth the assumptions made, procedures followed, matters considered, and limits of the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. You are encouraged to read the opinion carefully in its entirety. JPMorgan provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The JPMorgan opinion is not an opinion or recommendation as to how you should vote with respect to the merger agreement.

Lehman Brothers Inc. (page 22)
      On March 6, 2005, Lehman Brothers Inc., or Lehman Brothers, rendered its oral opinion to our board of directors, which was subsequently confirmed in writing, that, as of March 6, 2005, and based upon and subject to the assumptions made, matters considered, and limits of the review undertaken by Lehman Brothers, the merger consideration was fair, from a financial point of view, to the holders of our common stock.
      The full text of the written opinion of Lehman Brothers, dated March 6, 2005, which sets forth the assumptions made, procedures followed, matters considered, and limits of the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. You are encouraged to read the opinion carefully in its entirety. Lehman Brothers provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The Lehman Brothers opinion is not an opinion or recommendation as to how you should vote with respect to the merger agreement.
Matters to be Considered (page 10)
      You will be asked to adopt the merger agreement. We will also be asking you to elect nine directors to serve on our board of directors, to approve the adjournment, if necessary, of the annual meeting to solicit proxies in favor of adoption of the merger agreement, and to approve any other matters that may properly come before the annual meeting.
The Annual Meeting (page 10)

•	Date, Time, and Place (page 10)
      The annual meeting will be held on [ •  ], 2005 at [ •  ] local time at [ •  ].

•	Record Date and Voting (page 10)

      If you owned shares of our common stock at the close of business on [ •  ], 2005, the record date for the annual meeting, you are entitled to receive notice of and to vote at the annual meeting. As of the close of business on [ •  ], 2005, there were [ •  ] shares of our common stock outstanding and entitled to be voted at the annual meeting.

•	Required Vote (page 10)
      Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. Failure to vote by proxy or in person will have the same effect as a vote AGAINST adoption of the merger agreement.
      With respect to the other matters being considered at the annual meeting, the director nominees receiving the highest number of votes will be elected to our board of directors and the approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock voting in person or by proxy at the annual meeting.

•	Quorum (page 10)
      Holders of at least a majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the annual meeting must be present in person or represented by proxy at the annual meeting to constitute a quorum to conduct business at the annual meeting. In the event that a quorum is not present in person or by proxy at the annual meeting, we currently expect that we will adjourn or postpone the meeting to solicit additional proxies.

•	Voting by Proxy (page 11)
      You may authorize your shares to be voted by proxy by returning the enclosed proxy card. If you hold your shares through a broker or other nominee, you must follow the procedures provided by your broker.

•	Revocability of Proxy (page 12)
      You may revoke your proxy at any time before it is voted at the annual meeting. If you have not authorized your shares to be voted through your broker, you may revoke your proxy by:

•	sending a later-dated proxy;

•	giving written notice of revocation to the Secretary of UDI at our principal executive offices; or

•	voting in person at the annual meeting.
      Simply attending the annual meeting, without voting, will not constitute revocation of your proxy. If your shares of our common stock are held in “street name,” you must follow the instructions of your broker or other holder of record regarding revocation of proxies.
Material U.S. Federal Income Tax Consequences of the Merger to Our U.S. Stockholders (page 25)
      The receipt of the merger consideration in cash for each share of our common stock pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. For U.S. federal income tax purposes, each of our stockholders that is a U.S. holder generally will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between the merger consideration and the adjusted tax basis in the shares of our common stock owned by the stockholder. That gain or loss will be a capital gain or loss if the share is held as a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if the share has been held for more than twelve months at the time of the completion of the merger. Stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the merger.

Interests of Directors and Executive Officers in the Merger (page 27)
      When considering the recommendation by our board of directors in favor of adoption of the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours, including the following:

•	our directors and executive officers will have their unvested stock options and restricted stock accelerated and their vested and unvested stock options and restricted stock “cashed out” in connection with the merger, meaning that they will receive cash payments for each share underlying their options equal to the excess of $75.00 per share over the exercise price per share of their options and $75.00 per share of restricted stock, subject to any required withholding for taxes;

•	our executive officers may be entitled to benefits under their employment or severance agreements, which generally provide for lump sum cash payments in an amount equal to the equivalent of (i) one, two, or three times their annual salaries and their target bonuses and (ii) a pro rata target bonus for the year of termination and continued employee benefits for the period their annual salaries continue, in each case, in the event that an executive officer’s employment is terminated by us other than for cause or by the executive for good reason, and provide for an additional “gross-up” lump sum payment to cover the costs of excise taxes, if any, to which our executive officers may be subject;

•	certain indemnification and insurance arrangements for our current and former directors and officers will be continued following completion of the merger;

•	Thomas W. Rabaut, our president and chief executive officer, has been offered the position of head of BAE Systems’ global land systems business following the merger. Discussions regarding the terms on which Mr. Rabaut would take on this role are in progress and no definitive agreement has been reached by the parties; and

•	BAE Systems has indicated that it may be interested in talking with one or more members of our current board of directors about joining the board of directors of BAE Systems following completion of the merger.
Conversion of Shares; Procedures For Exchange of Certificates (page 30)
      Upon completion of the merger, each issued and outstanding share of our common stock not owned by UDI, BAE Systems, or Acquisition Sub, or any of their wholly owned subsidiaries, will be converted into the right to receive $75.00 in cash, without interest. As soon as reasonably practicable after the completion of the merger, you will receive from the paying agent for the merger consideration a letter of transmittal and instructions advising you how to surrender your stock certificates in exchange for your merger consideration. At that time, you must send to the paying agent your stock certificates with your completed letter of transmittal. You will receive your merger consideration after you deliver to the paying agent your stock certificates and other documents required by the paying agent.
Regulatory Approvals Required for the Merger (page 31)
      The Hart-Scott-Rodino Antitrust Improvements Act of 1976 provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On March 14, 2005, we and BAE Parent each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. If early termination is not granted, the waiting period will expire at 11:59 p.m. on April 13, 2005 unless a request for additional information is made.
      Section 721 of Title VII of the United States Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, which we refer to as Exon-Florio, authorizes the President of the United States to make an investigation to determine the effects on national security of mergers, acquisitions and takeovers by or with foreign persons which could result in foreign control of persons engaged in interstate commerce in the United States. The merger is subject to review under Exon-Florio because BAE Systems is a wholly owned subsidiary of a foreign corporation. On March 16, 2005, we and BAE Systems filed a joint voluntary notification with the Committee on Foreign Investment in the United States, which we refer to as CFIUS, which has been delegated authority to review transactions under Exon-Florio. Unless CFIUS takes further action, the waiting period will expire at 11:59 p.m. on April 15, 2005.
      The Swedish Competition Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Swedish Competition Authority, and the Swedish Competition Authority has decided not to oppose the merger. We and BAE Systems expect to file the required notification with the Swedish Competition Authority prior to the end of March. The Swedish Competition Authority must decide within 25 working days of the filing of the required notification whether to oppose the merger or to initiate an in-depth investigation.
      The Law on Protection of Competition of Turkey provides that transactions such as the merger may not be completed until certain information has been submitted to the Turkish Competition Authority, and the Turkish Competition Authority has cleared the merger. We and BAE Systems expect to file the required notification with the Turkish Competition Authority prior to the end of March. The Turkish Competition Authority must decide either to clear the merger or to initiate an in-depth investigation within 30 days from the date of filing of the notification.
      In addition, the merger may be subject to review by the relevant authorities in Germany, under its Act Against Restraints on Competition, and in Norway, under its Competition Act.
      UDI and BAE Parent also intend to make filings in Japan, under its Act Concerning Prohibition of Private Monopolization and Maintenance of Fair Trade and with Japan’s Ministry of Finance, and in South Korea, under its Monopoly Regulation and Fair Trade Act. The merger may be completed prior to the clearance by the relevant authorities in these jurisdictions, but the relevant authority retains jurisdiction following completion of the merger to assess the competitive impact of the merger.
      Under the merger agreement, both UDI and BAE Systems have agreed to use their reasonable best efforts, subject to certain limitations, to obtain all required governmental approvals in connection with the completion of the merger. Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act, a review under Exon-Florio, other foreign governmental filings, and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material approvals of federal, state, or foreign governmental entities required for the completion of the merger.
Merger Consideration (page 32)
      Upon completion of the merger, each share of our common stock issued and outstanding will be converted into the right to receive $75.00 in cash, without interest. As a result of the merger, you will receive a total amount equal to the product obtained by multiplying $75.00 by the number of shares of our common stock that you own upon surrender of your stock certificates. We expect the merger to close in the second quarter of 2005 as soon as possible after all the conditions to the merger are satisfied or waived; however, there can be no assurance that the merger will close at that time, or at all.
Treatment of Stock Options and Restricted Stock (page 32)
      Upon completion of the merger, all of our outstanding stock options will become fully vested, and option holders will be entitled to receive, for each option held, a cash payment (less withholding taxes and without interest) equal to the excess of $75.00 in cash, without interest, over the exercise price per share of the option, multiplied by the number of shares of our common stock subject to the option. In addition, upon completion of the merger, each share of restricted stock will become fully vested and free of restriction on transfer and the holder thereof will be entitled to receive $75.00 in cash, without interest, for each share of restricted stock held.

Stockholders Seeking Appraisal (page 28)
      Record holders of our common stock have the right under the DGCL to exercise appraisal rights and to receive payment in cash for the fair value of their shares of our common stock determined in accordance with the DGCL, if such rights are properly perfected. The fair value of shares of our common stock as determined in accordance with the DGCL may be more or less than the merger consideration to be paid to holders of our common stock who choose not to exercise their appraisal rights. To preserve their rights, record holders of our common stock who wish to exercise appraisal rights must precisely follow specific procedures set forth in the DGCL. These procedures are described in this proxy statement, and the provisions of the DGCL that grant appraisal rights and govern such procedures are attached as Annex D to this proxy statement.
Conditions to the Merger (page 37)
      As more fully described in this proxy statement and the merger agreement, the completion of the merger depends on the satisfaction or waiver of a number of conditions. If these conditions are not satisfied or waived, the merger will not be completed.
No Solicitation of Other Offers; Adverse Recommendation Change (page 39)
      We have agreed in the merger agreement that we will not, and will not authorize or permit any of our representatives to, directly or indirectly (i) solicit, initiate, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal that constitutes or is reasonably likely to lead to a takeover proposal or (ii) participate in any discussions or negotiations regarding a takeover proposal. Notwithstanding these limitations, prior to the adoption of the merger agreement by our stockholders, we may furnish information in response to and engage in discussions and negotiations with respect to an unsolicited takeover proposal that our board of directors determines in good faith after consultation with a financial advisor of nationally recognized reputation constitutes or is reasonably likely to lead to a superior proposal. See “The Merger Agreement — No Solicitation of Other Offers; Adverse Recommendation Change; Termination to Accept a Superior Proposal” for a further description of these restrictions.
Termination of the Merger Agreement (page 41)
      The merger agreement may be terminated as follows:

•	by mutual written consent of BAE Systems, Acquisition Sub, and UDI;

•	by either BAE Systems or UDI:

•	if the merger has not been consummated by December 6, 2005, except that a party who has willfully and materially breached the merger agreement cannot terminate on this basis;

•	if a governmental entity permanently enjoins the consummation of the merger and such action has become final and nonappealable;

•	if our stockholders do not adopt the merger agreement; or

•	if the shareholders of BAE Parent do not approve the merger.

•	by BAE Systems:

•	if we have breached the merger agreement and such breach would cause the condition to the merger relating to our representations and warranties or our covenants and agreements not to be satisfied, and such breach cannot be or has not been cured within 30 days of notice; or

•	our board of directors changes in any manner adverse to BAE Systems or withdraws its recommendation that our stockholders adopt the merger agreement, approves or recommends a takeover proposal from a third party, or determines that the merger agreement or the merger is no longer advisable or recommends that our stockholders reject the merger agreement, the merger, or the related transactions.

•	by UDI:

•	if either BAE Systems or Acquisition Sub has breached the merger agreement and such breach would cause the condition to the merger relating to their representations and warranties or their covenants and agreements not to be satisfied, and such breach cannot be or has not been cured within 30 days of notice;

•	if we enter into a definitive agreement for a superior proposal and pay the termination fee to BAE Systems and Acquisition Sub; or

•	if the board of directors of BAE Parent does not recommend the approval of the merger by the shareholders of BAE Parent in the circular sent to shareholders of BAE Parent or the board of directors of BAE Parent changes in a manner adverse to us or withdraws its recommendation of the merger to the shareholders of BAE Parent or recommends that the shareholders of BAE Parent reject the merger.
Termination Fee (page 42)
      Upon termination of the merger agreement by our board of directors in order for UDI to enter into a superior acquisition agreement, we are obligated under the merger agreement to pay BAE Systems a termination fee of $119,233,768. We are also obligated to pay this termination fee to BAE Systems in certain other circumstances following termination of the merger agreement. See “The Merger Agreement — Termination Fee” for additional detail.
THE ANNUAL MEETING OF OUR STOCKHOLDERS
Date, Time, Place, and Purpose of Annual meeting
      The annual meeting will be held on [ •  ], 2005 at [ •  ] local time at [ •  ].
      At the annual meeting we will ask you to consider and vote on the proposal to adopt the merger agreement. Our board of directors has declared that the merger and the merger agreement are advisable and fair to, and in the best interests of, UDI and our stockholders, has approved the merger, the merger agreement, and the related transactions, and has directed that the merger be submitted for consideration at the annual meeting. Our board of directors recommends that our stockholders vote FOR adoption of the merger agreement.
      We will also be asking you to elect nine directors to serve on our board of directors, to approve the adjournment, if necessary, of the annual meeting to solicit proxies in favor of adoption of the merger agreement, and to vote on any other matters that may properly come before the annual meeting. Our board of directors recommends that you vote FOR the director nominees and FOR the adjournment proposal. The proposals for the election of nine directors to serve on our board of directors and to approve the adjournment, if necessary, will not affect the vote on the proposal to adopt the merger agreement.
Stock Entitled to Vote; Record Date
      The holders of record of shares of our common stock as of the close of business on [ •  ], 2005, which is the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, there were [ •  ] shares of our common stock outstanding, held by approximately [ •  ] stockholders of record.
Vote Required; Quorum
      The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting. Each holder of a share of our common stock is entitled to one vote per share. Because the vote is based on the number of shares of our common stock outstanding and entitled to vote rather than on the number of votes cast, failure to return your completed proxy card or to vote in person will have the same effect as a vote AGAINST adoption of the merger agreement.
      With respect to the other matters being considered at the annual meeting, the director nominees receiving the highest number of votes will be elected to our board of directors and the approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock voting in person or by proxy at the annual meeting.
      Holders of at least a majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the annual meeting must be present in person or represented by proxy at the annual meeting to constitute a quorum to conduct business at the annual meeting. In the event that a quorum is not present in person or by proxy at the annual meeting, we currently expect that we will adjourn or postpone the meeting to solicit additional proxies.
Abstentions and Broker Non-Votes
      Shares of our common stock held by brokers for customers who have not provided voting instructions on a matter as to which the broker lacks discretion to vote the customer’s shares are referred to generally as “broker non-votes.” Under the rules of the NYSE, brokers do not have discretion to vote your shares for or against the merger or the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement. A properly executed proxy marked “ABSTAIN” and broker non-votes will be treated as shares of stock that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists and will have the same effect as votes AGAINST adoption of the merger agreement.
      Brokers who hold shares of our common stock in street name for customers who are the beneficial owners of such shares have discretion to vote these shares on routine matters. Brokers will have discretionary authority to vote shares held in street name on the proposals to elect nine directors to serve on our board of directors.
Share Ownership of Directors and Executive Officers
      As of [ •  ], 2005, the directors and executive officers of UDI owned approximately [ •  ]% of the outstanding shares of our common stock. To our knowledge, these directors and executive officers intend to vote in favor of adoption of the merger agreement.
Voting by Proxy
      This proxy statement is being sent to you on behalf of our board of directors for the purpose of requesting that you allow your shares of our common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of our common stock represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the holder. If a written proxy card is signed by a stockholder and returned without instructions, the shares of our common stock represented by the proxy card will be voted FOR adoption of the merger agreement, FOR approval of any proposal to adjourn the annual meeting to solicit additional proxies in favor of adoption of the merger agreement, and FOR the election of the nine director nominees named in this proxy statement to serve on our board of directors. Our board of directors recommends a vote FOR adoption of the merger agreement.
      Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).
      Stockholders who hold their shares of our common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the annual meeting.

Revocability of Proxies
      You can revoke your proxy at any time before it is voted at the annual meeting. If you have not authorized your shares to be voted through your broker, you may revoke your proxy by:

•	submitting another properly completed proxy bearing a later date;

•	giving written notice of revocation to UDI, addressed to the Secretary (United Defense Industries, Inc., 1525 Wilson Blvd., Suite 700, Arlington, Virginia 22209); or

•	attending the annual meeting and voting by in person.
      Simply attending the annual meeting, without voting, will not constitute a revocation of a proxy. If your shares of our common stock are held in the name of a bank, broker, trustee, or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy.
Solicitation of Proxies
      In addition to solicitation by mail, we may use our directors, officers, and employees to solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians, and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay all costs and expenses relating to filing, printing, and mailing this proxy statement and relating to the solicitation of proxies.
      We have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the annual meeting and will pay MacKenzie Partners, Inc. a fee of not more than $10,000, plus reimbursement of out-of-pocket expenses. The address of MacKenzie Partners, Inc. is 105 Madison Avenue, New York, New York 10016. MacKenzie Partners, Inc.’s telephone number is (800) 322-2885 (toll-free) or (212) 929-5500 (collect).
Other Business
      We do not expect that any matters other than the proposals to (i) adopt the merger agreement, (ii) elect nine directors to serve on our board of directors, and (iii) adjourn the annual meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement will be brought before the annual meeting. If, however, any other matter properly comes before the annual meeting, or in the event of any adjournment or postponement of the annual meeting, the proxy holders will vote thereon in accordance with their discretion.
Adjournments and Postponements
      Although it is not expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by announcement made at the annual meeting, by approval of the holders of at least a majority of the shares of our common stock present in person or represented by proxy at the annual meeting, whether or not a quorum exists. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies in favor of adopting the merger agreement will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.
THE COMPANIES
United Defense Industries, Inc.
      UDI was incorporated in 1997 to acquire United Defense, L.P., a global leader in the design, development, and production of combat vehicles, artillery systems, naval guns, and missile launchers used by the U.S. Department of Defense and allied militaries throughout the world. In 2000, we acquired Bofors Defence, or Bofors, based in Sweden, a leading producer of artillery systems, air defense and naval guns, and precision munitions. In 2002, we acquired United States Marine Repair, Inc., or USMR, the leading provider of ship repair, maintenance, and modernization services to the U.S. Navy, other U.S. defense related agencies, and commercial customers. With the acquisition of USMR, we are now organized into two separate product and service lines: Defense Systems and Ship Repair and Maintenance. Our Defense Systems program portfolio consists of a mix of weapons system development, production, upgrade, and life cycle support programs. Our Ship Repair and Maintenance business segment consists of ship repair, maintenance, and modernization service programs.
      Our Defense Systems segment’s primary military programs include upgrades of the Bradley Fighting Vehicle, or BFV, and its derivatives, naval ordnance production and development programs, and development of several ground vehicle types within the Army’s Future Combat Systems, or FCS, program, including the Non-Line-of-Sight Cannon. Since 1981, the BFV has served as the leading domestically produced vehicle able to fulfill the dual role of troop transport and armored fighting vehicle. We have maintained our prime contractor position on the BFV program since production began, and have added a number of technology-based upgrades and derivative vehicles that continue to extend the program’s life cycle. In addition to managing the BFV vehicle programs, we serve as the prime contractor for a number of military programs, several of which have spanned decades, including the M88 tank recovery vehicle since 1960, the M113 armored personnel carrier since 1960, and the U.S. Navy’s Mk45 naval gun system since 1968.
      The Ship Repair and Maintenance segment’s primary military contracts relate to long-term maintenance programs on U.S. surface ships, including guided missile destroyers, cruisers, mine countermeasures ships, cargo, and amphibious ships.
      Our principal executive offices are located at 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209, and our telephone number is (703) 312-6100.
BAE Systems North America Inc.
      BAE Systems is headquartered in Rockville, Maryland. BAE Systems is a wholly owned subsidiary of BAE Parent. BAE Systems is a leading electronics, information systems, and technology services company, and one of the largest providers of systems and services for the U.S. Department of Defense. BAE Systems currently employs approximately 30,000 people across some 30 states, generating sales of more than $5 billion. BAE Systems designs, develops, manufactures, and supports a wide range of advanced aerospace products, electronic systems, and information technology for the U.S. government and commercial customers.
      BAE Systems’ principal executive offices are located at 1601 Research Boulevard, Rockville, Maryland 20850, and its telephone number is (301) 838-6000.
Ute Acquisition Company Inc.
      Acquisition Sub is a Delaware corporation organized in connection with the merger and to date has engaged in no activities other than those incidental to its formation and the consummation of the merger. Acquisition Sub is a wholly owned subsidiary of BAE Systems. The mailing address of Acquisition Sub’s principal executive offices is 1601 Research Boulevard, Rockville, Maryland 20850, and its telephone number is (301) 838-6000.
THE MERGER
Background of the Merger
      Over the course of the past three years, our board of directors and senior management, including Thomas W. Rabaut, our president and chief executive officer, Francis Raborn, our vice president and chief financial officer, and David V. Kolovat, our vice president, secretary, and general counsel, have periodically reviewed and assessed our business strategy, the various trends and conditions impacting our business and various strategic alternatives available to our company, including strategic corporate acquisitions of third parties.
      On January 19, 2005, Mr. Rabaut received a telephone call from a representative of a financial advisor acting on behalf of a potential acquiror in the defense industry, which we refer to as Company A. During this call, this representative informed Mr. Rabaut that Company A desired to engage in discussions with us about a potential acquisition of our company. On January 20, 2005, we received a telephone call from Mr. Mark Ronald, president and chief executive officer of BAE Systems, who indicated that he wished to discuss the possibility of an acquisition of our company by BAE Systems.

      Messrs. Rabaut and Raborn informed William E. Conway, Jr., chairman of our board of directors, about these unsolicited inquiries and, thereafter, approached JPMorgan and Lehman Brothers in order to seek advice on strategic alternatives, including with regard to potential strategies for soliciting proposals, pricing and valuation if our board of directors decided to pursue a sale of our company. Messrs. Rabaut, Raborn, and Kolovat and other members of our senior management also consulted with our legal counsel, Gibson, Dunn & Crutcher LLP, or Gibson Dunn, regarding legal and structural issues relating to our strategic alternatives, including a potential sale of our company. On January 21, 2005, Messrs. Rabaut, Raborn, and Kolovat met with representatives of JPMorgan, Lehman Brothers, and Gibson Dunn to discuss our alternatives in response to the inquiries from BAE Systems and Company A. Based on these discussions, the participants determined that, while no decision had yet been made as to whether our company would be offered for sale, Mr. Rabaut should contact Mr. Ronald and senior management from Company A to discuss each company’s respective interest in a possible acquisition of our company.
      On January 21, 2005, Messrs. Rabaut and Raborn met with Mr. Ronald and Walter Havenstein, executive vice president of BAE Systems, to discuss further BAE Systems’ interest in a possible acquisition of our company. Messrs. Ronald and Havenstein described BAE Systems’ strategic interest in a possible acquisition of our company. Mr. Rabaut stated that our company was not for sale but indicated that he would communicate BAE Systems’ interest to our board of directors. During this meeting, Mr. Ronald provided a draft confidentiality and non-disclosure agreement to Messrs. Rabaut and Raborn. Following this meeting, Mr. Rabaut telephoned Mr. Ronald to request that BAE Systems submit a letter summarizing its interest in a possible acquisition of our company, including a proposed acquisition price, and indicated that he would communicate BAE Systems’ interest to our board of directors.
      At a meeting of our board of directors on January 24, 2005, Mr. Rabaut provided a report, summarizing the communications with BAE Systems and Company A. At this meeting, our board of directors authorized our senior management to continue exploratory discussions with BAE Systems and Company A to determine if it would become appropriate to commence a process for the sale of our company. Also at this meeting, our senior management reported to our board of directors that we engaged JPMorgan and Lehman Brothers as financial advisors and Gibson Dunn as legal advisors in connection with considering a possible sale of our company.
      On January 26, 2005, BAE Parent sent a letter to Mr. Rabaut, setting forth a non-binding indication of interest for a possible acquisition of our company at a price of $56 in cash per share. On January 27, 2005, we announced net income for 2004 of $3.15 per fully diluted share, an increase of 18% over net income for 2003. We also announced that our board of directors had authorized the repurchase of an additional $100 million in stock under our existing stock buyback program, and had for the first time following our initial public offering authorized a quarterly dividend payment of $0.125.
      On February 1, 2005, Messrs. Conway, Rabaut, Raborn, and Kolovat participated in a teleconference with representatives of JPMorgan, Lehman Brothers, and Gibson Dunn to review this letter and possible responses. Following these discussions, Mr. Rabaut called Mr. Ronald on February 1, 2005 and stated again that our company was not for sale but indicated that we would be willing to explore the indication of interest further.
      While preliminary discussions with BAE Systems described above were continuing, we also engaged in discussions with Company A regarding a possible acquisition of our company. On January 27, 2005, Messrs. Rabaut and Raborn met with two senior executives from Company A. During this meeting, the Company A executives described Company A’s strategic interest in a possible acquisition of our company and their desire to enter into more substantive discussions. These executives also indicated that Company A would be willing to structure the proposed acquisition as an all-cash transaction. Mr. Rabaut indicated that our company was not for sale, but again asked Company A to summarize its proposal for the acquisition of our company in writing. Mr. Rabaut again stated that he would communicate a proposal submitted by Company A to our board of directors. On February 2, 2005, Company A delivered a letter to us, expressing its interest in a possible acquisition of our company at a price range of $56-$60 in cash per share.

      JPMorgan and Lehman Brothers sent drafts of their respective engagement letters to us on February 2, 2005, and we subsequently engaged JPMorgan and Lehman Brothers to act as financial advisors in connection with a possible acquisition of our company.
      At a meeting of our board of directors on February 4, 2005, representatives of JPMorgan and Lehman Brothers made a presentation regarding prospective interested parties, the valuation of our company, pricing parameters and strategic issues to consider in pursuing a potential sale of our company. At this meeting, our board of directors also considered the indication of interest letters submitted by BAE Systems and Company A. Also, at this meeting, Gibson Dunn reviewed the fiduciary duties and other legal responsibilities of directors in the context of a potential acquisition of our company. After discussions with our senior management and financial and legal advisors, our board of directors determined that while our company was not for sale and no public auction process should be initiated at that time, the possibility of a sale of our company should be explored and, depending on the level of interest received from third parties, our board of directors would then decide whether to pursue a sale of our company. To facilitate the process outlined above, our board of directors decided that we should provide more information to interested parties in the form of management presentations and financial projections. In addition, our board of directors and senior management believed that an acquisition of our company, with its portfolio of land systems, naval business capabilities and precision munitions, represented an important strategic opportunity for BAE Systems, Company A as well as two additional leading publicly traded companies in the defense industry. Based on this belief, our board of directors decided that the two additional companies, which we refer to as Company C and Company D, should be contacted to discuss their possible interest in an acquisition of our company.
      On February 4, 2005, Mr. Rabaut contacted representatives of Company C and Company D to assess their interest in a potential acquisition of our company. On February 8, 2005, Messrs. Rabaut and Raborn met with two senior executives from Company D to discuss its interest in a potential acquisition of our company. On February 9, 2005, Messrs. Rabaut and Raborn met with Richard L. Olver, chairman of BAE Parent, and Mr. Ronald to discuss, among other things, BAE Systems’ interest in a potential acquisition of our company.
      On February 10, 2005, Company C sent a letter to Mr. Rabaut, indicating its interest in acquiring our company at a price per share in the range of $58-$62 in cash per share. Despite expressing some initial interest in a possible acquisition of our company, Company D did not submit a written indication of interest to us or our advisors.
      Between February 8, 2005 and February 17, 2005, we negotiated and executed confidentiality, non-disclosure and standstill agreements with each of BAE Systems, Company A and Company C. Between February 11, 2005 and February 22, 2005, our senior management made substantially similar management presentations to the senior management and financial advisors of each of BAE Systems, Company A and Company C, during which, among other things, financial data, including financial projections, and operational data were discussed. Separately, in anticipation of a potential acquisition of our company, Gibson Dunn began preparation of a draft merger agreement on February 8, 2005.
      As a follow-up to the management presentation provided to representatives of BAE Systems on February 11, 2005, there were several conversations between the general counsel and the chief financial officer of BAE Systems and Messrs. Raborn and Kolovat regarding various legal, regulatory and financial matters relating to our company, and in response to questions, we provided certain additional information to BAE Systems. On February 14, 2005, President Bush sent a supplemental budget request for fiscal year 2005 to Congress, which was in accord with prior administration budget decisions that had been reported in the weeks leading up to February 14 and which included requests for significant increases in spending on several of our major programs. On February 25, 2005, our financial advisors provided a draft of our Annual Report on Form 10-K for the year ended December 31, 2004 to BAE Systems, Company A and Company C and their respective financial advisors.
      Our board of directors convened a meeting on February 17, 2005, at which Mr. Raborn made a presentation regarding our financial projections and discussions with the four potentially interested companies. Although our board of directors had not determined to sell our company, it indicated it would be willing to review proposals from interested parties. Our board of directors also discussed the possibility of contacting additional parties in the defense industry. While our board of directors determined it was in the best interests of our stockholders to continue discussions with BAE Systems, Company A and Company C, it also decided that Company E, another leading publicly traded company in the defense industry, should be contacted to assess its interest in a possible acquisition of our company. Our board of directors directed our senior management and financial advisors to solicit proposals from each of BAE Systems, Company A and Company C by February 28, 2005 to be considered as soon as practicable following receipt of the revised proposals.
      Also on February 17, 2005, Mr. Raborn met with a senior executive from Company C to discuss its interest in a potential acquisition of our company. Mr. Rabaut also met with the chief executive officer of Company C on February 22, 2005 to discuss further its interest in a potential transaction. On February 18, 2005, our financial advisors contacted representatives of Company E to assess its interest in a possible acquisition of our company, which Company E decided not to pursue.
      On February 23, 2005, JPMorgan and Lehman Brothers sent a letter to representatives of BAE Systems, Company A and Company C requesting that, based on publicly available information and the information presented at the management presentations and in our financial projections, written proposals, including price, for an acquisition of our company be submitted by February 28, 2005. This letter indicated that our board of directors would consider these proposals as soon as practicable after February 28, 2005 to decide whether to continue discussions regarding a potential acquisition of our company. This letter also requested information from each of the interested parties regarding financing, regulatory and other approvals, and anticipated timing for closing of an acquisition of our company.
      On February 28, 2005, we received written proposals from BAE Systems, Company A and Company C. BAE Systems proposed to acquire our company for $67 per share in cash. On its own initiative, BAE Systems included a draft merger agreement with its proposal, which contemplated a one-step merger transaction. BAE Systems’ proposal also indicated that it would be willing to move quickly to negotiate and execute a definitive merger agreement for an acquisition of our company and indicated that it would not require any further due diligence from us prior to execution of a definitive merger agreement. Company A proposed to acquire our company at a price of $62 in cash per share, and Company C proposed to acquire our company at a price of $64 in cash per share. These proposals from Company A and Company C each indicated that further due diligence would be required prior to execution of a definitive merger agreement.
      On March 1, 2005, representatives of BAE Systems met with our representatives at Gibson Dunn’s offices in Washington, D.C. to discuss regulatory and shareholder approvals required in connection with a possible acquisition of our company by BAE Systems. Representatives of our company and BAE Systems as well as representatives of Gibson Dunn and Cravath, Swaine & Moore LLP, who we refer to as Cravath, legal counsel to BAE Systems, also engaged in a brief discussion at the end of this meeting regarding the structure and timing of a potential acquisition of our company by BAE Systems and the terms of the draft merger agreement provided by BAE Systems. Beginning on February 28, 2005, our senior management and Gibson Dunn commenced their review of and comment on the draft merger agreement provided by BAE Systems as part of its proposal.
      On March 2, 2005, our board of directors held a meeting, during which the members of our board of directors, along with our senior management and financial and legal advisors, reviewed the proposals submitted on February 28, 2005. At this meeting, representatives of our financial advisors made a detailed financial presentation regarding a possible acquisition of our company, including a valuation analysis of our company. Our board of directors discussed the prices, timing considerations, financing issues and other elements of each proposal as well as the appropriate strategy for responding to the February 28 proposals. Following these discussions, our board of directors discussed that while it had not determined to sell our company, it determined that representatives of our financial advisors should contact BAE Systems, Company A and Company C, and inform each of them that our board of directors would be willing to continue discussions regarding an acquisition of our company, provided they would be willing to increase their proposed price per share to $70 in cash and to negotiate and execute a definitive merger agreement within a few days following the March 2 meeting.
      During the morning of March 3, 2005, representatives of our financial advisors contacted representatives of the financial advisors of BAE Systems, Company A and Company C in accordance with the instructions of our board of directors. In response, that same day, Company A and Company C each requested a draft merger agreement. Later on March 3, 2005, Gibson Dunn circulated a draft merger agreement to both Company A and Company C, which draft merger agreement contemplated a two-step acquisition (i.e., a cash tender offer followed by a cash merger).
      On March 3, 2005, representatives of BAE Systems’ financial advisors contacted representatives of JPMorgan and Lehman Brothers to inform them that BAE Systems was willing to increase its proposed price to $70 per share in cash, subject to several conditions, including that the parties move promptly to execute the definitive merger agreement. Later on March 3, 2005, Gibson Dunn provided to BAE Systems and Cravath a mark-up reflecting our comments on the draft merger agreement.
      At a meeting of our board of directors on March 4, 2005, Messrs. Rabaut and Raborn provided an update regarding the status of discussions with each of the interested parties and briefly reviewed the merits of the proposals received.
      Beginning in the early afternoon of March 4, 2005, Messrs. Raborn and Kolovat, along with representatives of Gibson Dunn, met with representatives of BAE Systems and Cravath at Gibson Dunn’s offices in Washington, D.C. to negotiate the draft merger agreement. These discussions and negotiations focused principally on conditions to closing, operating covenants, the amount of the proposed termination fee and the circumstances under which it would be payable and the scope of our representations and warranties.
      In the evening of March 4, 2005, JPMorgan and Lehman Brothers communicated to our senior management that Company A had increased its offer to acquire us to $70 per share in cash. As part of this revised proposal, Company A indicated that it would be willing to move quickly to execute a definitive merger agreement within the time-frame contemplated by our board of directors. Company A also requested an opportunity to perform limited additional due diligence, which it completed the next day. Later in the evening of March 4, 2005, counsel for Company A provided to us and to Gibson Dunn a mark-up of the draft merger agreement Gibson Dunn had distributed on March 3, 2005. Neither we nor our financial advisors received a response from Company C to our request for a revised proposal.
      Based on Company A’s revised proposal and the advice of JPMorgan and Lehman Brothers, on March 5, 2005, representatives of our company requested best and final offers from BAE Systems and Company A by noon on March 6, 2005. In the evening of March 5, Gibson Dunn distributed a final bid procedures letter to the financial advisers for BAE Systems and Company A, which set forth the process for submitting best and final offers. A meeting of our board of directors was scheduled to take place on March 6, 2005 as promptly as practicable after receiving the best and final offers.
      On March 5, 2005, Cravath circulated a revised draft of the merger agreement based on the prior day’s discussions. Negotiations on the merger agreement between Messrs. Raborn and Kolovat and representatives of Gibson Dunn, on the one hand, and representatives of BAE Systems and Cravath, on the other hand, continued at the offices of Gibson Dunn in Washington, D.C. Negotiations focused principally on the amount of the termination fee and the circumstances under which it would be payable as well as operating covenants and the scope of our representations and warranties. By the evening of March 5, we had substantially completed negotiations with BAE Systems regarding its proposed merger agreement.
      On March 5, 2005, Messrs. Raborn and Kolovat, along with Gibson Dunn, participated in a series of teleconferences with representatives of Company A and its legal advisors, during which the parties reviewed and negotiated the draft merger agreement that had been presented to Company A and Company A’s comments thereto. These discussions and negotiations focused principally on the structure of the proposed transaction, conditions to closing, operating covenants, the amount of the proposed termination fee and the circumstances under which it would be payable and the scope of our representations and warranties. Messrs. Raborn and Kolovat, along with Gibson Dunn and our financial advisors, also participated in a separate call with Company A and its legal advisors and proposed financing providers regarding the contemplated financing that Company A intended to arrange to fund its proposed acquisition of our company. Following these discussions and negotiations, Gibson Dunn circulated a revised draft merger agreement to Company A early in the morning of March 6, 2005.
      BAE Systems and Company A each submitted final proposals to JPMorgan and Lehman Brothers around noon on March 6, 2005. Company A submitted a proposal that included a price per share in cash that was greater than the price per share that it offered on March 4, 2005 but less than the price per share offered by BAE Systems.
      BAE Systems submitted a proposal for the acquisition of our company at a price of $75 per share in cash. BAE Systems’ proposal was not subject to any financing condition, and BAE Systems indicated in its proposal that it had access to all cash resources necessary to complete its proposed acquisition of our company. BAE Systems’ proposal also indicated that it would be prepared immediately following the meeting of our board of directors to execute the form of merger agreement that had been negotiated the prior day.
      Our board of directors convened a meeting at 1:00 p.m. on March 6, 2005 to consider the final proposals made by BAE Systems and Company A. During this meeting, the members of our board of directors, with the assistance of our senior management and representatives of our financial and legal advisors, reviewed and discussed the contents of the letters submitted by BAE Systems and Company A earlier that day. Gibson Dunn reported on the status and terms of the proposed merger agreements, including the terms relating to closing conditions and the amount of the proposed termination fee and the circumstances under which it would be payable. After consideration of the merits of the final proposals, our board of directors determined that BAE Systems’ proposal was clearly superior to Company A’s proposal in price and other respects.
      Our board of directors then requested that its financial and legal advisors provide additional information regarding the merger agreement with BAE Systems and the fairness, from a financial point of view, of the merger consideration to be received by our stockholders pursuant to the merger agreement with BAE Systems. Gibson Dunn provided our board of directors with additional detail regarding the terms of the proposed merger agreement with BAE Systems, including: the scope of our representations and warranties; operating covenants; provisions regarding treatment of our employees and employee benefits; the conditions to closing; termination rights of the parties; the amount of the termination fee and the circumstances under which it would be payable; and the terms of the guarantee by BAE Parent of BAE Systems’ and Acquisition Sub’s obligation to pay the merger consideration in accordance with the terms of the merger agreement.
      Representatives of JPMorgan and Lehman Brothers then delivered their oral opinions, which were subsequently confirmed in writing, that, as of March 6, 2005, and based upon and subject to the factors and assumptions set forth in their opinions, the merger consideration to be received by our stockholders pursuant to the merger agreement with BAE Systems was fair, from a financial point of view, to such holders. The full text of the written opinion of JPMorgan, dated March 6, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex B to this proxy statement. The full text of the written opinion of Lehman Brothers, dated March 6, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex C to this proxy statement.
      After further deliberation and discussion, our board of directors: determined that the terms of the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, our stockholders; declared the merger and the merger agreement advisable; approved the merger agreement and the transactions contemplated by the merger agreement; and recommended that our stockholders adopt the merger agreement. The vote was unanimous, except for one director, who did not participate in the meeting.
      Later on March 6, we, BAE Systems, and Acquisition Sub executed the definitive merger agreement. On March 7, 2005, we and BAE Systems announced the execution of the merger agreement.
Our Reasons for the Merger
      Our board of directors unanimously (with one director not participating):

•	approved the merger agreement, the merger, and the related transactions;

•	determined that the terms of the merger, the merger agreement, and the related transactions are fair to and in the best interests of our stockholders;

•	declared the merger agreement and the merger advisable; and

•	recommended that our stockholders adopt the merger agreement.
      In reaching its determination, our board of directors consulted with our management, as well as our legal and financial advisors, and considered the following material factors:

•	Other strategic alternatives available to us, including pursuing growth through strategic corporate acquisitions and continuing to operate as an independent public company. Although our board of directors believed that our prospects remained strong as an independent company, a sale of UDI as a whole at the price offered by BAE Systems was more likely to maximize stockholder value than remaining an independent company and other structural alternatives. Moreover, our board of directors considered that there were risks and uncertainties associated with remaining an independent public company.

•	The merger consideration of $75.00 per share to be received by our stockholders represents a substantial premium to the historic trading prices of our common stock. The merger consideration represents a 28.7% premium over the closing price of our common stock on March 4, 2005 (the last trading day preceding the announcement of the merger agreement), a 43.3% premium over the average closing price of our common stock over the 30 calendar days preceding March 4, 2005, a 67.7% premium over the average closing price of our common stock over the 180 calendar days preceding March 4, 2005, and a 91.1% premium over the average closing price of our common stock over the one year period preceding March 4, 2005.

•	The merger consideration consists solely of cash, which provides certainty of value to our stockholders.

•	The general terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of the consummation of the merger, the proposed transaction structure, the termination provisions of the merger agreement, and our board of directors’ evaluation of the likely time period necessary to close the merger.

•	BAE Systems’ obligation to consummate the merger is not subject to any financing contingencies.

•	Our board of directors’ view of BAE Systems’ ability to fund the merger consideration either directly or with the support of its ultimate parent company, BAE Parent.

•	Our board of directors’ and management’s view that it is unlikely that any other party would propose to enter into a transaction more favorable to our stockholders.

•	Prior to adoption of the merger agreement by our stockholders, the merger agreement permits us, under certain conditions and subject to certain requirements and rights of BAE Systems, to provide information to, and negotiate with, any third party that makes an unsolicited acquisition proposal if our board of directors determines in good faith that the acquisition proposal is reasonably likely to result in a superior proposal

•	Prior to adoption of the merger agreement by our stockholders, the merger agreement can be terminated by us if our board of directors receives a superior proposal, subject to certain requirements and rights of BAE Systems and payment of a termination fee.

•	The likelihood that the merger would be approved by the requisite regulatory authorities.

•	The presentation of JPMorgan on March 6, 2005 and its opinion that, as of March 6, 2005, and based upon and subject to the factors and assumptions set forth in its opinion, the $75.00 in cash per share of UDI common stock to be received by our stockholders pursuant to the merger agreement was fair, from a financial point of view, to our stockholders. The full text of the written opinion of JPMorgan, dated March 6, 2005, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement.

•	The presentation of Lehman Brothers on March 6, 2005 and its opinion that, as of March 6, 2005, and based upon and subject to the factors and assumptions set forth in its opinion, the $75.00 in cash per share of UDI common stock to be received by our stockholders pursuant to the merger agreement was fair, from a financial point of view, to our stockholders. The full text of the written opinion of Lehman Brothers, dated March 6, 2005, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement.

      In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	The merger agreement precludes us from actively soliciting alternative proposals, although, prior to adoption of the merger agreement by our stockholders, our board of directors is permitted to provide information to, and negotiate with, any third party that makes an unsolicited acquisition proposal if the board determines in good faith that the acquisition proposal is reasonably likely to result in a superior proposal.

•	We are obligated to pay BAE Systems a termination fee of $119,233,768 if the merger agreement is terminated under certain circumstances. It is possible that these provisions could discourage a competing proposal to acquire us or reduce the price in an alternative transaction.

•	The merger consideration consists solely of cash and will therefore generally be taxable to our U.S. stockholders for U.S. federal income tax purposes. In addition, because our stockholders are receiving cash for their stock, they will not participate after the closing in future dividends, our future growth, or the benefits of synergies resulting from the merger.

•	The merger is subject to, among other things, the approval of the shareholders of BAE Parent.

•	Certain of our directors and executive officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders. See “— Interests of Directors and Executive Officers in the Merger.”

•	We may incur significant risks and costs if the merger does not close, including the diversion of management and employee attention during the period after the signing of the merger agreement, potential employee attrition, and the potential effect on our business and customer relations. In that regard, under the merger agreement, we must conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to completion of the merger or termination of the merger agreement, which may delay or prevent us from undertaking business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent public company.
      The foregoing discussion of the information and factors considered by our board of directors, while not exhaustive, includes the material factors considered by our board. In view of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights or values to any of these factors, and individual directors may have given different weight to different factors. It should be noted that this explanation of our board of directors’ reasoning and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Note Regarding Forward-Looking Statements.”
Recommendation of Our Board of Directors
      Our board of directors evaluated the factors described above, including asking questions of our management and legal and financial advisors. After careful consideration, our board of directors (with one director not participating) unanimously determined that the merger is advisable and fair to, and in the best interests of, our stockholders, approved the merger agreement, and recommended that our stockholders vote FOR adoption of the merger agreement.

Opinion of Our Financial Advisors — JPMorgan and Lehman Brothers
      On January 19, 2005, we contacted JPMorgan and Lehman Brothers to request that each act as our financial advisor in connection with the potential acquisition of our company. At the meeting of our board of directors on March 6, 2005, each of JPMorgan and Lehman Brothers rendered its oral opinion to our board of directors, which was subsequently confirmed in writing, that, as of such date, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by JPMorgan and Lehman Brothers, the consideration to be paid to holders of our common stock in the proposed merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by our board of directors upon either JPMorgan or Lehman Brothers with respect to the investigations made or procedures followed by either of them in rendering their respective opinions.
      We have included as Annexes B and C the full text of the separate, written opinions of each of JPMorgan and Lehman Brothers dated as of March 6, 2005. We are incorporating each such opinion into this proxy statement by reference. Each opinion sets forth the assumptions made, matters considered, and limits on the review undertaken by each financial advisor in rendering its opinion. Our stockholders may refer to Annexes B and C in order to read each opinion in its entirety. JPMorgan’s and Lehman Brothers’ written opinions are addressed to our board of directors, are directed only to the consideration to be paid in the merger, and do not constitute a recommendation to any of our stockholders as to how such stockholder should vote at the annual meeting. The summary of each of the opinions of JPMorgan and Lehman Brothers set forth in this proxy statement is qualified in its entirety by reference to the full text of each such opinion.

Opinion of JPMorgan
      In arriving at its opinion, JPMorgan, among other things:

•	reviewed a draft dated March 5, 2005 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning UDI and the industries in which we operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

•	compared our financial and operating performance with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of our common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by our management relating to our business; and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.
      JPMorgan also held discussions with certain members of our management and the management of BAE Systems with respect to certain aspects of the merger, and our past and current business operations, our financial condition and future prospects and operations, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.
      JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or that we furnished to or discussed with JPMorgan and BAE Systems or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate our solvency or the solvency of BAE Systems under any state, federal, or international laws relating to bankruptcy, insolvency, or similar matters. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by our management as to our expected future results of operations and financial condition to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the merger agreement, as executed, would not differ in any material respect from the draft thereof provided to JPMorgan. JPMorgan relied as to all legal matters relevant to the rendering of its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory, or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on us or on the contemplated benefits of the merger.
      The projections for UDI furnished to JPMorgan were prepared by our management. We do not publicly disclose internal management projections of the type provided to JPMorgan in connection with JPMorgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding prospective financial information. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.
      JPMorgan’s opinion is based on economic, market, and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. Subsequent developments may affect JPMorgan’s opinion, and JPMorgan does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock in the proposed merger, and JPMorgan has expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of our securities, our creditors, or other of our constituencies, or our underlying decision to engage in the merger. JPMorgan expressed no opinion as to the price at which our common stock will trade at any future time.

Opinion of Lehman Brothers
      In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the merger agreement and the specific terms of the merger, including the necessary regulatory approvals;

•	publicly available information concerning us that Lehman Brothers believed to be relevant to its analysis, including, our earnings announcement for the fiscal year 2004 that was filed on Form 8-K on January 27, 2005, our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

•	financial and operating information with respect to our business, operations, and prospects furnished to Lehman Brothers by us, including a draft of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	a trading history of our common stock from its commencement of trading on the NYSE on December 14, 2001 to March 4, 2005 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of our historical financial results and present financial condition with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the financial terms of the merger with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant;

•	independent research analysts’ estimates of our future financial performance published by The Institutional Brokers Estimate System, or I/B/E/S; and

•	the results of our efforts and the efforts of Lehman Brothers and JPMorgan to solicit indications of interest from third parties with respect to a sale of UDI.
      In addition, Lehman Brothers had discussions with our management concerning our business, operations, assets, financial condition, and prospects. Lehman Brothers also undertook such other studies, analyses, and investigations as it deemed appropriate.

      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to our financial projections, upon our advice, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to our future financial performance and that we will perform substantially in accordance with such projections. Lehman Brothers also assumed that our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC would not differ in any material respect from the draft thereof furnished to it. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of our properties and facilities and did not make or obtain any evaluations or appraisals of our assets or liabilities. Lehman Brothers’ opinion was necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of its opinion.
      The projections for UDI furnished to Lehman Brothers were prepared by our management. We do not publicly disclose internal management projections of the type provided to Lehman Brothers in connection with Lehman Brothers’ analysis of the merger, and such projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding prospective financial information. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

Summary of the Financial Analyses Performed by Our Financial Advisors
      In accordance with customary investment banking practice, JPMorgan and Lehman Brothers employed generally accepted valuation methods in reaching their respective opinions. The following is a summary of the material financial analyses utilized by JPMorgan and Lehman Brothers in connection with providing their opinions. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinions.

Public Trading Multiples
      JPMorgan and Lehman Brothers compared selected financial data of UDI with similar publicly available data for selected publicly traded companies engaged in businesses which JPMorgan and Lehman Brothers judged to be analogous to our business. The following companies were selected by JPMorgan and Lehman Brothers:

•	Boeing

•	Lockheed Martin

•	Northrop Grumman

•	General Dynamics

•	Raytheon

•	L-3 Communications

•	Alliant Techsystems

•	DRS Technologies

•	Armor Holdings

•	EDO Corp.
      For each comparable company, JPMorgan and Lehman Brothers calculated multiples of enterprise value over earnings before interest, taxes, depreciation, and amortization, referred to as EBITDA, and multiples of share price over earnings per fully diluted share, referred to as EPS, based upon estimates of EBITDA and EPS for each of the calendar years ended December 31, 2005 and 2006. JPMorgan and Lehman Brothers applied a range of multiples derived from this analysis to our projected EBITDA and EPS, as applicable, for each of the calendar years ended December 31, 2005 and 2006, yielding implied stand-alone public market trading values for our common stock of approximately $45.00 to $63.00 per fully diluted share. These implied stand-alone public market trading values did not include any value an acquiror may derive from consolidated ownership such as synergies, cost savings, and enhanced revenue opportunities, including sales outside the United States.

Selected Transaction Analysis
      Using publicly available information, JPMorgan and Lehman Brothers examined selected acquisitions and acquisition proposals of companies in the defense industry. Specifically, JPMorgan and Lehman Brothers reviewed the following transactions:

•	Northrop Grumman’s acquisition of Newport News

•	L-3 Communications’ acquisition of Aircraft Integration Systems

•	Our acquisition of United States Marine Repair

•	General Dynamics’ acquisition of Advanced Technical Products

•	Northrop Grumman’s acquisition of TRW

•	General Dynamics’ acquisition of General Motors Defense

•	DRS’ acquisition of Integrated Defense

•	General Dynamics’ acquisition of Alvis (acquisition proposed, but not consummated)

•	BAE Parent’s acquisition of Alvis
      For each selected transaction, JPMorgan and Lehman Brothers calculated multiples of transaction value to EBITDA for the twelve months prior to the date of announcement. JPMorgan and Lehman Brothers applied a range of multiples derived from this analysis to our EBITDA for the twelve months ending December 31, 2004, and arrived at an estimated range of equity values of between $49.50 and $63.00 per fully diluted share of our common stock.

Discounted Cash Flow Analysis
      JPMorgan and Lehman Brothers conducted a discounted cash flow analysis for the purpose of determining the equity value per fully diluted share for our common stock. JPMorgan and Lehman Brothers calculated the unlevered free cash flows that we are expected to generate during fiscal years 2005 through 2009 based upon financial projections prepared by our management for fiscal years 2005 through 2007, extrapolated financial information developed by JPMorgan and Lehman Brothers in collaboration with, and approved by, our management for fiscal years 2008 and 2009, and financial and other information from our public filings. JPMorgan and Lehman Brothers also calculated a range of terminal asset values of UDI at the end of the 5-year period ending December 31, 2009 by applying a perpetual growth rate ranging from 1.00% to 2.50% of our unlevered free cash flow during the final year of the 5-year period.
      The unlevered free cash flows and the range of terminal asset values were then discounted to present values using discount rates ranging from 8.50% to 9.00%, which range was based upon an analysis of our weighted average cost of capital. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for our cash and cash equivalents and total debt, yielding a range of equity values of between $52.00 and $67.25 per fully diluted share of our common stock. At the midpoint of the discount rate range, the equity value range was between $53.50 and $64.50 per fully diluted share of our common stock. These equity values per fully diluted share of our common stock did not include the value an aquiror may derive from synergies, cost savings, and enhanced revenue opportunities, such as additional sales outside the United States.

General
      The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan and Lehman Brothers. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Furthermore, in arriving at their opinions, JPMorgan and Lehman Brothers did not attribute any particular weight to any analysis or factor they considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. JPMorgan and Lehman Brothers believe that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of their analyses, could create an incomplete view of the processes underlying their analyses and opinions. JPMorgan and Lehman Brothers based their analyses on assumptions that they deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan and Lehman Brothers based their analyses are set forth above under the description of each such analysis. JPMorgan’s and Lehman Brothers’ analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan’s and Lehman Brothers’ analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.
      As a part of their respective investment banking businesses, JPMorgan and its affiliates and Lehman Brothers and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. JPMorgan and Lehman Brothers were each selected to advise us with respect to the merger on the basis of such experience and its familiarity with the defense industry and UDI in particular.
      JPMorgan, Lehman Brothers, and their respective affiliates, in the ordinary course of their business have, from time to time, provided, and in the future may continue to provide, commercial and investment banking services to us, BAE Systems, and their respective affiliates, in each case for customary compensation. In the ordinary course of their businesses, JPMorgan, Lehman Brothers, and their respective affiliates may actively trade the debt and equity securities of UDI or BAE Systems for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.
      For services rendered in connection with the merger, we have agreed to pay each of JPMorgan and Lehman Brothers an engagement fee of $250,000, which was payable upon execution of the engagement letter, an opinion fee of $1.5 million, which was payable upon delivery of its respective fairness opinion, and a transaction fee of approximately $9.5 million, which is payable upon the consummation of the merger. In addition, we have agreed to reimburse each of JPMorgan and Lehman Brothers for its reasonable expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify each of JPMorgan and Lehman Brothers against certain liabilities arising out of its engagement, including liabilities arising under federal securities laws.
Financing Condition
      The merger is not conditioned on BAE Systems’ ability to obtain financing.
Material U.S. Federal Income Tax Consequences of the Merger to Our U.S. Stockholders
      The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash consideration of $75.00 per share in the merger. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations and administrative and judicial interpretations thereof all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion addresses only persons that hold shares of our common stock as a capital asset (generally, property held for investment) and does not address all aspects of U.S. federal income taxation that may be relevant in light of a particular U.S. holder’s special tax status or situation. In particular, this discussion does not address the tax consequences to non-U.S. holders, dealers in securities, banks or other financial institutions, insurance companies, tax-exempt organizations, partnerships or other pass-through entities, investors that hold shares of our common stock as part of a hedge, straddle or conversion transaction and stockholders who acquired shares of our common stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

      For purposes of this discussion, a “U.S. holder” is any individual, corporation, estate or trust that is a holder of our common stock and that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (a) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (b) which has a valid election in place to be treated as a U.S. person.
      If our common stock is held by a partnership or other pass-through entity, the U.S. federal income tax treatment of a partner or owner of such partnership or other pass-through entity generally will depend upon the status of the partner or owner and the activities of the partnership or pass-through entity. Accordingly, we urge partnerships and other pass-through entities that are holders of our common stock, and partners or owners in such partnerships or pass-through entities, to consult their own tax advisors regarding the consequences to them of the merger.
      You should consult your tax advisor in determining the tax consequences of the merger, including the application of U.S. federal income tax considerations, as well as the application of state, local, foreign and other tax laws.
      The receipt of cash for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of our common stock converted into the right to receive cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted into the right to receive cash in the merger. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares is more than 12 months at the time of the completion of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.
      Backup withholding will apply to all cash payments to which a U.S. holder is entitled pursuant to the merger agreement, unless such U.S. holder provides a taxpayer identification number (Social Security number, in the case of individuals, or employer identification number, in the case of other stockholders), certifies under penalty of perjury that such number is correct, and otherwise complies with the backup withholding tax rules. Each of our U.S. holders should complete and sign the Substitute Form W-9 which will be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Stockholders who are not U.S. holders should consult their tax advisors regarding the applicability of the backup withholding rules to their situation, including the proper documentation, if any, needed to avoid backup withholding.
      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.
      U.S. holders considering the exercise of their appraisal rights should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the exercise of such rights arising under the laws of any other taxing jurisdiction.
      The discussion set forth above is included for general information purposes only and may not be applicable to you depending on your particular situation. You should consult the your tax advisors regarding the tax consequences of the merger including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Interests of Directors and Executive Officers in the Merger
      In considering the recommendation of our board of directors with respect to the merger agreement, holders of shares of our common stock should be aware that our executive officers and directors have interests in the merger and arrangements that are different from, or in addition to, those of our stockholders generally. These interests and arrangements may create potential conflicts of interest. Our board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that our stockholders vote FOR adoption of the merger agreement.

Stock Options and Restricted Stock
      The merger agreement provides that at the completion of the merger each option, whether vested or unvested, to purchase shares of our common stock, including those options that our executive officers and directors hold, will be canceled in exchange for a cash payment, without interest, to the option holder equal to the excess of $75.00 over the exercise price of the stock option for each share of our common stock subject to the option. BAE Systems has agreed to make the payments described in the foregoing sentence within 15 days of completion of the merger.
      In addition, the merger agreement provides that at the completion of the merger all outstanding shares of restricted stock, including those held by our executive officers and directors, will vest immediately prior to the completion of the merger and will be treated in the same manner in the merger as other outstanding shares of our common stock.

Employment Agreements and Severance Agreements

Employment Agreements with Messrs. Rabaut, Raborn, Krekich, Kolovat, and Wagner
      We maintain employment agreements with each of the following executive officers providing for annual base salaries in the listed amounts: Thomas W. Rabaut, $600,000; Francis Raborn, $340,000; Alexander J. Krekich, $288,750; David V. Kolovat, $238,117; and Dennis A. Wagner III, $215,313. Each of these employment agreements automatically renews annually for successive one-year periods unless either party delivers notice within specified periods. Each of these executive officers is also entitled to participate in an annual management incentive plan established by the compensation committee of our board of directors, to receive bonuses under our management incentive plan, and to participate in our employee benefit plans.
      Under Messrs. Rabaut’s, Raborn’s, Krekich’s, Kolovat’s, and Wagner’s employment agreements, if the applicable executive’s employment is terminated by us without cause or by the executive for good reason, each as defined in the agreements, the executive is entitled to receive base salary for three years, in the case of Messrs. Rabaut and Raborn, and two years in the case of Messrs. Krekich, Kolovat, and Wagner, in each case, a severance period, along with their target bonuses for the severance period, a pro rata target bonus for the year of termination, continued employee benefits for the severance period, and an additional “gross-up” lump sum payment to cover the costs of excise taxes, if any, to which these officers may be subject.

Severance Agreements with Messrs. Doty and Howe
      UDI maintains severance agreements with each of Messrs. Elmer I. Doty and Keith B. Howe. Pursuant to the terms of these agreements, Messrs. Doty and Howe are entitled to a stated termination payment if, during a two year period of time after we enter into an agreement to effect a corporate transaction, such as the merger, the executive’s employment is terminated either by us without cause, or by the executive for good reason, each as defined in the agreements. This termination payment is the greater of either the amount of payment that the executive would otherwise be entitled to under our general severance policy or an amount equal to the sum of the executive’s annual base salary plus the amount of his annual bonus and a prorated bonus to which he is entitled under our management incentive plan.

Indemnification of Officers and Directors
      BAE Systems has agreed that it will, to the fullest extent permitted by law, honor or cause the surviving corporation in the merger to honor all our obligations to indemnify (including any obligations to advance funds for expenses) our current or former directors or officers for acts or omissions by such directors and officers occurring prior to completion of the merger to the extent that such obligations exist on the date of the merger agreement, and these obligations will survive the merger and continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors and officers arising out of such acts or omissions. In the event that the surviving corporation in the merger or BAE Systems consolidates with or merges into another person and is not the surviving entity, or transfers all or substantially all of its assets to another person, the surviving corporation or BAE Systems has agreed to make proper provision so that the successors and assigns of the surviving corporation or BAE Systems will assume the obligations described above.
      In the merger agreement, BAE Systems has further agreed that, for a period of six years after the merger, BAE Systems will cause the surviving corporation in the merger to maintain in effect directors’ and officers’ liability insurance with at least the same coverage and containing amounts and terms and conditions no less advantageous in the aggregate to those officers and directors than the coverage and terms and conditions of the policies maintained by us with respect to matters arising at or before completion of the merger; however, BAE Systems is not obligated to pay annual premiums in excess of $3,181,908, which is 300% of the annual premium for this insurance paid by us prior to the date of the merger agreement. In the event that BAE Systems is unable to maintain such insurance for the maximum premium indicated in the preceding sentence, BAE Systems has agreed to obtain the most advantageous directors’ and officers’ insurance policy obtainable for an annual premium equal to the maximum premium.

Post-Merger Opportunities
      Mr. Rabaut has been offered the position of head of BAE Systems’ global land systems business following the merger. Discussions regarding the terms on which Mr. Rabaut would take on this role are in progress and no definitive agreement has been reached by the parties.
      BAE Systems has indicated that it may be interested in talking with one or more members of our current board of directors about joining the board of directors of BAE Systems following completion of the merger.
Appraisal Rights
      Under the DGCL, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to seek appraisal of your UDI common stock and to receive the “fair value” of those shares in cash as determined by the Delaware Court of Chancery, or the Chancery Court, in lieu of the merger consideration. Holders of our common stock electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL, or Section 262, in order to perfect their rights.
      The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which appears in Annex D of this proxy statement. Failure to follow precisely any of the statutory requirements set forth in Annex D may result in termination or waiver of appraisal rights.
      Section 262 requires that holders of record of our common stock be notified that appraisal rights will be available not less than 20 days before the annual meeting to vote on the merger agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D since failure to timely and properly comply precisely with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.
      If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to us a written demand for appraisal of your shares before the vote on the merger agreement is taken. A demand for appraisal must reasonably inform us of the identity of the holder of record of our common stock and that such holder intends thereby to demand appraisal of his or her shares of our common stock. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against approval and adoption of the merger agreement and the merger. Voting against or failing to vote for approval and adoption of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•	You must not vote in favor of adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of our common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of our common stock.
      All demands for appraisal should be addressed to United Defense Industries, Inc. at 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209, Attention: Secretary, before the vote on the merger agreement is taken at the annual meeting, and should be executed by, or on behalf of, the record holder of the shares of our common stock for which appraisal is sought.
      To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such record stockholder, fully and correctly, as such holder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold of record may not directly demand appraisal. The beneficial holder must, in such cases, have the record holder submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a record stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.
      If you hold your shares of our common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
      Within 10 days after the completion of the merger, the surviving corporation must give written notice that the merger has become effective to each record stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the completion of the merger, any record stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the merger consideration for his or her shares of our common stock. Within 120 days after the completion of the merger, either the surviving corporation or any record stockholder who has complied with the requirements of Section 262 may file a petition in the Chancery Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition in the event there are record stockholders seeking appraisal. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.
      If a petition for appraisal is duly filed by a record stockholder and a copy of the petition is served on the surviving corporation, the surviving corporation will then be obligated, within 20 days after such service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all record stockholders who have demanded appraisal of their shares. After notice to record stockholders who have demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those record stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the record stockholders who have demanded appraisal of their shares to submit their stock certificates to the

Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.
      After determination of the record stockholders entitled to appraisal of their shares of our common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued, if any, as the Chancery Court so determines, to the record stockholders entitled to receive the same, upon surrender by such holders of the stock certificates with respect to those shares.
      In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the merger consideration that you are entitled to receive under the terms of the merger agreement.
      Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a record stockholder, the Chancery Court may order all or a portion of the expenses incurred by any record stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after completion of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment to holders of record as of a date prior to the completion of the merger; however, if no petition for appraisal is filed within 120 days after the completion of the merger, or if a record stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after completion of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration for shares of his or her shares of our common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after completion of the merger may only be made with the written approval of the surviving corporation. No appraisal proceeding in the Chancery Court will be dismissed as to any record stockholder without the approval of the Chancery Court, and such approval may be subject to such conditions as the Chancery Court deems just.
Form of the Merger
      Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the time the merger becomes effective, Acquisition Sub will merge with and into UDI. UDI will survive the merger as a wholly owned subsidiary of BAE Systems.
Conversion of Shares; Procedures for Exchange of Certificates
      The conversion of our common stock into the right to receive the merger consideration in cash, without interest, will occur automatically at the time the merger becomes effective. As soon as reasonably practicable thereafter, the paying agent for the merger consideration will send a letter of transmittal to each holder of record of a certificate or certificates of our common stock. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock. Stockholders should not return stock certificates before receiving the letter of transmittal.
      In the event of a transfer of ownership of our common stock that is not registered in the records of our transfer agent, the cash consideration for such shares of our common stock may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

•	the certificate is properly endorsed or otherwise is in proper form for transfer; and

•	the person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes to BAE Systems’ satisfaction that the tax has been paid or is not applicable.

      The cash paid upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.
Regulatory Approvals Required for the Merger
      The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules provide that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. On March 14, 2005, we and BAE Systems each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. If early termination is not granted, the waiting period will expire at 11:59 p.m. on April 13, 2005 unless a request for additional information is made.
      Under Exon-Florio, the President of the United States is authorized to prohibit or suspend acquisitions, mergers or takeovers by foreign persons of persons engaged in interstate commerce in the United States if the President determines, after investigation, that such foreign persons in exercising control of such acquired persons might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate authority to protect national security. Pursuant to Exon-Florio, notice of an acquisition by a foreign person is to be made to CFIUS. CFIUS is comprised of representatives from 12 government entities, including the Departments of the Treasury, State, Commerce, Defense, Homeland Security and Justice, the Office of Management and Budget, the United States Trade Representative’s Office and the Council of Economic Advisors. CFIUS has been selected by the President to administer Exon-Florio. Notice of the acquisition may be submitted to CFIUS either voluntarily by the parties to such proposed acquisition, merger or takeover or by any member of CFIUS. On March 16, 2005, we and BAE Systems filed a joint voluntary notification with CFIUS. Unless CFIUS takes further action, the waiting period will expire at 11:59 p.m. on April 15, 2005.
      The Swedish Competition Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Swedish Competition Authority, and the Swedish Competition Authority has decided not to oppose the merger. We and BAE Systems expect to file the required notification with the Swedish Competition Authority prior to the end of March. The Swedish Competition Authority must decide within 25 working days of the filing of the required notification whether to oppose the merger or to initiate an in-depth investigation.
      The Law on Protection of Competition of Turkey provides that transactions such as the merger may not be completed until certain information has been submitted to the Turkish Competition Authority, and the Turkish Competition Authority has cleared the merger. We and BAE Systems expect to file the required notification with the Turkish Competition Authority prior to the end of March. The Turkish Competition Authority must decide either to clear the merger or to initiate an in-depth investigation within 30 days from the date of filing of the notification.
      In addition, the merger may be subject to review by the relevant authorities in Germany, under its Act Against Restraints on Competition, and in Norway, under its Competition Act.
      UDI and BAE Parent also intend to make filings in Japan, under its Act Concerning Prohibition of Private Monopolization and Maintenance of Fair Trade and with Japan’s Ministry of Finance, and in South Korea, under its Monopoly Regulation and Fair Trade Act. The merger may be completed prior to the clearance by the relevant authorities in these jurisdictions, but the relevant authority retains jurisdiction following completion of the merger to assess the competitive impact of the merger.
      Under the merger agreement, both UDI and BAE Systems have agreed to use their reasonable best efforts to obtain all required governmental approvals and avoid any action or proceeding by a governmental entity in connection with the execution of the merger agreement and completion of the merger. Notwithstanding the above, neither BAE Systems nor any of its affiliates, including Acquisition Sub, shall be required to agree to (i) any prohibition, limitation, or restriction on, or requirement related to, the ownership or operation by us, BAE Systems, or any of our or its affiliates of any material portion of the business or assets of us or BAE Systems or any of our or its affiliates, (ii) any requirement compelling us, BAE Systems, or any of our or its affiliates to dispose of or hold separate any material portion of the business or assets of us, BAE Systems, or any of our or its affiliates, as a result of the merger or the related transactions, (iii) any limitations on the ability of BAE Systems to acquire, hold, and exercise full rights of ownership over any of the shares of the capital stock of the surviving corporation, or (iv) any prohibition on the ability of BAE Systems or any of its affiliates to effectively control in any material respect the business or operations of the surviving corporation.
      Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act, a review under Exon-Florio, other foreign governmental filings, and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material approvals of federal, state, or foreign governmental entities required for the completion of the merger.
THE MERGER AGREEMENT
      This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to the proxy statement and is incorporated into the proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.
Structure and Effective Time of the Merger
      Subject to the terms and conditions of the merger agreement, Acquisition Sub, a wholly owned subsidiary of BAE Systems, will merge with and into UDI, with UDI continuing as the surviving corporation. As a result of the merger, we will cease to be a publicly traded company and will become a wholly owned subsidiary of BAE Systems. The merger will be effective at the time a certificate of merger is duly filed with the office of the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger filed with the Secretary of State).
Merger Consideration
      Upon completion of the merger, each issued and outstanding share of our common stock not owned by UDI, BAE Systems, or Acquisition Sub, or any of their respective wholly owned subsidiaries, will be converted into the right to receive $75.00 in cash, without interest. BAE Parent executed and delivered to us, concurrent with the execution and delivery of the merger agreement, a letter containing specified undertakings, including without limitation, its irrevocable and unconditional guarantee to us of BAE Systems’ and Acquisition Sub’s obligation to pay the merger consideration in accordance with the merger agreement.
Directors and Officers
      Upon completion of the merger, the directors of Acquisition Sub will be the directors of the surviving corporation until they resign, are removed, or their respective successors are duly qualified and elected. Our officers immediately prior to the merger will be the officers of the surviving corporation until they resign, are removed, or their respective successors are duly qualified and elected. The bylaws of Acquisition Sub will govern the filling of any vacancies in the board of directors and the appointment of new officers.
Treatment of Stock Options and Restricted Stock
      Upon completion of the merger, each unexercised option (whether vested or unvested) will be cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (a) the excess, if any, of $75.00 over the exercise price per share and (b) the number of shares of our common stock that the holder could have purchased pursuant to such options, less any applicable withholding tax.
      Upon completion of the merger, each share of our restricted stock outstanding will become fully vested and free of restrictions on transfer, and the holder thereof will be entitled to receive the merger consideration.

Stockholders Seeking Appraisal
      The merger agreement provides that those stockholders who are entitled to demand and properly demand appraisal will not have the right to receive the merger consideration, but will receive payment in cash for the fair value of their shares of common stock as determined in accordance with Delaware law. If a holder fails to perfect, waives, withdraws or loses his or her right to appraisal of the common stock after completion of the merger, his or her shares will be treated as if they had been converted into and are exchangeable for the right to receive the merger consideration without interest and the stockholder’s right to appraisal will be extinguished.
      We must give BAE Systems prompt notice of demands for appraisal and we may not make a payment with respect to a demand for appraisal or settle any such demands without BAE Systems’ prior written consent.
Payment for the Shares
      BAE Systems will designate a paying agent reasonably satisfactory to us to make payment of the merger consideration as contemplated by the merger agreement. Upon completion of the merger, BAE Systems will provide or cause to be provided to the paying agent the funds appropriate to pay the merger consideration to the stockholders on a timely basis.
      As soon as reasonably practicable after the completion of the merger, the paying agent will send to holders of record of our common stock a letter of transmittal and instructions on how to surrender your certificates in exchange for the merger consideration. The paying agent will promptly pay the merger consideration to holders of record of our common stock after they have: (1) surrendered their certificate(s) to the paying agent and (2) provided to the paying agent a properly completed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of cash payments. The amount of any merger consideration paid to holders of record of our common stock will be reduced by any applicable withholding taxes. You should not forward your stock certificates to the paying agent without a letter of transmittal.
      If the paying agent is to pay some or all of the merger consideration to a person other than the holder of record of shares of our common stock, that holder must have its certificate(s) properly endorsed or otherwise in proper form for transfer and must pay any transfer or other taxes payable by reason of the transfer or establish to BAE Systems’ satisfaction that the taxes have been paid or are not required to be paid.
      The letter of transmittal instructions will contain instructions with respect to lost, stolen or destroyed certificate(s). You will have to provide an affidavit of that fact and, if required by BAE Systems, post a bond in an amount that BAE Systems may reasonably direct as indemnity against any claim that may be made against it in respect of the certificate.
Representations and Warranties
      The merger agreement contains representations and warranties made by us to BAE Systems and Acquisition Sub. The representations and warranties are not intended to provide you with factual information about our company. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures. The representations and warranties include representations and warranties relating to:

•	our and our subsidiaries’ organization, standing and power, and other corporate matters;

•	our and our subsidiaries’ capitalization;

•	the authorization, execution, delivery, and enforceability of the merger agreement;

•	the absence of conflicts or violations under our organizational documents, contracts, instruments or law, and required consents and approvals;

•	the filing of all reports, schedules, forms, statements, and other documents required to be filed with the SEC and the accuracy of the information in those documents;

•	the absence of undisclosed liabilities;

•	the maintenance of internal accounting controls and disclosure controls and procedures;

•	the accuracy and completeness of the information supplied for this proxy statement and the circular distributed to shareholders of BAE Parent;

•	the conduct of our business since December 31, 2004 and the absence of certain changes related thereto;

•	tax matters;

•	employee benefit plans and labor relations and compliance with applicable laws relating thereto;

•	the absence of proceedings, audits, inquiries and investigations against us;

•	our compliance with applicable laws;

•	our compliance with environmental matters;

•	our material contracts;

•	our customers and suppliers;

•	our title to properties;

•	our intellectual property;

•	the brokers’ and finders’ fees and other expenses payable by us with respect to the merger; and

•	our receipt of fairness opinions.
      The merger agreement also contains representations and warranties made by BAE Systems and Acquisition Sub to us, including representations and warranties relating to:

•	organization, standing and power, and other corporate matters;

•	Acquisition Sub’s limited business conduct and its capitalization;

•	authorization, execution, delivery, and enforceability of the merger agreement, subject to the approval of holders of not less than a majority of ordinary shares of BAE Parent present in person or by proxy who are entitled to vote at a meeting of the shareholders of BAE Parent;

•	the absence of conflicts or violations under charter documents, contracts, instruments, or law, and required consents and approvals, subject to the approval of holders of ordinary shares of BAE Parent;

•	the accuracy and completeness of information supplied for this proxy statement and the circular distributed to shareholders of BAE Parent;

•	the brokers’ and finders’ fees payable by BAE Systems with respect to the merger;

•	BAE Systems’ and Acquisition Sub’s ownership of our common stock; and

•	BAE Systems’ financial capability to pay the aggregate merger consideration.
Conduct of Business Pending the Merger
      From the date of the merger agreement through the time the merger becomes effective or, if earlier, the termination of the merger agreement, we have agreed (and have agreed to cause our subsidiaries), except as expressly permitted or expressly contemplated by the merger agreement or except as BAE Systems shall otherwise expressly consent, to conduct our business in the usual, regular, and ordinary course in all material respects consistent with past practice and to use our reasonable efforts to preserve intact in all material respects our business organization, keep available the services of our current key officers and employees and keep our relationships with those having business relationships with us.
      In addition, during the same period, we have agreed that, subject to certain exceptions, without the prior written consent of BAE Systems, we will not, and will not permit our subsidiaries to:

•	declare, set aside, or pay any dividend or other distribution in respect of any of our capital stock other than dividends and distributions by one of our direct or indirect wholly owned subsidiaries to its parent and quarterly cash dividends payable to our stockholders in an amount not to exceed $0.125 per share of our common stock;

•	effect any reorganization or recapitalization or split, combine, or reclassify any of our capital stock;

•	purchase, redeem or otherwise acquire any shares of our capital stock or other voting securities or equity interests of us or our subsidiaries or any awards, warrants, calls, options or similar rights of value;

•	issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of capital stock or other ownership interests of any class (other than the issuance of common stock upon the exercise of outstanding options as of the date of the merger agreement and in accordance with their terms), securities convertible or exchangeable into capital stock or other ownership interests, or any awards, warrants, calls, options, or other similar rights of value;

•	amend our certificate of incorporation or bylaws or other comparable organizational documents;

•	acquire or agree to acquire (by merger, consolidation or purchase of stock or assets) any business or any corporation, partnership or other business organization or division, or acquire any assets, in each case, that are material, individually or in the aggregate, to us and our subsidiaries taken as a whole, other than the possible acquisition disclosed to BAE Systems prior to the date of the merger agreement;

•	take the following employee-benefits related actions:

•	adopt, enter into, amend or terminate any collective bargaining agreement (except for the entry into of collective bargaining agreements negotiated in the ordinary course of business consistent with past practice), benefit plan, other agreement or policy involving us or our subsidiaries and present or former directors, officers or, except in the ordinary course of business consistent with past practice, any employees or consultants;

•	except in the ordinary course of business consistent with past practice, increase the compensation, bonus, or fringe or other benefits payable or to become payable to, or pay any bonus to, any of our present or former directors, officers, employees, or consultants;

•	grant or pay any change of control, severance or termination compensation to, or increase such compensation of, any present or former director, officer, employee, or consultant, other than in accordance with our severance policy in effect at the time of the merger agreement;

•	take any action to fund or secure payment, or to accelerate the vesting or payment, of compensation or benefits under any benefit plan, except withdrawals by individual participants in our non-qualified deferred compensation plans; or

•	materially change any actuarial or other assumption used to calculate funding for pension plans or change the manner in which contributions to any pension plans are made or the basis on which contributions are determined;

•	except as may be required as a result of a change under U.S. generally accepted accounting principles, or GAAP, make any change in our accounting methods, principles or practices materially affecting our reported consolidated assets, liabilities or results of operations;

•	sell, lease, license, or otherwise dispose of, or subject to any lien, any material assets, including intellectual property rights, except in the ordinary course of business and consistent with past practice;

•	repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any debt obligations of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, enter into any agreement to maintain any financial statement condition of another person, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, in an amount not to exceed $25,000,000, or make any loans, advances, or capital contributions to, or investments in, any other person, except to us or in our subsidiaries in an amount not to exceed $5,000,000 in the aggregate;

•	make or agree to make any new capital expenditure or expenditures, other than an allowable contract expense under government contracts, that, individually, are in excess of $3,000,000 or, in the aggregate, are in excess of $20,000,000;

•	pay, discharge, settle, or satisfy any claims, liabilities or obligations (other than in the ordinary course of business consistent with past practice or as required by their terms), liabilities reflected or reserved against in the most recent consolidated financial statements or incurred since the date of such financial statements or cancel any material indebtedness or waive any claims or rights of substantial value;

•	agree in writing to modify in any manner or consent to any matter with respect to which consent is required under any material confidentiality or standstill agreement;

•	enter into a contract or make a bid for a contract that if accepted would lead to a contract that if entered into would result in a gross profit loss to us or any of our subsidiaries, be a fixed price development contract, or be a contract that restricts our ability to conduct our business in any geographic territory, or amend, revise, or renew any such contract;

•	enter into any contract under which the consummation of the merger is reasonably likely to conflict with or result in a violation or breach of, or default under, or give rise to a right of, or result in, termination, cancellation, or acceleration of any obligation or to a loss of a material benefit under, or result in a lien upon any of the properties or assets of us or our subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such contract;

•	revalue any assets that are material to us and our subsidiaries, taken as a whole, except as required by GAAP; or

•	make or change any material tax election or settle or compromise any material tax liability without BAE Systems’ prior written consent or enter into any transaction that would result in a material recognition of income or gain other than transactions expressly required by the merger agreement or effected in the ordinary course of business consistent with past practice.
Efforts to Complete the Merger
      Subject to the terms and conditions set forth in the merger agreement, we, BAE Systems and Acquisition Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary to complete, in the most expeditious manner practicable, the merger and any transactions contemplated by the merger agreement, including (i) obtaining all applicable actions or nonactions, waivers, consents and approvals from governmental entities and making all applicable registrations and filings and taking all reasonable steps to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) obtaining necessary consents, approvals or waivers from third parties, and (iii) executing any additional documents necessary to complete the transactions contemplated by the merger agreement.
      Notwithstanding the above, neither BAE Systems nor any of its affiliates, including Acquisition Sub, will be required to agree to (i) any prohibition or limitation on the ownership or operation of us, BAE Systems or any of our or its affiliates of any material portion of the business or assets of us, BAE Systems or any of our or its affiliates, (ii) any requirements to dispose of or hold separate any material portion of our or BAE Systems’ business or assets, (iii) any limitations on the ability of BAE Systems to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the surviving corporation, or (iv) any prohibition on the ability of BAE Systems or any of its affiliates to effectively control in any material respect the business or operations of the surviving corporation.
      The parties have agreed that the surviving corporation will, simultaneously with the completion of the merger, satisfy all outstanding obligations under our credit agreement.

Conditions to the Merger
      The consummation of the merger is subject to certain customary closing conditions, as described further below.

Conditions to Each Party’s Obligations
      Each party’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	The merger agreement shall have been adopted by our stockholders;

•	The merger shall have been approved by the shareholders of BAE Parent;

•	Any waiting period (and any extensions thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been terminated, any applicable approvals, clearances, or consents, pursuant to foreign competition, antitrust or similar laws shall have been obtained, no governmental entity shall have taken any action to revoke the license under the Swedish Act on War Equipment granted to Bofors and, any and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity necessary for the consummation of the merger or the related transactions shall have been obtained or filed or shall have occurred (other than those not reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operations of us and our subsidiaries, taken as a whole, or BAE Systems and its subsidiaries, taken as a whole);

•	the period of time for any applicable review process by the CFIUS under Exon-Florio shall have expired, and the President of the United States shall not have taken action to prevent the consummation of the merger or the related transactions; and

•	no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or law prohibiting the consummation of the merger or the related transactions shall be in effect.

Conditions to BAE Systems’ and Acquisition Sub’s Obligations.
      The obligations of BAE Systems and Acquisition Sub to effect the merger are further subject to the following conditions:

•	Our representations and warranties in the merger agreement, without regard to any qualifiers relating to materiality or material adverse effect, as defined below, shall be true and correct as of the closing date of the merger as though made on the closing date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, without regard to any qualifiers relating to materiality or material adverse effect, as of such earlier date), except where the failure of such representations and warranties to be true and correct is not reasonably likely, individually or in the aggregate, to have a material adverse effect;

•	Our representations and warranties in the merger agreement relating to: our capital structure; our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC as compared to the draft provided to BAE Systems; the absence of any threatened or existing governmental audit, inquiry or investigation involving us or our subsidiaries; compliance with all legal requirements under the Foreign Corrupt Practices Act and under certain anti-bribery laws; and portions of our representations and warranties relating to our and our subsidiaries’ material government contracts that are qualified as to materiality or material adverse effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of the merger agreement and as of the closing date of the merger as though made on the closing date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or material adverse effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

•	We shall have performed in all material respects all obligations required to be performed by us under the merger agreement at, or prior to, the closing date of the merger;

•	BAE Systems shall have received a certificate signed on our behalf by our chief executive officer and chief financial officer to the effect of the preceding three bullets;

•	There shall not be pending or threatened in writing any suit, proceeding, or other action that has a reasonable likelihood of success by any governmental entity located in the United States, challenging the acquisition by BAE Systems or Acquisition Sub of any of our issued and outstanding common stock, seeking to prohibit, limit or impose restrictions on or requirements relating to the ownership or operation by us, BAE Systems, or any of our or its affiliates of any material portion of the business or assets of us, BAE Systems or any of our or its affiliates or to compel us, BAE Systems or any of our or its affiliates to dispose of or hold separate any material portion of the business or assets of us, BAE Systems or any of our or its affiliates, as a result of the merger or any other related transaction, seeking to impose limitations on the ability of BAE Systems to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the surviving corporation, or seeking to prohibit BAE Systems or any of its affiliates from effectively controlling in any material respect the business or operations of the surviving corporation; and

•	Since December 31, 2004, there shall not have been any material adverse change relating to us.
      With regard to us, a “material adverse effect” is a material adverse effect on (i) the business, assets, financial condition or results of operations of us and our subsidiaries, taken as a whole, or (ii) the ability of us to consummate the merger and the related transactions.
      A “material adverse change” is any event, change, effect, or development that, individually or in the aggregate, is reasonably likely to have a material adverse effect, other than events, changes, effects, or developments arising out of, or caused by, (i) general economic conditions, (ii) conditions generally affecting the industries in which we operate, (iii) the financial markets in general, (iv) the entering into or the public announcement or disclosure of the merger agreement or the consummation or proposed consummation of the merger or the pendency thereof, including any events, changes, effects, or developments arising from BAE Parent’s ownership or proposed ownership of us or (v) appropriations arising from the U.S. fiscal year 2005 supplemental budget or the U.S. fiscal year 2006 budget. Any event, change, effect, or development that, individually or in the aggregate, has resulted in the suspension or debarment of, or actions by the U.S. government relating to the suspension or debarment of, us or our subsidiaries (or any portion of us or our subsidiaries) from participation in the award of any U.S. government contract is deemed to constitute a material adverse change.

Conditions to Our Obligations.
      Our obligation to effect the merger is further subject to the following conditions:

•	BAE Systems’ and Acquisition Sub’s representations and warranties in the merger agreement, without regard to any qualifiers relating to materiality or material adverse effect, as defined below, shall be true and correct as of the closing date of the merger as though made on the closing date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, without regard to any qualifiers relating to materiality or material adverse effect, as of such earlier date), except where the failure of such representations and warranties to be true and correct is not reasonably likely, individually or in the aggregate, to have a material adverse effect;

•	BAE Systems and Acquisition Sub shall have performed in all material respects all obligations to be performed by them under the merger agreement at or prior to the closing date of the merger; and

•	we shall have received a certificate signed on BAE Systems’ behalf by its chief executive officer and chief financial officer to the effect of the preceding two bullets.
      With regard to BAE Systems, a “material adverse effect” is a material adverse effect on the ability of BAE Systems or Acquisition Sub to consummate the merger and the related transactions.

Annual Meeting; Proxy Statement
      We have agreed to call and hold the annual meeting described in this proxy statement and to recommend through our board of directors that our stockholders adopt the merger agreement at the annual meeting. We also agreed to include our board of director’s recommendation in this proxy statement and to solicit proxies from our stockholders in favor of the approval of the merger. We have agreed to provide BAE Systems a reasonable opportunity to review and comment on the proxy statement or respond to any comments from the SEC and reasonably consider all comments and responses reasonably proposed by BAE Systems. We will use our reasonable best efforts to cause the proxy statement to be mailed to our stockholders as promptly as practicable after filing with the SEC.
BAE Parent Letter
      BAE Parent, concurrent with the execution and delivery of the merger agreement, executed and delivered to us a letter containing undertakings: (i) to call an extraordinary general meeting of BAE Parent’s shareholders for the purpose of obtaining shareholder approval of the merger, (ii) to send a circular to BAE Parent’s shareholders in connection with the BAE Parent shareholder meeting, and certain matters relating thereto, and (iii) to guarantee to us BAE Systems’ and Acquisition Sub’s obligation to pay the aggregate merger consideration in accordance with the merger agreement. In connection with the first two undertakings, we have agreed to furnish all information concerning us and our subsidiaries as may be reasonably requested in connection with the preparation, filing and distribution of the BAE Parent circular.
No Solicitation of Other Offers; Adverse Recommendation Change; Termination to Accept a Superior Proposal
      We have agreed that we will not, and will not authorize or permit any of our subsidiaries to, nor will we permit or authorize any officer, director, employee, advisor, representative, or agent of us or any of our subsidiaries to, directly or indirectly:

•	solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate any inquiry or the making of any proposal that constitutes or is reasonably likely to lead to a takeover proposal, as defined below, or

•	enter into, otherwise participate in any discussions or negotiations with respect to or otherwise cooperate in any way with any takeover proposal.
      We have agreed that we:

•	will, and will use our reasonable best efforts to cause each of our subsidiaries and our representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the merger agreement with respect to any takeover proposal and request from each person that has executed a confidentiality agreement with us the prompt return or destruction of all confidential information previously furnished to such person or its representatives; and

•	will promptly (but in no case later than 24 hours after receipt thereof) advise BAE Systems orally and in writing of any takeover proposal or inquiry or request for information with respect to, or that could reasonably be expected to lead to, any takeover proposal, the identity of the person making such takeover proposal, inquiry or request and the material terms of such takeover proposal, inquiry or request and will provide BAE Systems promptly after receipt or delivery thereof (but in no case later than 24 hours after receipt or delivery thereof) with copies of such takeover proposal, inquiry or request.
      Prior to the adoption of the merger agreement by our stockholders, we may furnish information to and participate in discussions and negotiations with the person making any bona fide written takeover proposal if:

•	our board of directors determines in good faith after consultation with a financial advisor of nationally recognized reputation that the takeover proposal constitutes or is reasonably likely to lead to a superior proposal (as defined below) and

•	the takeover proposal did not result from a breach of the prohibition of our solicitation of takeover proposals and we have complied with our obligations under the non-solicitation covenant (including providing BAE Systems prior written notice of our decision to take such action).
      We have also agreed that prior to furnishing information to a person making a takeover proposal, we will receive from that person an executed confidentiality agreement that is not less restrictive as a whole of such person than the confidentiality agreement signed by BAE Systems in connection with the merger (provided that such confidentiality agreement and any related agreement shall not contain any provision having the effect of prohibiting us from satisfying our obligations under the merger agreement, provided, further, that all such information is provided or made available on a substantially concurrent basis to BAE Systems and Acquisition Sub).
      We have agreed that neither our board of directors nor any committee thereof will:

•	recommend the approval or adoption of any takeover proposal;

•	determine that the merger agreement or the merger is no longer advisable;

•	withdraw or modify in a manner adverse to BAE Systems or Acquisition Sub the approval of the merger agreement, the merger or any of the related transactions;

•	recommend that our stockholders reject the merger agreement, the merger or any of the related transactions;

•	resolve, agree or propose publicly to take any of the above actions (any action described in this bullet or the preceding four bullets being referred to as an “adverse recommendation change”);

•	adopt or approve any takeover proposal or withdraw its approval of the merger agreement or resolve, agree, or propose publicly to do any of the foregoing; or

•	cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or similar agreement constituting or related to, or which is intended to or is reasonably likely to lead to, a takeover proposal, or resolve, agree or propose to take any such actions;
except that, at any time before our stockholders adopt the merger agreement, our board of directors may make an adverse recommendation change if the board of directors determines in good faith, after consultation with outside counsel, that the failure to do so would result in a breach of its fiduciary duties to our stockholders under applicable law.
      In addition, our board of directors may, before our stockholders adopt the merger agreement, cause us to terminate the merger agreement and immediately following such termination, to enter into a binding agreement containing the terms of a superior proposal; provided however, that, no such termination may be made until three business days after the date of BAE Systems’ receipt of a written notice from us advising BAE Systems that the board of directors intends to terminate the merger agreement and payment of the termination fee, as defined below. The parties agreed in the merger agreement that any material amendment to the financial or other terms of a superior proposal will require a new notice from us advising BAE Systems that our board of directors intends to terminate the merger agreement; provided that no such termination of the merger agreement may be made until two business days after BAE Systems’ receipt of such new notice and payment of the termination fee.
      “Takeover proposal” means any proposal or offer relating to, or that is reasonably likely to lead to:

•	any direct or indirect acquisition or purchase of assets or businesses that constitute or represent 20% or more of the revenues, net income or assets of us and our subsidiaries, taken as a whole, or 20% or more of any class of our equity securities; or

•	any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving us or any of our subsidiaries, in each case, other than the transactions contemplated by the merger agreement.

      “Superior proposal” means any bona fide written offer by a third party that:

•	if consummated would result in such third party or its stockholders acquiring, directly or indirectly, more than 50% of the voting power of our common stock or all or substantially all of the assets of us and our subsidiaries, taken as a whole, for consideration that our board of directors determines, in good faith and after consultation with a financial advisor of nationally recognized reputation, to have a higher value than the consideration to be received by our stockholders in connection with the merger, taking into account, among other things, any changes to the terms of the merger agreement proposed by BAE Systems; and

•	is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of the offer, including all conditions contained therein.
Termination of the Merger Agreement
      The merger agreement may be terminated at any time prior to the completion of the merger:

•	by mutual written consent of us, BAE Systems and Acquisition Sub;

•	by either BAE Systems or us:

•	if the merger is not completed on or before December 6, 2005, except that a party who has willfully and materially breached the merger agreement cannot terminate on this basis;

•	if any governmental entity has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action has become final and nonappealable;

•	if our stockholders do not adopt the merger agreement; or

•	if the shareholders of BAE Parent do not approve the merger.
      by BAE Systems:

•	if we have breached or failed to perform any of our representations, warranties, covenants or agreements contained in the merger agreement, if such breach or failure to perform would cause failure of the condition to the merger relating to our representations and warranties or our covenants and agreements and such breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to us of such breach; or

•	in the event our board of directors makes an adverse recommendation change within 10 days after the occurrence of such adverse recommendation change.
      by us:

•	if BAE Systems or Acquisition Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in any document relating to the merger, if such breach or failure to perform would cause failure of any condition set forth under “— Conditions to the Merger — Conditions to Our Obligations” and such breach or failure to perform cannot be or has not been cured within 30 days after giving written notice to BAE Systems or Acquisition Sub;

•	if before our stockholders have adopted the merger agreement, in response to a superior proposal that did not result from a breach of our non-solicitation obligations pursuant to the applicable provisions of the merger agreement, we enter into the terms of a binding agreement containing the terms of a superior proposal as described in more detail under “— No Solicitation of Other Offers; Adverse Recommendation Change; Termination to Accept a Superior Proposal,” and shall have given notice as described above and paid the termination fee described below; or

•	if the board of directors of BAE Parent has failed to recommend the approval of the merger by the shareholders of BAE Parent in the circular sent to shareholders of BAE Parent or the board of directors of BAE Parent has changed in a manner adverse to us or withdrawn its recommendation of the merger to the shareholders of BAE Parent or recommended that the shareholders of BAE Parent reject the merger, in each case, within 10 days after the occurrence of the event giving us the right to terminate.

Termination Fee
      We must pay to BAE Systems a termination fee of $119,233,768 if:

•	(a) a takeover proposal is made to us, or directly to our stockholders, or a takeover proposal has become otherwise publicly known, (b) thereafter either BAE Systems or we terminate the merger agreement either because (i) the closing of the merger does not occur on or before December 6, 2005 or (ii) our stockholders do not adopt the merger agreement and (c)(i) any time on or prior to the six-month anniversary of termination of the merger agreement, we or any of our subsidiaries enter into an acquisition agreement with respect to any takeover proposal or any transaction contemplated by a takeover proposal is consummated or (ii) on or after the six-month and prior to the one-year anniversary of the termination of the merger agreement, we or any of our subsidiaries enter into an acquisition agreement with respect to any takeover proposal by a designated party, as defined below, or any transaction contemplated by a takeover proposal is consummated by a designated party;

•	we terminate the merger agreement to enter into an agreement with respect to a superior proposal; or

•	BAE Systems terminates the agreement because our board of directors makes an adverse recommendation change and either prior to such termination a takeover proposal shall have been made or otherwise become publicly known or at any time prior to the one-year anniversary of such termination, we or any of our subsidiaries enters into an acquisition agreement with respect to a takeover proposal or any transaction contemplated by a takeover proposal is consummated.
      A “designated party” is any person with whom we or any of our affiliates have engaged, within four months prior to the date of the merger agreement, in any discussion regarding any possible takeover proposal or any person who makes or consummates a takeover proposal prior to termination of the merger agreement. Solely for purposes of the termination fee provision in the merger agreement, the number “40” is substituted for the number “20” in the definition of “takeover proposal.”
Indemnification Obligations
      BAE Systems will, to the fullest extent permitted by law, honor or cause the surviving corporation to honor all our obligations to indemnify (including any obligations to advance funds for expenses) our current or former directors or officers for acts or omissions by such directors and officers occurring prior to the completion of the merger to the extent that such obligations exist on the date of the merger agreement, and these obligations will survive the merger and continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors and officers arising out of such acts or omissions. The surviving corporation will maintain current directors and officers liability insurance (or equivalent) for six years after completion of the merger (provided that it will not be obligated to pay more than 300% of the current annual premium).
Employee Obligations
      The merger agreement provides that, through December 31, 2006, our employees and employees of our subsidiaries who remain employed by the surviving corporation and its subsidiaries will receive wages, cash bonus opportunities, and other employee benefits (excluding equity-based compensation and long-term incentive awards) that in the aggregate are substantially comparable to those provided by us prior to the effective date of the merger agreement. With respect to long-term incentive awards, the continuing employees will be treated in substantially the same manner as other similarly situated peer employees of BAE Systems.
      Following the completion of the merger, BAE Systems will cause the surviving corporation to recognize service with us and any of our subsidiaries prior to completion of the merger as if such service had been performed with BAE Systems for purposes of eligibility and vesting (but not benefit accrual under any defined benefit pension plan) under BAE Systems’ employee pension benefit plans, for purposes of eligibility for vacation, for purposes of eligibility and participation under any health or welfare plan maintained by BAE Systems (other than post-employment health or welfare plans), and unless covered under another arrangement with us, for eligibility and benefit calculation purposes under BAE Systems’ severance plans but, in each case, solely to the extent that BAE Systems elects to make such plan or program available to employees of the surviving corporation.

      BAE Systems and its subsidiaries, including the surviving corporation, will use commercially reasonable efforts to waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements under any welfare plans maintained by BAE Systems in which continuing employees are eligible to participate after completion of the merger to the extent such conditions, exclusions, and requirements were satisfied or did not apply prior to completion of the merger and will provide continuing employees with credit for co-payments and annual deductibles paid in satisfying any analogous deductible or out-of-pocket requirements under our plans.
Amendment, Extension and Waiver
      The parties may amend or waive provisions of the merger agreement at any time before completion of the merger. All such amendments and waivers must be in writing and signed, in the case of an amendment, by us, BAE Systems and Acquisition Sub or, in the case of a waiver, by each party against whom the waiver is to be effective. However, no amendment or waiver may be made that by law requires further approval by stockholders unless we obtain such further approval. No failure or delay by any party in exercising any right, power or privilege under the merger agreement shall act as a waiver and no single or partial exercise of any right, power, or privilege shall act as a waiver.
ELECTION OF DIRECTORS
      Nine directors are to be elected at the annual meeting. Nominees for election to the board of directors shall be approved by a plurality of the votes cast by holders of our common stock present in person or by proxy at the annual meeting, each share of common stock being entitled to one vote.
      Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.
      Set forth below is certain information concerning the nine directors to be elected at the annual meeting:
      Thomas W. Rabaut, age 56, became our President and Chief Executive Officer in January 1994 and has been a director since October 1997. Mr. Rabaut joined FMC Corporation in June 1977 and has worked in a variety of executive positions including General Manager of FMC’s Steel Products Division from 1986 to 1988 and Operations Director and then Vice President and General Manager of FMC’s Ground Systems Division from 1988 to 1993. Mr. Rabaut also served as General Manager of FMC’s Defense Systems Group, overseeing operations in the United States, Sweden, Turkey, Pakistan, and Saudi Arabia for products and services that FMC provided to U.S. and allied armies, navies and marines from 1993 to 1994, at which time he was elected Vice President of FMC. Before joining FMC, Mr. Rabaut graduated from the U.S. Military Academy at West Point in 1970 and served in the U.S. Army until 1975 as an officer in several company- and battalion-level positions. He also recently served as Chairman of the board of directors of the National Defense Industrial Association and continues to serve with several non-profit organizations involved in public affairs.
      Francis Raborn, age 61, became our Vice President and Chief Financial Officer in January 1994 and has been a director since December 1997. Prior to joining us, Mr. Raborn served as FMC’s Defense Systems Group Controller in Santa Clara, California, where he was responsible for leading the financial planning for FMC’s four defense divisions. His previous assignment at FMC was Special Products Group Controller in Philadelphia, Pennsylvania, where he presided over the finance function of a commercial business group composed of eight smaller machinery and specialty chemical divisions. His first assignment with FMC was the Director of Operations Analysis and Special Studies on the Corporate Finance staff in Chicago, Illinois. Before joining FMC, Mr. Raborn worked in a financial capacity with Chemetron Corporation and Ford Motor Company. He also served in the U.S. Air Force as an F-4 Phantom pilot and command center duty director.

      William E. Conway, Jr., age 55, has been our Chairman of the board of directors since October 1997. He has been a Managing Director of The Carlyle Group, a Washington, D.C.-based global investment firm, since August 1987. Mr. Conway was Senior Vice President and Chief Financial Officer of MCI Communications Corporation from 1984 until 1987 and was a Vice President and Treasurer of MCI from 1981 to 1984. He is also Chairman of Nextel Communications, Inc. Mr. Conway had previously been elected as a director pursuant to an agreement among us, Iron Horse Investors, L.L.C. and other affiliates of The Carlyle Group whereby we had agreed to designate nominees to our board of directors on behalf of certain affiliates of The Carlyle Group. This agreement terminated in February 2004.
      Frank C. Carlucci, age 74, became a director in December 1997. He is currently Chairman Emeritus of The Carlyle Group, where he previously served as Chairman from 1989 to early 2003. Prior to joining The Carlyle Group in 1989, Mr. Carlucci served as Secretary of Defense from November 1987 to January 1989 and as President Reagan’s National Security Advisor in 1987. Mr. Carlucci currently serves as Chairman of the board of directors for Neurogen Corporation. He is also a director on the boards of SunResorts, Ltd., NV and Encysive Pharmaceuticals Inc. (formerly Texas Biotechnology Corporation). Mr. Carlucci had previously been elected as a director pursuant to an agreement among us, Iron Horse Investors, L.L.C. and other affiliates of The Carlyle Group whereby we had agreed to designate nominees to our board of directors on behalf of certain affiliates of The Carlyle Group. This agreement terminated in February 2004.
      Peter J. Clare, age 39, became a director in October 1997. Since March 1999, Mr. Clare has been a Managing Director with The Carlyle Group, which he joined in August 1992. From 1995 to 1997, Mr. Clare served as a Vice President of The Carlyle Group and from 1997 to 1999 he was a Principal with The Carlyle Group. Mr. Clare was previously with First City Capital, a private investment group, and also worked at Prudential-Bache. Mr. Clare serves as a director on the boards of Aviall, Inc. and KorAm Bank, as well as several privately held companies, and has been the Vice President and Managing Director of our principal stockholder Iron Horse Investors, L.L.C. since October 1997. Mr. Clare had previously been elected as a director pursuant to an agreement among us, Iron Horse Investors, L.L.C. and other affiliates of The Carlyle Group whereby we had agreed to designate nominees to our board of directors on behalf of certain affiliates of The Carlyle Group. This agreement terminated in February 2004.
      C. Thomas Faulders, III, age 55, became a director in May 2003. Since June 1999, Mr. Faulders has been President and Chief Executive Officer of LCC International, Inc., a supplier of infrastructure services to the wireless telecommunications industry. Mr. Faulders served as Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a global information technology company, from March 1995 until its sale to TRW in December 1998. Prior to joining BDM International, Mr. Faulders served with Comsat Corporation, a provider of international communications, as Vice President and Chief Financial Officer from March 1992. Prior to that, Mr. Faulders served in various executive positions with MCI Communications Corp. Mr. Faulders is a director of LCC International and ePlus, Inc., a provider of enterprise cost management software.
      J. H. Binford Peay, III, age 64, became a director in December 1997. General Peay was a career U.S. Army officer who attained the rank of General and retired from the Army on October 1, 1997. He served as the Commander-In-Chief of the U.S. Central Command from 1994 to 1997, and also served as Vice Chief of Staff of the U.S. Army from 1993 to 1994. General Peay is currently the Chairman of Allied Defense Group, where he also served as Chief Executive Officer. He also serves as Chairman of the Board of Trustees of the National Defense University and is currently President of the Fort Campbell Historical Foundation, Inc. General Peay has been the Superintendent of the Virginia Military Institute since July 1, 2003.
      John M. Shalikashvili, age 68, became a director in June 1998. General Shalikashvili is an independent consultant and a Visiting Professor at Stanford University. Prior to his appointment, he was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and the National Security Council in his capacity as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander-in-Chief of all U.S. forces in Europe and as NATO’s tenth Supreme Allied Commander, Europe (SACEUR). He also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey, and Vietnam. General

Shalikashvili is a director of The Boeing Company, Frank Russell Trust Company, L-3 Communications Holdings, Inc., and Plug Power, Inc.
      Robert J. Natter, age 59, became a director in 2004. Admiral Natter is a career U.S. Navy officer who retired from the Navy on October 3, 2003. Prior to his retirement, Admiral Natter served as the Commander of the U.S. Atlantic Fleet from 2000 to 2003. From 2001 to 2003, he also served as the first Commander of the newly established U.S. Fleet Forces Command. Admiral Natter is a distinguished graduate of the U.S. Naval War College and has Masters Degrees in Business Management and International Relations. Admiral Natter is currently a private consultant.
      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named above.
Recommendation of the Board of Directors
      The board of directors recommends a vote FOR the election of all director nominees named above.
The Board of Directors and Committees
      Our board of directors met six times during 2004 and acted by unanimous written consent two times. Each director, during his term as director, attended at least 75% of the aggregate number of meetings of our board of directors except for Mr. Shalikashvili, who was prevented by health circumstances from participating in board activities during the last several months of 2004. Each director, during his term as director, attended at least 75% of the aggregate number of meetings of the committees of our board of directors of which he was a member except for Mr. Shalikashvili, who was prevented by health circumstances from participating in board activities during the last several months of 2004. During 2004 the board of directors had a standing audit and ethics committee, a compensation committee, and a nominating and corporate governance committee.

Nominating and Corporate Governance Committee
      We established our nominating and corporate governance committee in March 2004. The members of this committee are Messrs. Conway, Carlucci and Natter, who are all independent members of our board of directors for purposes of the NYSE listing standards. Mr. Conway serves as the chairman of this committee. Our board of directors has adopted a charter governing the activities of the nominating and corporate governance committee, which may be viewed online on our Web site at www.uniteddefense.com. Pursuant to its charter, the nominating and corporate governance committee’s tasks include identifying individuals qualified to become members of our board of directors, recommending to our board of directors director nominees to fill vacancies in the membership of our board of directors as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting, making recommendations to our board of directors concerning the size and composition of our board of directors, conducting succession planning regarding our Chief Executive Officer and other senior officer positions, and leading our board of directors in its annual review of its performance. The committee also develops and recommends to our board of directors corporate governance principles applicable to us. Candidates for our board of directors are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the committee’s understood needs of the board of directors at that time. In addition, the committee considers whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to us.
      The nominating and corporate governance committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. We have not retained any such firm in the past.
      The nominating and corporate governance committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. We have not to date adopted a formal process because we believe that the informal consideration process has been adequate to date. The committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for committee consideration, the name of that nominee and related personal information should be forwarded to the nominating and corporate governance committee, in care of the corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the committee. See also “Stockholder Proposals” for bylaw requirements for nominations.
      The nominating and corporate governance committee met one time in 2004 and did not act by unanimous written consent.
      All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election.

Stockholder Communication with Board of Directors Members
      Although we have not to date developed formal processes by which stockholders may communicate directly to directors, we believe that the informal process, in which stockholder communications that are received by the Secretary for our board of directors’ attention, or summaries thereof, will be forwarded to our board of directors, has served our board of directors’ and the stockholders’ needs. In view of SEC disclosure requirements relating to this issue, the nominating and corporate governance committee may consider development of more specific procedures. Until any other procedures are developed and posted on our corporate website, any communications to our board of directors should be sent to it in care of the Secretary.

Board of Directors Attendance at Annual Meetings
      We encourage all of our directors to attend the annual meeting of stockholders. We generally hold a board of directors meeting coincident with the annual meeting to minimize director travel obligations and facilitate their attendance at the stockholders’ meeting; however, in light of the pending merger, we do not expect to hold a board meeting in connection with this annual meeting. All directors attended the 2004 annual meeting of stockholders.

Director Independence
      NYSE corporate governance rules require that a majority of our board of directors be independent. No director qualifies as independent unless our board of directors determines that the director has no direct or indirect material relationship with us. In assessing the independence of its members, our board of directors examined the commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships of each member. Our board of directors’ inquiry extended to both direct and indirect relationships with us. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NYSE corporate governance rules, our board of directors has determined that all of the directors are independent other than Messrs. Rabaut and Raborn.

Audit and Ethics Committee
      The audit and ethics committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, consists of Messrs. Peay, Shalikashvili, Clare, and Faulders, each of whom is independent as the term “independence” is defined in Section 303A.02 of the corporate governance rules of the NYSE and Rule 10A-3 under the Exchange Act. Mr. Clare joined the committee in April 2004. Our board of directors has determined that Mr. Faulders is an audit committee financial expert, as that term is defined in the Exchange Act. The responsibilities of this committee include:

•	the appointment, compensation, retention, and oversight of our independent public accountants;

•	reviewing with the independent public accountants the plans and results of the audit engagement;

•	approving professional services provided by the independent public accountants;

•	reviewing our critical accounting policies, our Annual and Quarterly reports on Forms 10-K and 10-Q, and our earnings releases;

•	reviewing the independence of the independent public accountants; and

•	reviewing the adequacy of our internal accounting controls and overseeing our ethics program.
      The audit and ethics committee met 16 times during 2004 and did not act by unanimous written consent. The charter of the audit and ethics committee, as amended by the board of directors in 2004, is attached hereto as Annex E.

Audit and Ethics Committee Report
To the Board of Directors:
      We have reviewed and discussed with management UDI’s audited consolidated financial statements as of and for the year ended December 31, 2004.
      We have discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed with us by the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the New York Stock Exchange, and the Public Company Accounting Oversight Board, including those required by the Statement on Auditing Standards No. 61.
      We have received and reviewed the letter from Ernst & Young LLP required by the Independence Standards Board, and have discussed with Ernst & Young their independence, including the written disclosures and letter required by Independence Standard No. 1 of the Independence Standards Board.
      Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements referred to above be included in UDI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit and Ethics Committee:

C. Thomas Faulders, III
John M. Shalikashvili
J. H. Binford Peay, III
Peter J. Clare

Compensation Committee
      The compensation committee consists of Messrs. Conway, Natter, and Peay, each of whom is independent as the term “independence” is defined in Section 303A.02 of the corporate governance rules of the NYSE. Mr. Clare rotated off the committee in September 2004 at the same time that Messrs. Conway and Natter joined the committee. This committee is responsible for determining compensation for our executive officers and other employees and administering the United Defense Incentive Award Plan, our Management Incentive Plan and other compensation programs. The compensation committee met two times during 2004 and acted by unanimous written consent in lieu of a meeting on two occasions.

Director Compensation
      During their 2003-2004 service year, all non-management directors were paid annual cash retainers of $50,000 for service on our board of directors as well as any standing committees of our board of directors, other than the audit and ethics committee, on which they served. Members of the audit and ethics committee were paid an additional annual retainer of $10,000. Beginning with the 2004-2005 service year, all non-management directors are paid annual cash retainers of $40,000 and granted 1,000 shares of our common stock at the end of the service year for service on our board of directors as well as any standing committees of our board of directors, other than the audit and ethics committee, on which they served. Members of the audit and ethics committee are paid an additional annual retainer of $10,000. We do not maintain a medical, dental, or retirement benefits plan for non-management directors. There are no other annual fees paid to non-management directors. The remaining directors are employed by us and are not separately compensated for their service as directors. Prior to March 2, 2004, our non-management directors affiliated with The Carlyle Group did not receive any compensation for serving on our board of directors.
Executive Officers
      Set forth below is certain information concerning our executive officers. Biographical information on Messrs. Rabaut and Raborn is included above under “Election of Directors.” All executive officers hold office until a successor is chosen and qualified.
      Elmer L. Doty, age 50, became our Vice President in February 2002 and the General Manager of our Ground Systems operations in April 2001 after having served as General Manager of the Steel Products Division since April 1994. Mr. Doty began his career with FMC in August 1979 as Engineering Group Leader and subsequently held the positions of Engineering Manager, Director of Manufacturing/ Engineering, and Division Manager of the Energy and Transportation Group’s Conveyor Equipment Division. Prior to joining FMC, Mr. Doty was employed by Black & Veatch Consulting Engineers and by General Electric Company.
      John W. Hendrix, age 62, became our Vice President of Business Development and Marketing in February 2003 following a year as our Vice President for Corporate Development. Prior to joining us, he served in the United States Army for over 36 years attaining the rank of General. He retired from the United States Army in January 2002 after completing his final assignment as Commander, U.S. Army Forces Command. His prior tours of duty included Commander, V Corps, Commander, 3rd Infantry Division and Commander, United States Army Infantry Center. As an infantry officer, he served in command and operations assignments at each echelon from platoon through brigade. His 14 years of overseas duty included several NATO assignments as well as service in Germany, Belgium, Vietnam, and Saudi Arabia.
      Keith B. Howe, age 47, became our Vice President and General Manager of our Armament Systems operations in January 2002 after having served as the unit’s Deputy General Manager from October 1998 to December 2001 and its Controller from September 1996 to October 1998. Prior to this, Mr. Howe was Deputy Director of Navy Programs of our Armament Systems operations from September 1995 to September 1996, was the Chief Financial Officer at FNSS, Ankara, Turkey from May 1993 to September 1995, was the Controller of our Armament Systems operations from April 1991 to May 1993, and was the Bradley Fighting Vehicle Business Manager in San Jose, California from November 1989 to April 1991.
      David V. Kolovat, age 60, became our Vice President, General Counsel, and Secretary in January 1994. Previously, he served as the FMC Corporation’s Associate General Counsel in charge of legal matters for its defense business from 1988 through 1993. Prior to that time, Mr. Kolovat served successively as staff counsel for Deere & Company; in a series a legal positions with Itel Corporation culminating as that company’s Vice President, General Counsel and Secretary; Vice President, General Counsel, and Secretary of Robot Defense Systems, Inc.; and Vice President, General Counsel and Secretary of Premisys, Inc.
      Alexander J. Krekich, age 62, has been President of our subsidiary, United Stated Marine Repair, Inc., or USMR, since its acquisition in July 2002. Prior to the acquisition, he served as Chief Executive Officer of USMR from February 2002 and as a director since March 1999. He originally joined Southwest Marine, a division of USMR, in August 1998 as Special Assistant to the President. Upon the acquisition of Norfolk Shipbuilding & Drydock Corporation, or Norshipco, in October 1998, he became President and General Manager of the Norfolk, Virginia based company. In February 1999, he was appointed Chief Operating Officer of USMR while continuing as President of Norshipco. Prior to joining private industry, he served in the U.S. Navy for 34 years. His last assignment before retiring as a Vice Admiral was as Commander of all Surface Forces in the U.S. Pacific Fleet. He held several ship commands during his naval career and is a combat veteran of Vietnam, where he served in fast patrol boats.
      Dennis A. Wagner III, age 54, has been the Vice President and General Manager of our International operations since January 2003. Prior to this assignment, Mr. Wagner was our Vice President of Business Development and Marketing from May 1994. Mr. Wagner was formerly the Division General Manager of FMC’s Steel Products Division and served as the Program Director for the M113 Family of Vehicles at FMC’s Ground Systems Division. Mr. Wagner also served as the Army Programs Marketing Manager and the Advanced Technology Program Director at FMC’s Defense Systems Group office in the Washington, D.C. area. Before joining FMC in July 1981, Mr. Wagner served in the U.S. Army as an Infantry Officer. After his active U.S. Army service, Mr. Wagner worked as a design engineer at the Ford Motor Company and later as a mechanical engineer and project manager at the U.S. Army Tank and Automotive Command.
Executive Compensation
      The following table sets forth the cash and non-cash compensation paid or incurred on our behalf to our Chief Executive Officer and each of the four other most highly compensated executive officers, or the named executive officers, whose annual compensation equaled or exceeded $100,000 as of December 31, 2004.

Summary Compensation Table

				Long-Term Compensation
				Awards

	Annual Compensation			Restricted	Securities	All Other
				Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	Options (#)	($)(2)

Thomas W. Rabaut	2004	540,750	713,790	477,000	75,000	58,651
President and Chief	2003	515,000	615,940	—	300,000	46,009
Executive Officer	2002	500,000	598,000	—	—	43,127

Francis Raborn	2004	296,208	281,842	238,500	37,500	30,689
Vice President and Chief	2003	282,103	287,040	—	153,000	24,474
Financial Officer	2002	271,249	275,105	—	—	21,535

Alexander J. Krekich	2004	275,000	256,850	127,200	20,000	42,031	(4)
President — United States	2003	275,000	246,400	—	102,000	50,641
Marine Repair(3)	2002	137,500	356,208	—	—	15,000	(5)

E Elmer L. Doty	2004	252,252	248,342	152,640	24,000	23,900
Vice President and General	2003	238,700	227,123	—	102,000	21,120
Manager — Ground	2002	228,927	237,517	—	—	17,206
Systems Division

Keith B. Howe	2004	240,316	211,479	152,640	24,000	22,705
Vice President and General	2003	228,873	230,360	—	102,000	21,799
Manager — Armament	2002	213,900	216,467	—	—	13,220
Systems Division

(1)	As of December 31, 2004, each of Messrs. Rabaut, Raborn, Krekich, Doty, and Howe held 15,000, 7,500, 4,000, 4,800, and 4,800 shares of restricted stock, respectively, and the values of such holdings were $708,750, $354,375, $189,000, $226,800, and $226,800, respectively. Dividends will be paid on the shares of restricted stock on the same basis and to the extent any dividends are paid with respect to the shares of our common stock.

(2)	Comprised of matching contributions under our qualified and nonqualified thrift plans for salaried employees for 2004, 2003, and 2002, value of personal use of an automobile provided by us (automobile allowance in the case of Mr. Krekich) and for the portion of term-life and accidental death and dismemberment insurance premiums paid by us in 2004.

(3)	Mr. Krekich became one of our executive officers upon our acquisition of United States Marine Repair in July 2002.

(4)	Also includes contributions to both the United States Marine Repair Deferred Compensation and Profit Sharing Plans and club dues.

(5)	Comprised of contributions to both the United States Marine Repair Deferred Compensation and Profit Sharing Plans made by us after our acquisition of United States Marine Repair and automobile allowances.

Option Grants in Fiscal 2004
      The following table shows information regarding individual option grants to our named executive officers during the fiscal year ended December 31, 2004. Options were granted at an exercise price equal to $31.80 per share. The term of each option granted is generally ten years from the date of grant. Options may terminate before expiration dates if the option holder’s employment is terminated prior to the option vesting:

	Individual Grants

		% of Total
	Number of	Options			Potential Realizable Value at
	Securities	Granted to	Exercise		Assumed Rates of Stock Price
	Underlying	Employees	or Base		Appreciation for Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted	Year	($/Sh)	Date	5% ($)	10% ($)

Thomas W. Rabaut	75,000	15.00	31.80	1/20/2014	1,499,913.68	3,801,075.77

Francis Raborn	37,500	7.50	31.80	1/20/2014	749,956.84	1,900,537.88

Alexander J. Krekich	20,000	4.00	31.80	1/20/2014	399,976.98	1,013,620.20

Elmer L. Doty	24,000	4.80	31.80	1/20/2014	479,972.38	1,216,344.25

Keith B. Howe	24,000	4.80	31.80	1/20/2014	479,972.38	1,216,344.25

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values
      The following table shows information regarding option exercises by our named executive officers during the fiscal year ended December 31, 2004 and the value and number of options to purchase our common stock unexercised and outstanding as of December 31, 2004. Also included is the value and number of exercisable and unexercisable options held as of December 31, 2004 by such named executive officers:

•	“Exercise” means an employee’s acquisition of shares of common stock, “exercisable” means options to purchase shares of common stock that have already vested and that are subject to exercise, and “unexercisable” means all other options to purchase shares of common stock that have not vested.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares Acquired		Fiscal Year-End (#)		Fiscal Year-End ($)
	on Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas W. Rabaut	120,000	$3,227,600	452,270	99,980	$13,999,805	$1,977,018

Francis Raborn	13,750	$368,278	140,010	50,490	$3,266,116	$1,000,559

Alexander J. Krekich	—	$—	91,673	30,327	$2,151,650	$615,550

Elmer L. Doty	21,000	$582,585	144,006	56,619	$4,355,555	$1,668,142

Keith B. Howe	42,503	$502,265	50,503	32,994	$1,147,922	$656,755

Retirement and Pension Plans
      Each named executive officer, except for Mr. Krekich, participates in the UDLP Employees Pension Plan and the UDLP Excess Pension Plan for United Defense Limited Partnership and Affiliates described below. The following table shows the estimated annual pension benefits under those plans for the specified compensation and years of service. A portion of the retirement benefits for service prior to 1986, computed under the UDLP Employees Pension Plan, is payable from annuity contracts maintained by Aetna Life Insurance Company.

	Years of Credited Service
Final Average
Earnings	15	20	25	30	35

$150,000	$30,276	$40,367	$50,459	$60,551	$70,643
250,000	52,776	70,367	87,959	105,551	123,143
350,000	75,276	100,367	125,459	150,551	175,643
550,000	120,276	160,367	200,459	240,551	280,643
650,000	142,776	190,367	237,959	285,551	333,143
900,000	199,026	265,367	331,709	398,051	464,393
1,100,000	244,026	325,367	406,709	488,051	569,393
1,300,000	289,026	385,367	481,709	578,051	674,393

•	Compensation included in the final average earnings for the pension benefit computation includes base annual salary and annual bonuses, but excludes payments for most other compensation.

•	Unreduced retirement pension benefits are calculated pursuant to the UDLP Employees Pension Plan’s benefit formula as an individual life annuity payable at age 65. Benefits may also be payable as a joint and survivor annuity or a level income option.

•	Final average earnings in the above table means the average of covered remuneration for the highest 60 consecutive calendar months out of the 120 calendar months immediately preceding retirement.

•	Benefits applicable to a number of years of service or final average earnings different from those in the above table are equal to the sum of:

•	1% of allowable Social Security Covered Compensation ($46,326) for a participant retiring at age 65 in 2004 times years of credited service; and 1.5% of the difference between final average earnings and allowable Social Security Covered Compensation times years of credited service.

•	The Employment Retirement Income Security Act, or ERISA, limits the annual benefits that may be paid from a tax-qualified retirement plan. Accordingly, as permitted by ERISA, we have adopted the UDLP Excess Pension Plan for United Defense Limited Partnership and Affiliates to maintain total benefits upon retirement at the levels shown in the table.

Credited Years of Service under Pension Plan for Named Executive Officers

Thomas W. Rabaut	28

Francis Raborn	28

Elmer L. Doty	26

Keith B. Howe	25
      We also maintain a nonqualified thrift plan designed to provide select employees a benefit equal to the benefit the participant would have received under the UDLP Employees Pension Plan, but for the limitations on benefits contained in ERISA and the Code, including the exclusion of compensation above a certain level. All named executive officers are eligible to participate in the nonqualified thrift plan.

United Defense Incentive Award Plan
      The United Defense Incentive Award Plan (formerly known as the United Defense Stock Option Plan) was amended and restated and approved by our stockholders at the 2004 annual meeting. The Incentive Award Plan allows for the grant of various forms of equity based compensation to our employees, directors, and consultants including options, restricted stock, stock appreciation rights, dividend equivalents, perform-

ance awards, deferred stock, restricted stock units, and stock payments. However, only options to purchase our common stock and restricted stock grants were made to our executive officers in 2004. Options granted in 2004 vest and become exercisable over three years and the restrictions on restricted stock granted in 2004 lapse and the restricted stock becomes vested on the third anniversary of the grant. The form and amount of awards to our executive officers under the Incentive Award Plan are determined by the compensation committee of our board of directors and/or our full board of directors, as appropriate.

Equity Compensation Plan Information
      The following table sets forth, as of December 31, 2004, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:

	Number of Shares		Number of Securities
	to be Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding	Outstanding	Under Equity
	Options,	Options,	Compensation Plans
	Warrants and	Warrants and	(excluding
Plan Category	Rights	Rights	Column(a))

	(a)	(b)	(c)

Equity Compensation Plans Approved by Shareholders United Defense Incentive Award Plan	2,693,172	$25.01	3,245,964

Equity Compensation Plans Not Approved by Shareholders None	—	—	—

Total	2,693,172		3,245,964

Management Incentive Plan
      Our current Management Incentive Plan for our senior managers was adopted in January 1998. The plan allows our senior managers to achieve performance based compensation in addition to base salary. Prior to 2004, target awards under the plan generally varied from 15% to 65% of base salary depending on level of seniority and overall performance of the individual and the relevant business unit. Beginning in 2004, target awards under the plan will generally vary from 15% to 75% of base salary. Actual awards, however, are not guaranteed and may range from zero to 200% of the applicable target award. See the discussion of the Management Incentive Plan under the heading “— Compensation Committee Report on Executive Compensation” for additional information on factors considered in determining award amounts.

USMR Executive Bonus Plan
      The USMR Executive Bonus Plan was established in 1998. The plan applies to 22 USMR executives. Generally target awards under the plan vary from 70% to 90% of base salary. See the discussion of the USMR Executive Bonus Plan under the heading “— Compensation Committee Report on Executive Compensation” for additional information on factors considered in determining award amounts.

Special Bonuses
      In 2001, in connection with our recapitalization and in anticipation of our initial public offering or a similar significant corporate event, our board of directors adopted a special bonus plan including special performance bonuses and a retention incentive program for our key employees in order to ensure their continuous full-time employment until the completion of specified transactions. This plan was in addition to, and did not in any way replace or reduce, any other compensation, bonus, stock or option program offered to any of our employees. In 2001, we granted bonuses totaling $27.91 million in the aggregate under this plan, with payments taking place on a staggered basis over 2001, 2002, and 2003. Each of Messrs. Rabaut, Raborn, Doty, and Howe were granted bonuses under this plan and received payments of $1,600,000, $800,000, $480,000, and $240,000, respectively in 2001; $1,625,000, $575,000, $692,500, and $460,000, respectively in 2002, and $800,000, $400,000, $400,000, and $400,000, respectively in 2003. In addition, over the same three-year period, our three outside directors during that period, J.H Binford Peay, III, Robert M. Kimmitt, and

John M. Shalikashvili, were granted bonuses of $420,000, $504,000, and $244,997, respectively under this plan.
Employment Agreements
      Each of Messrs. Rabaut and Raborn entered into an employment agreement with us on May 21, 1999. The initial term of these agreements ended on December 31, 2001, but each agreement has been automatically extended through December 31, 2005, in accordance with the terms of the agreements, and will continue to be so renewed for successive one-year periods thereafter unless either party delivers notice within specified notice periods. Mr. Krekich entered into an employment agreement with us on December 12, 2002. The initial term of this agreement ended on December 12, 2003, but it has been automatically extended through December 12, 2005, in accordance with the terms of the agreement, and will continue to be so renewed for successive one-year periods thereafter unless either party delivers notice within specified notice periods.
      Under each agreement, the executive receives a stated annual base salary and is eligible to participate in our discretionary Management Incentive Plan as well as our employee benefit plans, programs, and arrangements applicable to our other senior officers. In addition to base salary, Mr. Rabaut is eligible to receive a bonus of up to 75% of base salary under our Management Incentive Plan, Mr. Raborn is eligible to receive a bonus of up to 55% of base salary under our Management Incentive Plan, and Mr. Krekich is eligible to receive a discretionary bonus under the USMR Executive Bonus Plan.
      Each of these employment agreements provides that upon termination of employment, either by us without cause or by the executive for good reason, each as defined in the agreements, each executive will be entitled to:

•	a payment equal to a multiple of the executive’s base pay and target bonus. For Mr. Krekich this severance period will last two years, while for each of Messrs. Raborn and Rabaut the severance period will last three years;

•	a prorated discretionary bonus for that portion of the calendar year in which he was terminated;

•	the right to continue to participate in our health, life and accidental death and dismemberment and long-term disability benefits plan for the severance period at the rates in effect for active employees; and

•	an additional “gross-up” lump sum payment to cover the costs of excise taxes, if any, to which he may be subject.
      Each of these employment agreements also provides that any dispute or controversy arising under or in connection with the respective agreement will be resolved exclusively by arbitration. Effective January 7, 2005, each agreement was amended to provide that in any such proceeding, the prevailing party is entitled to all costs, fees and expenses (other than the fees and expenses of the arbitrator, which are paid for by us) incurred in connection with prosecuting or defending such proceeding. The executive will be deemed to be the prevailing party if he obtains any award or settlement in an amount of not less than 50% of his initial base salary.
      Messrs. Doty and Howe each entered into a severance agreement with us on August 4, 1999. Pursuant to the terms of these agreements, Messrs. Doty and Howe are entitled to a stated termination payment if, during a two-year period of time where we have entered into an agreement to effect a corporate transaction, as defined in the agreements, the executive’s employment is terminated either by us without cause, or by the executive for good reason, each as defined in the agreements. This termination payment is the greater of either the amount of payment that the executive would otherwise be entitled to under our general severance policy or an amount equal to the sum of the executive’s annual base salary plus the amount of his annual bonus and a prorated bonus to which he is entitled under our Management Incentive Plan. Messrs. Doty and Howe also have the right to continued participation in our health, life and accidental death and dismemberment and long-term disability benefit plans for one year after the date of any such termination.
      Each of these severance agreements also provides that any dispute or controversy arising under or in connection with the respective agreement will be resolved exclusively by arbitration. Effective January 7, 2005, each agreement was amended to provide that in any such proceeding, the prevailing party is entitled to all costs, fees and expenses (other than the fees and expenses of the arbitrator, which are paid for by us) incurred in connection with prosecuting or defending such proceeding. The executive will be deemed to be the prevailing party if he obtains any award or settlement in an amount of not less than 50% of his initial base salary.
      We also maintain a Severance Pay Plan that generally covers most salaried and non-union hourly employees, and provides severance payments in the event of the employee’s involuntary termination of employment due to a reduction in force. Severance payments provide 100% salary replacement up to a maximum of 52 weeks.
Compensation Committee Report on Executive Compensation
      The compensation committee of our board of directors is responsible for determining compensation and benefits for our executive officers and other employees and administering our United Defense Incentive Award Plan, Management Incentive Plan, USMR Executive Bonus Plan, and other compensation programs. The compensation committee is currently comprised of William E. Conway, Jr., Robert J. Natter, and J.H. Binford Peay, III.
      The goals of our executive compensation programs are to: (i) enable us to attract and retain key executives, (ii) assist us in achieving our business objectives by rewarding executives to the extent such objectives are achieved, and (iii) encourage our executives’ identification with the interests of our stockholders by providing a significant element of potential executive compensation in the form of stock or stock-based instruments.
      Our current executive compensation program is composed primarily of salary paid in cash and bonuses paid in cash, stock options, and restricted stock. The compensation committee has determined to use restricted stock awards rather than option grants as the primary form of equity-based compensation in future periods.

Salary
      The salaries of each of our executives, including our President and Chief Executive Officer, or the President, are governed by the nature and extent of the executive’s responsibilities; the executive’s performance during the preceding year; and comparative compensation levels for the executive’s peers, both within UDI and in comparable companies. In making comparisons with other employers, we primarily use data from industrial businesses of comparable size in both the defense and non-defense sectors. The salary of the President is established by the compensation committee, subject to review by our board of directors. The salary of our other executive officers is established by the President, subject to review by the compensation committee. For those executive officers holding employment agreements (described above), such agreements include a protective mechanism against any diminution of the executive’s salary or bonus eligibility under the bonus programs described below.

Bonus
      Our executive officers participate in the Management Incentive Plan, or the MIP, which provides for the payment of annual cash bonuses to the extent that pertinent objectives are achieved. While the respective proportions may vary from year to year, generally the largest two component objectives utilized under the MIP have consisted of the extent to which we achieve annual financial targets for cash flow and for earnings before interest, taxes, depreciation, and amortization, or EBITDA. In 2004, the compensation committee began considering annual financial targets for earnings per share as an objective under the MIP in addition to cash flow and EBITDA. An additional MIP component consists of a set of annual objectives established for each participant, the nature of which vary by the executive’s responsibilities and our business priorities. The USMR Executive Bonus Plan, in which certain USMR executives, including Mr. Krekich, participate, provides for the payment of annual cash bonuses based on applicable performance targets. While the relative weighting may vary from year to year, the component performance objectives are EBITDA at the USMR level, cash flow at the USMR level, and overall financial performance of us as a whole. The nature and respective weighting of MIP objectives and USMR plan objective is established prospectively each year by the compensation committee, and the payment of bonuses to participants is determined by the compensation committee on the basis of an annual, retrospective assessment of our and the individual’s performance.

Incentive Award Plan
      The United Defense Incentive Award Plan, or the Stock Plan, provides for the grant of various equity based compensation including options, restricted stock, stock appreciation rights, dividend equivalents, deferred stock, restricted stock units, performance awards, and stock payments to employees, directors, and consultants. All of our executive officers participate in the Stock Plan. To date, only options and restricted stock have been granted under the Stock Plan. Options granted through December 31, 2004 under the Stock Plan typically vest and become exercisable over a period of several years. Since January 2003, vesting of options under the Stock Plan has been based on continued employment; prior to 2003, annual vesting of options derived in part from the participant’s continued employment, and in larger part from our achievement of pre-established objectives for cash flow and EBITDA. Restricted stock granted under the Stock Plan is subject to full vesting on the third anniversary of grant, based on the participant’s continued employment or termination of employment under certain limited circumstances. The Stock Plan also permits the use of vesting criteria other than or in addition to continued employment, and the compensation committee has decided to use such criteria in future periods. Restricted stock is not transferable prior to vesting and is ordinarily subject to forfeiture if the participant terminates employment prior to vesting. All awards under the Stock Plan are determined by the compensation committee and/or our full board of directors as appropriate, taking into account such factors as the nature of the participant’s responsibilities, our business priorities, and the levels of equity based compensation for the participant’s peers both within UDI and at comparable companies.

Other Compensation
      In 2001, we granted special performance and retention incentive bonuses to certain of our key employees in connection with our recapitalization and in anticipation of our initial public offering or a similar significant corporate event. These bonuses were in addition to the bonuses granted under the MIP. While we do not currently anticipate granting similar bonuses in the future, if a situation arises in which the board of directors and the compensation committee were to determine that special bonuses are warranted, we may again make special bonus grants, the amount and terms of which would be subject to approval by the compensation committee.
      Based on its evaluation of the performance of the executive officers, the compensation committee believes that our executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated our executive officers to work toward these goals.

Tax Deductibility of Compensation
      Section 162(m) of the Code limits our federal income tax deduction for certain executive compensation in excess of $1.0 million paid to the Chief Executive Officer and the four other most highly compensated executive officers. The $1.0 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. The Stock Plan was amended in 2004 so that awards granted under that plan may, subject to certain conditions, qualify as performance based compensation under Section 162(m) of the Code. The compensation committee recognizes the possibility that if the amount of the base salary and other compensation of a named executive officer exceeds $1.0 million, it may not be fully deductible for federal income tax purposes. The compensation committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

Compensation Committee:

William E. Conway, Jr.
Robert J. Natter
J. H. Binford Peay, III
Compensation Committee Interlocks and Insider Participation
      During 2004:

•	the compensation committee was comprised of Peter J. Clare, and J. H. Binford Peay, III until August 2004 at which point Mr. Clare rotated off the committee and Messrs. Conway and Natter joined the committee;

•	none of the members of the compensation committee was an officer (or former officer) or employee of us or any of our subsidiaries;

•	none of the members of the compensation committee entered into (or agreed to enter into) any transaction or series of transactions with us or any of our subsidiaries in which the amount involved exceeds $60,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity’s executive officers served on our compensation committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our compensation committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on our board of directors.
Security Ownership of Certain Beneficial Owners and Management
      The following table provides summary information regarding beneficial ownership of our outstanding capital stock as of March 1, 2005, for:

•	each person or group who beneficially owns more than 5% of our capital stock on a fully diluted basis;

•	certain of our executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

      Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of our common stock held by such person. Shares of our common stock subject to options currently exercisable or exercisable within the period 60 days after March 1, 2005, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Unless otherwise noted, the address for each director and executive officer is c/o United Defense Industries, Inc., 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209.

Name of Beneficial Owner	Number	Percentage

Barclays group(1)	5,390,061	10.6%

Putnam, LLC d/b/a Putnam Investments(2)	4,568,636	9.0%

FMR Corp.(3)	3,289,309	6.5%

Wellington Management Company(4)	3,212,900	6.3%

William E. Conway, Jr.(5)	199,493	*

Robert J. Natter	1,000	*

Peter J. Clare(5)	11,916	*

Frank C. Carlucci(5)	30,146	*

J.H. Binford Peay, III	65,325	*

John M. Shalikashvili	15,682	*

Thomas W. Rabaut	467,270	*

Francis Raborn	390,010	*

C. Thomas Faulders, III	1,000	*

Elmer L. Doty	178,931	*

Keith B. Howe	55,303	*

Alexander J. Krekich	95,673	*

All Current Directors and Executive Officers as a Group (15 persons)	1,662,806	3.3%

*	Denotes less than 1% beneficial ownership

(1)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the Securities and Exchange Commission on February 15, 2005. The address of this stockholder is 45 Fremont Street, San Francisco, California 94105.

(2)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the Securities and Exchange Commission on February 11, 2005. The address of this stockholder is One Post Office Square, Boston, Massachusetts 02109.

(3)	The information regarding this stockholder is derived from a Schedule 13G/ A filed by the stockholder with the Securities and Exchange Commission on February 14, 2005. The address of this stockholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the Securities and Exchange Commission on February 14, 2005. The address of this stockholder is 75 State Street, Boston, Massachusetts 02109.

(5)	The address of such person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004.

Performance Graph
      We commenced our initial public offering and began trading on the NYSE on December 14, 2001. The chart above compares the relative changes in the cumulative total return of our common stock for the period from December 14, 2001 to December 31, 2004, against the cumulative total return of the S&P 500 Stock Index and the S&P 1500 Aerospace & Defense Index for the same period.
      The chart above assumes that on December 14, 2001, $100 was invested in our common stock and in each of the indices. The comparisons assume that all dividends, if any, were reinvested. The chart indicates the dollar value of each hypothetical $100 investment based on the closing price as of the last trading day of each month from December 2001 to December 2004.
Certain Relationships and Related Transactions

Carlyle Management Fee
      In October 1997, we entered into a management agreement with TC Group Management, L.L.C., an affiliate of The Carlyle Group, for management and financial advisory services and oversight to be provided to us and our subsidiaries. The management agreement provides for the payment to Carlyle of an annual management fee of $2.0 million. The management agreement terminated once Carlyle’s ownership of our stock fell below 10% in February 2004.

Employment Agreements
      We have employment agreements with certain of our named executive officers as described above under “— Employment Agreements.”
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based on our records and other information, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers for 2004 were timely met, except that John W. Hendrix filed a late Form 4 reporting two transactions in January 2004.

Relationship with Independent Public Accountants
      The audit and ethics committee has reappointed Ernst & Young LLP as the independent public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2005, in the event the merger described herein is not consummated prior to December 31, 2005. In making this appointment, the audit and ethics committee considered whether the audit and non-audit services Ernst & Young LLP provides are compatible with maintaining the independence of our outside auditors. The audit and ethics committee has adopted a policy that set forth the manner in which the audit and ethics committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained. The policy requires an individual review by the committee in advance of each service to be provided by Ernst & Young LLP.
Fees and Services of Ernst & Young LLP
      The following table summarizes fees billed to us by Ernst & Young LLP during fiscal years 2004 and 2003:

	Fees

Service	2004	2003

	($ In thousands)

Audit Fees

Consolidated Audit	2850	815

Statutory Audit	238	103

SEC Filings	48	93

Total	3,136	1,011

Audit-Related Fees

Audit of defined benefit and postretirement plans	7	83

Audit of USMR LS-513 report (workers compensation)	0	5

Consultation regarding Sarbanes Oxley Section 404 compliance	0	9

Total	7	97

Tax Fees

Tax Consulting Services	9	60

Total	9	60

Other Fees

Access to E&Y we-based accounting research material and purchase of E&Y proprietary software (FAS123)	3	0

IT support (balanced scorecard)	18	0

Total	21	0

Total	$3,173	$1,168

      The audit committee pre-approved 100 percent of the services covered under the captions “Audit-Related Fees,” “Tax Fees,” and “Other Fees” for fiscal years 2003 and 2004.
MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND INFORMATION
      Our sole class of common equity is our $0.01 par value common stock, which is traded on the NYSE under the symbol “UDI.” Trading in our common stock commenced on the NYSE on December 14, 2001. As of [ •  ], 2005, there were [ •  ] stockholders of record with approximately [ •  ] beneficial shareholders of our common stock.
      The closing sale price per share of our common stock, as reported by the NYSE on March 4, 2005, the last full trading day before the public announcement of the proposed merger, was $58.26. On [ •  ], 2005, the last full trading day before the printing of this proxy statement, the closing price for shares of our common stock, as reported by the NYSE, was $[ •  ]. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.
      The table below shows, for the quarters indicated the reported high and low trading prices of our common stock on the NYSE.

	High	Low

Calendar Year 2003:

First Quarter	$24.75	$20.06

Second Quarter	27.12	21.00

Third Quarter	29.69	25.19

Fourth Quarter	34.15	28.33

Calendar Year 2004:

First Quarter	$34.31	$28.72

Second Quarter	27.12	31.55

Third Quarter	29.69	33.45

Fourth Quarter	34.15	38.34

Calendar Year 2005:

First Quarter (through March 21, 2005)	$73.35	$43.59
      We did not pay any dividends in 2003 or 2004, but we paid a quarterly dividend of $0.125 per share on March 1, 2005 to stockholders of record on February 15, 2005.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      The statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. These statements are based on management’s current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those results anticipated, estimated, expected, intended or projected.
      We cannot give any assurance that the merger will be consummated. Factors that could affect whether the transaction is completed include the satisfaction or waiver of a number of conditions, including obtaining clearance from regulatory authorities. In addition, the statements in this proxy statement are made as of [ •  ], 2005. We expect that subsequent events or developments will cause our views to change. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to [ •  ], 2005.
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
      In accordance with Rule 14a–3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to United Defense Industries, Inc., Investor Relations, 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209, and our telephone number is (703) 312-6100. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.
STOCKHOLDER PROPOSALS
      If the merger is completed, we will no longer be a publicly traded company and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings.
      Our bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary thereof in writing during the period 120 to 90 days before the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 120 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by us). In the event that the number of directors to be elected is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by our bylaws will be timely, but only with respect to the nominees for any new positions created by such increase, if such notice is delivered to our Secretary no later than 10 days following the day on which such public announcement is first made by us. These stockholder notices must set forth certain information specified in our bylaws.
WHERE YOU CAN FIND MORE INFORMATION
      A copy of our 2004 Annual Report to Stockholders accompanies this proxy statement. We have filed an Annual Report for the fiscal year ended December 31, 2004 on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to United Defense Industries, Inc., Attn.: Investor Relations, 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209. Stockholders may also obtain a copy of the Form 10-K by accessing our website at www.uniteddefense.com.
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website located at http://www.sec.gov, which contains reports, proxy statements and other information regarding companies that file electronically with the SEC.

ANNEX A
EXECUTION COPY
The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.
AGREEMENT AND PLAN OF MERGER
Dated as of March 6, 2005,
Among
BAE SYSTEMS NORTH AMERICA INC.,
UTE ACQUISITION COMPANY INC.
And
UNITED DEFENSE INDUSTRIES, INC.

EXHIBIT A — Certificate of Incorporation of Surviving Corporation

GLOSSARY OF DEFINED TERMS

Term	Section

Acquisition Agreement	5.02(b)

Adverse Recommendation Change	5.02(b)

affiliate	9.03

Affiliated Group	3.09(a)

AJC Act	5.01(a)(v)

Anti-Bribery Laws	3.13(c)

Appraisal Shares	2.01(d)

Bid	3.15(c)

Bofors	3.05(b)

business day	9.03

Certificate of Merger	1.03

Certificates	2.02(b)

CFIUS	6.03(b)(i)

Closing	1.02

Closing Date	1.02

Code	2.02(h)

Commonly Controlled Entity	3.10

Company	Preamble

Company Benefit Agreements	3.08(e)(ii)

Company Benefit Plans	3.10

Company Board	3.04(a)

Company Bylaws	3.03(b)

Company Capital Stock	3.03(a)

Company Charter	3.03(b)

Company Common Stock	Recitals

Company Credit Agreement	3.03(f)

Company Disclosure Letter	Article III

Company Financial Statements	3.06(b)

Company Government Contract	3.15(c)

Company Government Subcontract	3.15(c)

Company Lease	3.17

Company Material Adverse Change	9.03

Company Material Adverse Effect	9.03

Company Pension Plan	3.11(b)

Company Preferred Stock	3.03(a)

Company Restricted Stock	3.03(a)

Company SEC Documents	3.06(a)

Company Stock-Based Awards	3.03(b)

Company Stockholder Approval	3.04(b)

Company Stockholders’ Meeting	6.01(b)

Company Stock Options	3.03(a)

Company Stock Plan	3.03(a)

Term	Section

Company Subsidiaries	3.01

Confidentiality Agreement	6.02

Consent	3.05(b)

Continuing Employees	6.05(a)

Contract	3.05(a)

Contract with a Related Person	3.08(j)

Deferred Arrangements	5.01(a)(v)

Designated Party	6.07(b)

DGCL	1.01

DOJ	6.03(b)(ii)

Draft 2004 10-K	Article III

Effective Time	1.03

Environmental Claim	3.14(b)

Environmental Laws	3.14(b)

Environmental Permits	3.14(a)(ii)

ERISA	3.11(a)

Exchange Act	3.05(b)

Exchange Fund	2.02(a)

Exon-Florio	3.05(b)

Export Control Laws	3.13(b)

Filed Company SEC Documents	Article III

FTC	6.03(b)(ii)

GAAP	3.06(b)

Governmental Entity	3.05(b)

Hazardous Materials	3.14(b)

HSR Act	3.05(b)

Indemnified Party	6.06(a)

Intellectual Property Rights	3.18

IRS	3.09(c)

Joint Filing	6.03(b)(i)

Judgment	3.05(a)

Law	3.05(a)

Liens	3.02(a)

Material Company Contract	3.15(a)

Maximum Premium	6.06(b)

Merger	Recitals

Merger Consideration	2.01(c)(2)

Outside Date	8.01(b)(i)

Parent	Preamble

Parent Material Adverse Effect	9.03

Paying Agent	2.02(a)

Permits	3.13(a)

person	9.03

Post-Signing Returns	5.01(b)(i)

Term	Section

Proxy Statement	3.05(b)

Release	3.14(b)

Representatives	5.02(a)

SEC	Article III

Section 262	2.01(d)

Securities Act	3.06(b)

SOX	3.06(b)

Sub	Preamble

subsidiary	9.03

Superior Proposal	5.02(e)

Surviving Corporation	1.01

Takeover Proposal	5.02(e)

taxes	3.09(j)(i)

tax return	3.09(j)(ii)

Termination Fee	6.07(b)

Transfer Taxes	6.09

UKLA	4.04(b)

UK Parent	4.03

UK Parent Circular	6.01(c)

UK Parent Letter	6.01(c)

UK Parent Shareholder Approval	4.03

UK Parent Shareholder Meeting	6.01(c)

Voting Company Debt	3.03(c)

      AGREEMENT AND PLAN OF MERGER dated as of March 6, 2005, among BAE SYSTEMS NORTH AMERICA INC., a Delaware corporation (“Parent”), UTE ACQUISITION COMPANY INC., a Delaware corporation (“Sub”) and a wholly owned subsidiary of Parent, and UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation (the “Company”).
      WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved Parent’s acquisition of the Company on the terms and subject to the conditions set forth in this Agreement;
      WHEREAS the respective boards of directors of Parent, Sub and the Company have approved this Agreement and the transactions contemplated hereby, including the merger of Sub with and into the Company (the “Merger”) whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) not owned by Parent, Sub or the Company or any of their respective subsidiaries shall be converted into the right to receive $75.00 in cash; and
      WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
      NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
The Merger
      Section 1.01.     The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.
      Section 1.02.     Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by the party or parties entitled to the benefits thereof) of all the conditions set forth in Article VII (other than any condition that by its nature cannot be satisfied until the Closing, but subject to satisfaction of any such condition), or at such other place, time and date as shall be agreed in writing between Parent and the Company; provided, however, that if all the conditions set forth in Article VII shall not have been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof) on such second business day, then the Closing will take place on the first business day on which all such conditions shall have been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
      Section 1.03.     Effective Time. Prior to the Closing, the parties shall prepare, and on the Closing Date or as soon as practicable thereafter shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).
      Section 1.04.     Effects. The Merger shall have the effects set forth in Section 259 of the DGCL.

      Section 1.05.     Certificate of Incorporation and Bylaws. (a) The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to read in the form of Exhibit A, and, as so amended, such certificate of incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
      (b) The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
      Section 1.06.     Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
      Section 1.07.     Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
ARTICLE II
Effect on the Capital Stock of the
Constituent Corporations; Exchange of Certificates
      Section 2.01.     Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

(a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent, Sub or by any of their respective wholly owned subsidiaries shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock. (1) Subject to Sections 2.01(b) and 2.01(d), each issued and outstanding share of Company Common Stock shall be converted into the right to receive $75.00 in cash.

(2) The cash payable upon the conversion of shares of Company Common Stock pursuant to Section 2.01(c)(1) is referred to as the “Merger Consideration.” As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and certain dividends or other distributions in accordance with Section 2.02(c) upon surrender of such certificate in accordance with Section 2.02, in each case, without interest.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (“Appraisal Shares”) of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect, or otherwise shall waive, withdraw or lose, the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder’s

Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

      Section 2.02.     Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably satisfactory to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of Certificates. Parent will enter into a paying agent agreement in form and substance reasonably acceptable to the Company. Parent shall provide, or cause to be provided to the Paying Agent at the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”).
      (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01(c) and certain dividends and other distributions in respect of Company Common Stock in accordance with Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and certain dividends or other distributions in accordance with Section 2.02(c). No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.
      (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon surrender of any Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

      (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for 12 months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.
      (e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
      (f) Investment of Exchange Fund. The Parent may cause the Paying Agent to invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. In no case, however, shall any such investment or any such payment of interest delay the receipt by holders of Certificates of the Merger Consideration or otherwise impair such holders’ rights hereunder.
      (g) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect thereto, without interest.
      (h) Withholding Rights. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of any supranational, national, federal, state, provincial, local or municipal (whether domestic or foreign) tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent, as applicable.
ARTICLE III
Representations and Warranties of the Company
      Except as set forth (i) in the reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the Securities and Exchange Commission (the “SEC”) and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), other than any disclosure of risks generally faced by participants in the industries in which the Company operates or descriptions of general risks not related to specifically disclosed facts or circumstances, (ii) in the letter dated the date of this Agreement, from the Company to Parent (the “Company Disclosure Letter”) or (iii) in the draft Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the “Draft 2004 10-K”), a copy of which has been provided to Parent and is attached to the Company Disclosure Letter, other than any disclosure of risks generally faced by participants in the industries in which the Company operates or descriptions of general risks not related to specifically disclosed facts or circumstances, the Company represents and warrants to Parent and Sub as follows:
      Section 3.01.     Organization, Standing and Power. Each of the Company and each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted. For purposes of this Agreement, “Company Subsidiary” means each subsidiary of the Company, provided that (other than for purposes of Sections 3.12(b), 3.13(c) and 7.02(a) (insofar as it relates to Sections 3.12(b) and 3.13(c))) the term “Company Subsidiary” shall not include FNSS

Savunma Sistemleri A.S. and Bofors Defence Asia Sdn Bhd. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      Section 3.02.     Company Subsidiaries; Equity Interests. (a) All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by a wholly owned Company Subsidiary or by the Company and a wholly owned Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”).
      (b) As of the date of this Agreement, except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $10,000,000 in any person.
      Section 3.03.     Capital Structure. (a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on February 28, 2005, (i) 50,801,291 shares of Company Common Stock were issued and outstanding, of which 414,872 shares issued pursuant to the Company’s Incentive Award Plan or its predecessor plan (collectively, the “Company Stock Plan”) were subject to vesting and restrictions on transfer (collectively, “Company Restricted Stock”), (ii) 2,491,800 shares of Company Common Stock were held by the Company in its treasury and (iii) 9,375,000 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plan, of which 2,498,532 shares were subject to outstanding options to purchase shares of Company Common Stock (collectively, “Company Stock Options”) with a weighted-average exercise price of $21.67.
      (b) Except as set forth above, at the close of business on February 28, 2005, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance, outstanding or held by the Company in its treasury. As of the date of this Agreement, (other than Company Stock Options), there were no outstanding options, stock appreciation rights, “phantom” stock rights, performance awards, units, dividend equivalent awards, rights to receive shares of Company Common Stock on a deferred basis, rights to purchase or receive Company Common Stock or other rights that are linked to the value of Company Common Stock (collectively, “Company Stock-Based Awards”) issued or granted by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary. All outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the amended and restated certificate of incorporation of the Company, as amended through the date of this Agreement (as so amended, the “Company Charter”), the amended and restated bylaws of the Company, as amended through the date of this Agreement (as so amended, the “Company Bylaws”) or any Contract to which the Company is a party or otherwise bound. During the period from February 28, 2005 to the date of this Agreement, there have been no issuances, reservation for issuance or grants by the Company or any Company Subsidiary of any shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary (other than issuances or grants of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement).
      (c) There are not any bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiary having the right to vote on any matters on which holders of capital stock or other equity interests of the Company or any Company Subsidiary may vote (“Voting Company Debt”).

      (d) Except as set forth above in this Section 3.03, as of the date of this Agreement, there are (i) no options, warrants, calls, rights, convertible or exchangeable securities, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (A) shares of capital stock or other voting securities or equity interests of, or any security convertible or exercisable for or exchangeable into any capital stock or other voting securities or equity interests of, the Company or any Company Subsidiary or (B) any Voting Company Debt and (ii) no other rights the value of which is in any way based on or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of, capital stock or other voting securities or equity interests of the Company or any Company Subsidiary. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any such security.
      (e) Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities.
      (f) As of the date of this Agreement, (i) the only outstanding indebtedness for borrowed money (other than indebtedness incurred in the ordinary course of business not in excess, individually or in the aggregate, of $25,000,000) of the Company and the Company Subsidiaries is $524,947,000 in aggregate principal amount of loans under the Amended and Restated Credit Agreement dated as of August 13, 2001, and amended and restated as of July 2, 2002, as amended as of November 19, 2003 (the “Company Credit Agreement”), among the Company, the lending institutions party thereto, Deutsche Bank Securities, Inc. and Lehman Brothers, Inc., as co-lead arrangers, Deutsche Bank Trust Company Americas, as Administrative Agent, Lehman Commercial Paper, Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Documentation Agents, and (ii) there are no guarantees by the Company or any of the Company Subsidiaries of indebtedness of third parties for borrowed money.
      Section 3.04.     Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Assuming the representation made in Section 4.07 is correct, the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to obtaining the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding at Law or in equity). The board of directors of the Company (the “Company Board”), at a meeting, duly called and held, duly and adopted (with all directors in attendance voting in favor) resolutions (i) approving this Agreement, the Merger and the other transactions contemplated hereby, (ii) determining that the terms of the Merger, this Agreement and the other transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (iii) declaring this Agreement and the Merger advisable, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company’s stockholders and (v) recommending that the Company’s stockholders adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. Assuming the representation made in Section 4.07 is correct, the approval of this Agreement, the Merger and the other transactions contemplated hereby by the Company Board referred to in this Section 3.04(a) constitutes approval of the Merger for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that the restrictions on “business combinations” (as such term is defined therein) set forth in Section 203 of the DGCL does not and will not apply to the execution or delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. To the Company’s knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any of the other transactions contemplated hereby.
      (b) Assuming the representation made in Section 4.07 is correct, the only vote or consent of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock (the “Company Stockholder Approval”). The affirmative vote or consent of the holders of Company Capital Stock, or any of them, is not necessary to consummate any of the transactions contemplated hereby, other than the Merger.
      Section 3.05.     No Conflicts; Consents. (a) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment or other agreement, in each case in writing (a “Contract”), to which the Company or any Company Subsidiary is a party or by which any of their respective assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, ruling, award, assessment, writ, injunction, decree, stipulation or determination, in each case whether preliminary or final, of a Governmental Entity (“Judgment”) or any statute, law (including common law), ordinance, rule, regulation or order (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      (b) No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or notice to, or permit from, any supranational, national, federal, state, provincial, local or municipal (whether domestic or foreign) government or any court of competent jurisdiction, tribunal, arbitrator, judicial body, administrative or regulatory agency, authority, commission or board or other governmental department, bureau, branch, agency, authority or instrumentality or any non-governmental self regulatory agency or other authority (a “Governmental Entity”) is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) Section 721 of the Defense Production Act, as amended (“Exon-Florio”), and (C) the requirements of any applicable competition, antitrust or similar Law of any jurisdiction outside the United States, (ii) the filing with the SEC of (A) a proxy statement relating to the adoption of this Agreement by the stockholders of the Company (the “Proxy Statement”) and (B) such reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any Company Subsidiary is qualified to do business, (iv) such filings as may be required in connection with the taxes described in Section 6.09, (v) any filings required under the rules and regulations of the New York Stock Exchange, Inc., (vi) any notice of the Merger required by the terms of the license under the Swedish Act on War Equipment granted to Bofors Defense AB, a limited liability company incorporated under the laws of Sweden, and its subsidiaries (collectively, “Bofors”), (vii) such other items required by reason of the participation of Parent, Sub or any of their affiliates (as opposed to any other third party) in the transactions contemplated hereby (including any filings or notices related to national security or foreign ownership control or influence) and (viii) such other Consents, registrations, declarations, filings, notices or permits, the failure of which to obtain or make, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      Section 3.06.     SEC Documents; Undisclosed Liabilities. (a) The Company has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished, as applicable, by the Company with the SEC since January 1, 2003 (the “Company SEC Documents”).
      (b) As of its respective date, each Company SEC Document and the Draft 2004 10-K each complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and, to the extent in effect and applicable, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (“SOX”), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in each of the Company SEC Documents and the Draft 2004 10-K (collectively, the “Company Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements (other than those contained in the Draft 2004 10-K), to normal year-end audit adjustments).
      (c) Except to the extent accrued or reserved in the Company Financial Statements, neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except for those arising in the ordinary course of business consistent with past practice, for taxes or that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.
      (d) Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.
      (e) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s audited financial statements or other Company SEC Documents.
      (f) None of the Company Subsidiaries is, or has at any time since January 1, 2003, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

      (g) The Company maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals.
      (h) The Company has established and maintains “disclosure controls and procedures” (as such terms are defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) and such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including controls and procedures to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.
      (i) Since the date of the filing of the Company’s Quarterly Report on Form  10-Q for the quarter ended September 30, 2004, the Company’s auditors and the Company Board have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
      (j) Since the date of the filing of the Company’s Quarterly Report on Form  10-Q for the quarter ended September 30, 2004, there have been no material changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting.
      (k) The Company intends to file its Annual Report on Form 10-K for the year ended December 31, 2004, within five business days of the date of this Agreement, and such Annual Report as filed with the SEC will not contain any material changes from the Draft 2004 10-K.
      Section 3.07.     Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the UK Parent Circular will, at the date the UK Parent Circular is first mailed to shareholders of UK Parent or (to the extent not previously corrected by a supplement to the UK Parent Circular) at the time of the UK Parent Shareholder Meeting contain any information which is not in accordance with the facts or which omits anything likely to affect the import of such information. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion or incorporation by reference therein.
      Section 3.08.     Absence of Certain Changes or Events. From December 31, 2004 to the date of this Agreement, the Company has conducted its business in the ordinary course of business consistent with past practice, and during such period there has not been:

(a) any Company Material Adverse Change;

(b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase or redemption for value by the Company of any Company Capital Stock, other than the declaration of a cash dividend on the Company Common Stock in the amount of $0.125 per share payable on March 1, 2005 to holders of record of Company Common Stock as of February 15, 2005;

(c) any purchase, redemption or other acquisition of (i) any shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary, (ii) any Company Stock-Based Awards, options, warrants, calls, rights, convertible or exchangeable securities, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities or equity interests of, or any security convertible or exercisable for or exchangeable into any capital stock or other voting securities or equity interests of, the Company or any Company Subsidiary or (iii) any other rights the value of which is in any way based upon or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of, capital stock or other voting securities or equity interests of the Company or any Company Subsidiary;

(d) any split, combination or reclassification of any Company Capital Stock or any issuance, or the authorization of any issuance, of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

(e) (i) any granting by the Company or any Company Subsidiary to any director, officer, employee or consultant, or any former director, officer, employee or consultant, of the Company or any Company Subsidiary of (A) any increase in compensation, bonus, fringe or other benefits, except for normal increases in cash compensation or granting of bonuses, incentive compensation and fringe or other benefits, in each case, in the ordinary course of business consistent with past practice (1) to officers and other employees or (2) as was required under any Company Benefit Agreement or Company Benefit Plan in effect as of December 31, 2004 in accordance with its terms in effect on such date, or (B) any change of control, severance or termination compensation or benefits or increase therein to any current employee of the Company or any Company Subsidiary, (ii) any entry by the Company or any Company Subsidiary into, or any amendment to or termination of, (A) any employment, deferred compensation, consulting, severance, change of control, loan, termination or indemnification agreement or (B) any other agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement with, or providing benefits to, any director, officer, employee or consultant, or any former director, officer, employee or consultant, of the Company or any Company Subsidiary (such items set forth in clauses (A) and (B) of this clause (ii) being referred to collectively as “Company Benefit Agreements”), (iii) any adoption of, entry into, any amendment to or any termination of, any collective bargaining agreement or any Company Benefit Plan, except as required to comply with applicable Law or any Company Benefit Agreement or Company Benefit Plan in effect as of December 31, 2004 in accordance with its terms in effect on such date and except for the entry into of collective bargaining agreements negotiated in the ordinary course of business consistent with past practice or (iv) any action taken to fund or in any other way secure the payment, or to accelerate the vesting or payment, of compensation or benefits under any Company Benefit Plan (or any grant or award thereunder) or Company Benefit Agreement;

(f) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

(g) any (i) elections with respect to taxes by the Company or any Company Subsidiary, (ii) settlement or compromise by the Company or any Company Subsidiary of any tax liability or refund, (iii) filing by the Company of an amended tax return or (iv) other action by the Company that is reasonably likely to have the effect of materially increasing the tax liability or materially decreasing a tax asset of the Company or any Company Subsidiary;

(h) any revaluation by the Company or any Company Subsidiary of any assets that are material to the Company and the Company Subsidiaries, taken as a whole;

(i) any sale, lease, license or other disposition of, or subjecting to any Lien, any material assets of the Company or any Company Subsidiary (including Intellectual Property Rights), except in the ordinary course of business consistent with past practice;

(j) any entry by the Company or any Company Subsidiary into any Contract with any affiliate of the Company (any such Contract, a “Contract with a Related Person”); or

(k) any authorization of, or commitment or agreement to take, any of the actions described in clauses (b) through (j).
      Section 3.09.     Taxes. (a) Each of the Company, each Company Subsidiary and any affiliated, consolidated, combined, unitary or aggregate group of which the Company or any of the Company Subsidiaries is a member (an “Affiliated Group”) has timely filed, or has caused to be timely filed on its behalf, all material tax returns required to be filed by it, and all such tax returns are true, complete and accurate in all material respects. All taxes shown to be due on such tax returns, and all material taxes otherwise owed, have been timely paid (other than payments being contested in good faith by appropriate proceedings).
      (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all taxes payable by the Company, the Company Subsidiaries and any Affiliated Group (in addition to any reserve for deferred taxes to reflect timing differences between book and tax items) for all taxable periods and portions thereof through the date of such financial statements. To the knowledge of the Company, no deficiency, audit, examination, refund litigation, proposed adjustment or matter in controversy with respect to any material taxes has been proposed, asserted or assessed against the Company, any Company Subsidiary or any Affiliated Group. There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any material taxes has been executed or filed with any taxing authority by or on behalf of the Company, any Company Subsidiary or any Affiliated Group.
      (c) The tax returns of the Company, each Company Subsidiary and each Affiliated Group have been examined by and settled with the United States Internal Revenue Service (the “IRS”) or other applicable taxing authority or have closed by virtue of the expiration of the relevant statute of limitations, for all years through 1998. All assessments for taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.
      (d) Neither the Company nor any of the Company Subsidiaries has been a member of any Affiliated Group that includes any person other than the Company and the Company Subsidiaries for purposes of filing tax returns or paying taxes at any time within the last ten years. None of the Company, any of the Company Subsidiaries and any Affiliated Group is bound by any agreement with respect to taxes other than agreements between any of the Company and the Company Subsidiaries.
      (e) Neither the Company nor any of the Company Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of material federal, state, local, provincial or municipal (whether domestic or foreign) tax Law, or for any other reason.
      (f) There are no Liens for taxes (other than for current taxes not yet due and payable) on the assets of the Company or any Company Subsidiary.
      (g) None of the Company or any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (in each case within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.
      (h) Neither the Company nor any of the Company Subsidiaries has been, at any time during the period specified in Section 897(c)(1)(A) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
      (i) There has been no “change in ownership” of the Company within the meaning of Section 382(g) of the Code within the two-year period preceding the Effective Time.
      (j) For purposes of this Agreement:

(i) “tax” or “taxes” means (A) all supranational, national, federal, state, provincial, local or municipal (whether domestic or foreign) taxes, assessments, duties, fees, levies or similar charges of any kind, including all sales, payroll, employment and other withholding taxes, and including all obligations under any tax sharing agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement or practice, and including all interest, penalties and additions imposed with respect to such amounts, (B) all liability for the payment of any amounts of the type described in the foregoing clause (A) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (C) all liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in the foregoing clause (A) or (B); and

(ii) “tax return” means all tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to taxes.
      Section 3.10.     Absence of Changes in Benefit Plans; Labor Relations. (a) Since December 31, 2004, the Company and the Company Subsidiaries have not adopted, amended in any material respect or terminated any collective bargaining agreement or any material employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option or other equity-based compensation, performance, retirement, thrift, savings, paid time off, perquisite, fringe benefit, vacation, severance, change of control, medical, welfare benefit or other similar plan, program, policy, arrangement or understanding (whether or not legally binding) sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any Company Subsidiary or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a “Commonly Controlled Entity”), in each case providing benefits to any director, officer, employee or consultant, or any former director, officer, employee or consultant, in each case, whether or not located in the United States, of the Company or any Company Subsidiary (collectively, the “Company Benefit Plans”). Since December 31, 2004, there has not been any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan, or any material change in the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined, except to the extent permitted by the Pension Funding Equity Act of 2004.
      (b) No union has attempted to organize or otherwise make any claim to represent the employees or the Company or any Company Subsidiary and no such action is pending or threatened in writing. From January 1, 2003 to the date of this Agreement, neither the Company nor any Company Subsidiary has experienced any labor disputes or work stoppages, slowdowns or lockouts due to labor disagreements, except any dispute, stoppage, slowdown or lockout that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. No unfair labor practice has been committed by the Company or any Company Subsidiary, and there is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or threatened in writing before the National Labor Relations Board or any similar Federal, state, local or foreign Governmental Entity, except any practice, charge or complaint that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. No grievance or arbitration proceeding arising out of any collective bargaining agreement is pending or threatened in writing against the Company or any Company Subsidiary, except any grievance or proceeding that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      Section 3.11.     ERISA Compliance; Excess Parachute Payments. (a) Each Company Benefit Plan has been administered in all material respects in accordance with its terms. The Company, the Company Subsidiaries and the Company Benefit Plans are all in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code and all other applicable Laws, including Laws of foreign jurisdictions, and the terms of all collective bargaining agreements. No Company Benefit Plan provides benefits primarily to persons who are or were employed, or provide or provided services, outside the United States.
      (b) Each Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (each, a “Company Pension Plan”) intended to be tax-qualified has received favorable determination letters to the effect that such Company Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a) of the Code, no such determination letter has been revoked (nor, to the knowledge of the Company, has revocation been threatened in writing) and no event has occurred since the date of the most recent determination letter or application therefor relating to such Company Pension Plan (including any amendment thereto) that is reasonably likely to adversely affect the qualification of such Company Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. Each Company Pension Plan has complied since its inception, or has been timely amended to comply, with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001. All Company Benefit Plans required or permitted to have been approved by any non-U.S. Governmental Entity have been so approved, no such approval has been revoked (nor, to the knowledge of the Company, has revocation been threatened in writing) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Benefit Plan that is reasonably likely to materially affect any such approval relating thereto or materially increase the costs relating thereto.
      (c) Neither the Company nor any Commonly Controlled Entity has incurred, or reasonably expects to incur, any liability under Title IV of ERISA or Section 412 of the Code, except for premiums payable to the Pension Benefit Guaranty Corporation in the ordinary course of business. No Company Pension Plan had, as of its most recent annual valuation date, any “unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA), and there has been no material adverse change in the financial condition of such Company Pension Plan since such valuation date. No Company Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived. During the prior six years, no Company Pension Plan or its related trust has been terminated and there has not been any other “reportable event” (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Pension Plan. During the prior six years, neither the Company nor any Commonly Controlled Entity incurred any liability in respect of a “withdrawal”, “complete withdrawal” or “partial withdrawal” from any Company Benefit Plan that is a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (within the meaning of Sections 4063 and 4064 of ERISA).
      (d) None of the Company and the Company Subsidiaries has received notice of, and to the knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits, proceedings or other actions against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that, if adversely determined, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, and, to the knowledge of the Company, there are not any facts that, individually or in the aggregate, is reasonably likely to result in a Company Material Adverse Effect in the event of any such investigation, claim, suit, proceeding or other action.

      (e) With respect to each Company Benefit Plan, there has not occurred any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that is reasonably likely to subject the Company or any Company Subsidiary or any of their respective employees, or any trustee, administrator or other fiduciary of any trust created under any Company Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or to any liability for breach of fiduciary duty under ERISA or any other applicable Law, except taxes or penalties that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      (f) Each Company Benefit Plan that is an employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability (other than liability for benefits then payable under such plan without regard to such amendment or termination) to the Company or any Company Subsidiary at any time after the Effective Time. Neither the Company nor any Company Subsidiary has any material obligations for retiree health or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required under Section 4980B(f) of the Code).
      (g) None of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other transaction contemplated hereby alone or in combination with any other event will (i) entitle any director, officer, employee or consultant, or any former director, officer, employee or consultant, of the Company or any Company Subsidiary to change of control, severance or termination compensation or benefits, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan (or any grant or award thereunder) or Company Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan (or any grant or award thereunder) or Company Benefit Agreement. No amount or benefit that could be received by any named executive officer of the Company (as defined for purposes of Section 16 of the Exchange Act) in connection with the transactions contemplated by this Agreement (alone or in combination with any other event) would be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), and no such person is entitled to any additional payment or benefit in the event the excise tax under Section 4999 of the Code is imposed on such person.
      Section 3.12.     Proceedings. (a) Other than with respect to proceedings under seal of which the Company has no knowledge, there is no claim, suit, proceeding or other action pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Company Subsidiary or any of their respective assets, nor is there any Judgment outstanding against, or material notice of an actual or potential violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any Company Subsidiary, in each case, that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.
      (b) There is no material audit, inquiry or investigation involving the Company or any Company Subsidiary by a Governmental Entity pending, or to the knowledge of the Company, threatened in writing.
      Section 3.13.     Compliance with Applicable Laws. (a) The Company and the Company Subsidiaries are in compliance with all applicable Laws and Judgments, except any failure to be in compliance that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication (excluding for purposes of this sentence any written communication by electronic mail) during the past three years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not, or may not be, in compliance with, or has, or may have, liability under, any applicable Law or Judgment, except any failure to be in compliance or liability, that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities (collectively, “Permits”), necessary for it to own, lease or operate its assets and to carry on its business as presently conducted, except any failure to have in effect any Permit that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. There has occurred no default under, or violation of, any Permit, and the Merger and the other transactions contemplated hereby will not cause the revocation or cancelation of any Permit, except any default, violation, revocation or cancelation that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      (b) The Company and the Company Subsidiaries are in compliance with all statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. § 730 et seq.) and associated executive orders, and the Laws implemented by the Office of Foreign Assets Controls, United States Department of the Treasury (collectively, the “Export Control Laws”), except any failure to be in compliance that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past 12 months that alleges that the Company or a Company Subsidiary is not, or may not be, in compliance with, or has, or may have, any liability under, the Export Control Laws, except any failure to be in compliance or liability that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      (c) The Company and the Company Subsidiaries are in compliance in all material respects with all legal requirements under (i) the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq) and the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such Convention and (ii) international anti-bribery conventions (other than the convention described in clause (i)) and local anti-corruption and bribery Laws, in each case, in jurisdictions in which the Company and the Company Subsidiaries are operating (collectively, the “Anti-Bribery Laws”), except with respect to clause (ii) any failure to be in compliance that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received any written communication that alleges that the Company, a Company Subsidiary or any agent thereof is, or may be, in violation of, or has, or may have, any material liability under, the Anti-Bribery Laws, except any written communication received more than 24 months prior to the date of this Agreement that did not result in an inquiry or investigation that is currently pending.
      Section 3.14.     Compliance with Environmental Laws. (a) Except as, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect:

(i) the Company and the Company Subsidiaries are in compliance with all Environmental Laws, and neither the Company nor any of the Company Subsidiaries has received any written notice that alleges that the Company or any of the Company Subsidiaries is, or may be, in violation of, or has, or may have, any liability under, any Environmental Law;

(ii) the Company and the Company Subsidiaries have obtained, maintained and complied with all Permits necessary under any Environmental Law for them to own, lease or operate their respective assets as currently held and to carry on their respective businesses as presently conducted (“Environmental Permits”);

(iii) there are no Environmental Claims pending or, to the knowledge of the Company, threatened in writing, against the Company or any Company Subsidiary; and

(iv) there have been no Releases of any Hazardous Material that is reasonably likely to form the basis of any Environmental Claim against the Company or any Company Subsidiary.
      (b) As used in this Agreement:

“Environmental Claim” means any and all administrative, regulatory or judicial claims, suits, proceedings, investigations or other actions, Judgments, written demands, written directives, Liens or written notices of noncompliance or violation, in any such case, by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of investigations, remediation or governmental response, natural resources damages, property damages, personal injuries, penalties, contribution, indemnification or injunctive relief) arising out of, based on or resulting from (i) the presence or Release of, or exposure of persons to, any Hazardous Materials, (ii) the failure to comply with any Environmental Law or (iii) liabilities or obligations arising under any Environmental Law;

“Environmental Laws” means all applicable national, federal, state, local, provincial and municipal (whether domestic or foreign) Laws, Judgments or Permits issued, promulgated or entered into by or with any Governmental Entity, relating to Release, treatment, storage or other disposal of or exposure of persons to Hazardous Materials or protection of the environment;

“Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form and polychlorinated biphenyls, and any other chemical, material or substance designated a “hazardous substance,” “hazardous waste,” “hazardous material,” “contaminant,” “pollutant” or “toxic substance” under any applicable Environmental Law ; and

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

      Section 3.15.     Contracts. (a) Except for Contracts filed in unredacted form as exhibits to the Filed Company SEC Documents and Contracts entered into in the ordinary course of business, there are no Contracts that are material to the business, properties, assets, financial condition, results of operations of the Company and the Company Subsidiaries, taken as a whole (any such Contract, a “Material Company Contract”). To the knowledge of the Company, neither the Company nor any Company Subsidiary is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation by the Company or any Company Subsidiary of) any material term, condition or provision (in each case, whether explicit or incorporated by reference) of any indebtedness, guarantee, Government Contract, Government Subcontract or other Contract to which the Company or any Company Subsidiary is a party or by which any of their respective assets is bound, which default or violation, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.
      (b) To the knowledge of the Chief Financial Officer and the General Counsel of the Company (after reasonable inquiry), there are no Contracts to which the Company or any Company Subsidiary is a party that contain a covenant restricting the ability of the Company or any Company Subsidiary (or which, following the consummation of the Merger, could restrict the ability of Parent or any of its affiliates, including the Company and the Company Subsidiaries) to compete or engage in any line of business, or to develop, market or distribute any products or services, in each case, in any geographic territory.
      (c) With respect to each Contract between the Company or any Company Subsidiary, on the one hand, and any Governmental Entity, on the other hand, for which (i) performance has not been or was not completed or (ii) final payment has not been or was not received, in either case, prior to the date that is three years prior to the date of this Agreement, and each outstanding bid, quotation or proposal by the Company or any Company Subsidiary (each, a “Bid”) that if accepted or awarded could lead to a Contract between the Company or any Company Subsidiary, on the one hand, and any Governmental Entity, on the other hand, including any facilities Contract for the use of government-owned facilities (each such Contract or Bid, a “Company Government Contract”) and each Contract between the Company or any Company Subsidiary, on the one hand, and any prime contractor or upper-tier subcontractor, on the other hand, relating to a Contract between such person and any Governmental Entity for which (i) performance has not been or was not completed or (ii) final payment has not been or was not received, in either case, prior to the date that is three years prior to the date of this Agreement, and each outstanding Bid that if accepted or awarded could lead to a Contract between the Company or a Company Subsidiary, on the one hand, and a prime contractor or upper-tier subcontractor, on the other hand, relating to a Contract between such person and any Governmental Entity (each such Contract or Bid, a “Company Government Subcontract”):

(i) each such Company Government Contract or Company Government Subcontract was, to the knowledge of the Company, legally awarded, is binding on the parties thereto, and is in full force and effect, except any failure to be legally awarded or in full force and effect that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect; provided that for purposes of this clause (i), the terms Company Government Contract and Company Government Subcontract shall not include any Bids;

(ii) no reasonable basis exists to give rise to (A) a material claim for fraud (as such concept is defined under the state or federal Laws of the United States) in connection with any Company Government Contract or Company Government Subcontract or under the United States False Claims Act or the United States Procurement Integrity Act or (B) a claim under the United States Truth in Negotiations Act where the amount in dispute is in excess of $10,000,000;

(iii) neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Company or any Company Subsidiary, in writing, that the Company or any Company Subsidiary has, or may have, breached or violated in any material respect any Law, certification, representation, clause, provision or requirement pertaining to such Company Government Contract or Company Government Subcontract, and all facts set forth or acknowledged by any representations, claims or certifications submitted by or on behalf of the Company or any Company Subsidiary in connection with such Company Government Contract or Company Government Subcontract were current, accurate and complete in all material respects on the date of submission;

(iv) neither the Company nor any Company Subsidiary has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice (or, in the case of Contracts governed by Laws other than the state or federal Laws of the United States, the functional equivalents thereof, if any) pertaining to such Company Government Contract or Company Government Subcontract, and the Company is not aware of any basis for any such notice, except any notice that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, provided that this clause (iv) shall not apply to any notice received more than 12 months prior to the date of this Agreement, which notice related to a program that is no longer ongoing as of the date of this Agreement;

(v) no cost in excess of $1,000,000 incurred by the Company or any Company Subsidiary pertaining to such Company Government Contract or Company Government Subcontract has been questioned or challenged, is the subject of any audit or, to the knowledge of the Company, investigation or has been disallowed by any government or governmental agency, except any investigation, audit or disallowance (or, in the case of Contracts governed by Laws other than the state or federal Laws of the United States, the functional equivalents thereof, if any) that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

(vi) no payment in excess of $1,000,000 due to the Company or any Company Subsidiary pertaining to such Company Government Contract or Company Government Subcontract has been withheld or set off, and the Company and the Company Subsidiaries are entitled to all progress or other payments received to date with respect thereto, except any payment or claim that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect; and

(vii) the Company and the Company Subsidiaries have complied in all material respects with all requirements of such Company Government Contract or Company Government Subcontract and any Law relating to the safeguarding of, and access to, classified information (or, in the case of Contracts governed by Laws other than the state or federal Laws of the United States, the functional equivalent thereof, if any).
      (d) Neither the Company nor any Company Subsidiary, nor any of the respective directors, officers, employees, consultants or agents of the Company or any Company Subsidiary, is, or within the past three years has been, to the knowledge of the Company (i) under any material administrative, civil or criminal investigation, audit, indictment or information by any Governmental Entity, (ii) the subject of any material audit or investigation by the Company or any Company Subsidiary, in each case, with respect to any alleged violation of Law or Contract arising under or relating to any Company Government Contract or Company Government Subcontract or (iii) debarred or suspended, or proposed for debarment or suspension, or received notice of actual or proposed debarment or suspension (or for purposes of this clause (iii), in the case of Contracts governed by Laws other than the state or federal Laws of the United States, the functional equivalents thereof, if any), from participation in the award of any Contract with any Governmental Entity. There exist no facts or circumstances that, to the knowledge of the Company, would warrant the institution of suspension or debarment proceedings or a finding of nonresponsibility or ineligibility with respect to the Company, any Company Subsidiary or any of their respective directors, officers or managers, in any such case, for purposes of doing business with any Governmental Entity.
      (e) Neither the Company nor any Company Subsidiary has received written notice of any (i) outstanding material claims (including claims relating to bid or award protest proceedings (or, in the case of Contracts governed by Laws other than the state or federal Laws of the United States, the functional equivalents thereof, if any)) against the Company or any Company Subsidiary, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other person, arising under or relating to any Company Government Contract or Company Government Subcontract, or (ii) outstanding material claims or requests for equitable adjustment (or, in the case of Contracts governed by Laws other than the state or federal Laws of the United States, the functional equivalent thereof, if any) or disputes (including claims, requests and formal disputes relating to bid or award protest proceedings) between the Company or any Company Subsidiary, on the one hand, and the United States government, on the other hand, under the United States Contract Disputes Act, as amended, or any other Law or between the Company or any Company Subsidiary, on the one hand, and any prime contractor, subcontractor, vendor or other person, on the other hand, arising under or relating to any Company Government Contract or Company Government Subcontract, except, in each case, for any claim, request or dispute where the amount in dispute is not in excess of $5,000,000. To the knowledge of the Company, neither the Company nor any Company Subsidiary has received any written adverse or negative past performance evaluations or ratings in connection with any Company Government Contract, Company Government Subcontract or other Contract with a Governmental Entity within the past three years, except any evaluation or rating that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has (i) any interest in any pending or potential claim against any Governmental Entity or (ii) any interest in any pending claim against any prime contractor, subcontractor, vendor or other person arising under or relating to any Company Government Contract or Company Government Subcontract, except for any claim in which the amount involved is not in excess of $5,000,000.
      (f) The Company is not aware of any facts that are reasonably likely to give rise to the revocation of any security clearance of the Company, any Company Subsidiary or any employee of the Company or any Company Subsidiary, except any revocation that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      Section 3.16.     Customers and Suppliers. Since December 31, 2004, (a) no customer or supplier of the Company or any Company Subsidiary has canceled or otherwise terminated its relationship with the Company or any Company Subsidiary and (b) to the knowledge of the Company, no customer or supplier of the Company or any Company Subsidiary has provided notice to the Company or any Company Subsidiary of its intent either to terminate its relationship with the Company or any Company Subsidiary or to cancel any material Contract with the Company or any Company Subsidiary, except, in each case, any cancelation or termination that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      Section 3.17.     Title to Properties. The Company and the Company Subsidiaries have good and marketable title to, or valid leasehold interests in, all their respective material assets, except assets that are no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business and except any defect in title, easement, restrictive covenant, similar encumbrance or impediment, or Lien that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      Each of the Company and each of the Company Subsidiaries has complied with the terms of each lease, sublease, license and other Contract relating to real property (each, a “Company Lease”) to which it is a party, except any failure to comply that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      Section 3.18.     Intellectual Property. To the knowledge of the Company, the Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all (a) patents, patent rights, patent applications and patent disclosures, (b) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, logos, corporate names, Internet domain names together with all goodwill associated with each of the foregoing, (c) copyrights and copyrightable works, (d) computer software (including source code, object code, data, databases and documentation), (e) inventions, trade secrets, mask work, confidential information, know-how (whether or not patentable and whether or not reduced to practice) and (f) other proprietary information and intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct their business as presently conducted, in each case, free and clear of all Liens, except any failure or Lien that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, no claims are pending or threatened in writing that the Company or any of the Company Subsidiaries is infringing on or misappropriating the rights of any person with regard to any Intellectual Property Right, except any claim that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Right, except any infringement that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
      Section 3.19.     Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc. and Lehman Brothers, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
      Section 3.20.     Opinions of Financial Advisors. The Company has received the opinions of J.P. Morgan Securities Inc. and Lehman Brothers, Inc., in customary form, each of which is to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view, a signed copy of each of which will be delivered to Parent by the Company promptly after receipt by the Company.
ARTICLE IV
Representations and Warranties of Parent and Sub
      Parent and Sub, jointly and severally, represent and warrant to the Company that:
      Section 4.01.     Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.
      Section 4.02.     Sub. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
      (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

      Section 4.03.     Authority; Execution and Delivery; Enforceability. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the resolutions set forth or summarized, as the case may be, in the UK Parent Circular, on a poll by the holders of not less than a majority of ordinary shares of BAE Systems plc, a public limited company incorporated in England and Wales (“UK Parent”), present in person or by proxy who are entitled to vote at the UK Parent Shareholder Meeting to approve the Merger (the “UK Parent Shareholder Approval”). The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are or will be necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to obtaining the UK Parent Shareholder Approval, and subject to the requirement that Parent, as sole stockholder of Sub, adopt this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding at Law or in equity).
      Section 4.04.     No Conflicts; Consents. (a) The execution and delivery by each of Parent and Sub of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) subject to obtaining the UK Parent Shareholder Approval, any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b) and subject to obtaining the UK Parent Shareholder Approval, any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.
      (b) No Consent of, or registration, declaration or filing with, or notice to, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under (A) the HSR Act, (B) Exon-Florio and (C) the requirements of any applicable competition, antitrust or similar Law of any jurisdiction outside the United States, (ii) compliance with any applicable requirements of the Exchange Act in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the taxes described in Section 6.09, (v) compliance with any applicable requirements of the U.K. Listing Authority (the “UKLA”), (vi) such other items required by reason of the participation of the Company (as opposed to any other third party) in the transactions contemplated hereby and (vii) such other Consents, registrations, declarations, filings, notices or permits, the failure of which to obtain or make, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.
      Section 4.05.     Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (a) the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the UK Parent Circular will, at the date the UK Parent Circular is first mailed to shareholders of UK Parent or (to the extent not previously corrected by a supplement to the UK Parent Circular) at the time of the UK Parent Shareholder Meeting contain any information which is not in accordance with the facts or which omits anything likely to affect the import of such information.
      Section 4.06.     Brokers. No broker, investment banker, financial advisor or other person, other than Goldman Sachs International, Gleacher Shacklock LLP and CSP Associates, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent.
      Section 4.07.     Section 203 of the DGCL. None of Parent, Sub or any of their “affiliates” or “associates” is, or has been within the last three years, an “interested stockholder” of the Company as those terms are defined in Section 203 of the DGCL.
      Section 4.08.     Financial Capability. At the Effective Time, Parent will have sufficient cash to provide for payment of the Merger Consideration.
ARTICLE V
Covenants Relating to Conduct of Business
      Section 5.01.     Conduct of Business. (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement or unless Parent shall otherwise expressly consent, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in all material respects consistent with past practice and use its reasonable best efforts to preserve intact in all material respects its current business organization, keep available the services of its current key officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors, Governmental Entities and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld):

(i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent and (2) quarterly cash dividends payable to the holders of shares of the Company Common Stock in an amount not to exceed $0.125 per share of Company Common Stock, (B) effect any reorganization or recapitalizations or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire (1) any shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary, (2) any Company Stock-Based Awards, options, warrants, calls, rights, convertible or exchangeable securities, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities or equity interests of, or any security convertible or exercisable for or exchangeable into any capital stock or other voting securities or equity interests of, the Company or any Company Subsidiary or (3) any other rights the value of which is in any way based upon or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of, capital stock or other voting securities or equity interests of the Company or any Company Subsidiary;

(ii) issue, deliver, sell or grant, pledge or otherwise encumber or subject to any Lien, (A) any shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement, (B) any Company Stock-Based Awards, options, warrants, calls, rights, convertible or exchangeable securities, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities or equity interests of, or any security convertible or exercisable for or exchangeable into any capital stock or other voting securities or equity interests of, the Company or any Company Subsidiary or (C) any other rights the value of which is in any way based on or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of, capital stock or other voting securities or equity interests of the Company or any Company Subsidiary;

(iii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

(iv) other than the possible acquisition disclosed to Parent prior to the date of this Agreement, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets, in each case, that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

(v) except as required to ensure that any Company Benefit Plan or Company Benefit Agreement is not then out of compliance with applicable Law or to comply with any Contract, Company Benefit Plan or Company Benefit Agreement entered into prior to the date of this Agreement and in accordance with their respective terms in effect as of the date of this Agreement, (A) adopt, enter into, amend or terminate (1) any collective bargaining agreement or Company Benefit Plan (or any grants or awards thereunder), except for the entry into of collective bargaining agreements negotiated in the ordinary course of business consistent with past practice, or (2) any Company Benefit Agreement or other agreement, plan or policy involving the Company or any Company Subsidiary and one or more of their respective directors or officers, or former directors or officers, or, other than in the ordinary course of business consistent with past practice, any other employee or consultant, or former employee or consultant (except, in each case, (x) as required to bring any plan, policy, arrangement or award (the “Deferred Arrangements”) into compliance with the requirements of Section 409A of the Code as amended by the American Jobs Creation Act of 2004 (the “AJC Act”) or to preserve the grandfathered status of amounts accrued under the Deferred Arrangements under Section 885(d) of the AJC Act, provided that no such action shall be taken by the Company without prior consultation with Parent and (y) previously authorized change-of-control arrangements that have been disclosed to Parent prior to the date of this Agreement), (B) other than in the ordinary course of business consistent with past practice, increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever (including making discretionary grants or awards under any Company Benefit Plan or Company Benefit Agreement) to, any director, officer, employee or consultant, or any former director, officer, employee or consultant, (C) other than in accordance with the Company’s severance policy as in effect on the date of this Agreement, grant or pay any change of control, severance or termination compensation or benefits or increase in any manner the change of control severance or termination compensation or benefits of any director, officer, employee or consultant, or any former director, officer, employee or consultant, of the Company or any Company Subsidiary, (D) take any action to fund or in any other way secure the payment, or to accelerate the vesting or payment, of compensation or benefits under any Company Benefit Plan (or any grant or award thereunder) or Company Benefit Agreement, except withdrawals by individual participants in the Company’s non-qualified deferred compensation plans, or (E) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan, or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined;

(vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

(vii) sell, lease (as lessor), license or otherwise dispose of, or subject to any Lien, any material assets (including Intellectual Property Rights), except in the ordinary course of business consistent with past practice;

(viii) (A) repurchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice in an amount not to exceed $25,000,000 in the aggregate, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned Company Subsidiary, in an amount not to exceed $5,000,000 in the aggregate;

(ix) make or agree to make any new capital expenditure or expenditures (other than a capital expenditure that constitutes an allowable contract expense under a Company Government Contract or Company Government Subcontract) that, individually, is in excess of $3,000,000 or, in the aggregate, are in excess of $20,000,000;

(x) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or as required by their terms, of (1) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or (2) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice or (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

(xi) agree in writing to modify in any manner, or consent to any matter with respect to which its consent is required under, any material confidentiality agreement or any standstill or similar agreement to which the Company or any Company Subsidiary is a party;

(xii) (A) enter into a Contract, or make a Bid that if accepted would lead to a Contract, which if entered into would (1) result in a gross profit loss to the Company or any Company Subsidiary, (2) be a fixed price development Contract or (3) be a Contract of the type described in Section 3.15(b) or amend, revise or renew any such Contract or (B) enter into any Contract under which the consummation of the Merger and the other transactions contemplated hereby or compliance by the Company with the provisions of this Agreement are reasonably likely to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

(xiii) revalue any assets that are material to the Company and the Company Subsidiaries, taken as a whole, except insofar as required by GAAP; or

(xiv) authorize, or commit or agree to take, any of the foregoing actions.
      (b) Certain Tax Matters. (i) From the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, (A) timely prepare and file all material tax returns (“Post-Signing Returns”) required to be filed consistent with past practice; (B) timely pay all material taxes due and payable with respect to the taxable periods covered by such Post-Signing Returns; (C) accrue a reserve in the books and records and financial statements of any such entity consistent with past practice for all taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (D) promptly notify Parent of any claim, audit, suit, proceeding or other action pending against or with respect to the Company or any of the Company Subsidiaries in respect of any material tax and not settle or compromise any such claim, audit, suit, proceeding or other action without Parent’s prior written consent, which consent shall not be unreasonably withheld; and (E) not make or change any material tax election or settle or compromise any material tax liability without Parent’s prior written consent.

(ii) The Company shall not and shall not permit any Company Subsidiary to enter into or effect any transaction that would result in a material recognition of income or gain by the Company or any Company Subsidiary, other than the transactions expressly required by this Agreement or transactions entered into or effected in the ordinary course of business consistent with past practice.
      (c) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that is reasonably likely to result in (i) any of the representations and warranties of such party set forth in this Agreement qualified as to materiality, Company Material Adverse Effect or Parent Material Adverse Effect becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII, not being satisfied.
      (d) Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event that to its knowledge has had, or is reasonably likely to have, a Company Material Adverse Effect. Parent shall promptly advise the Company orally and in writing of any change or event that to its knowledge has had, or is reasonably likely to have, a Parent Material Adverse Effect.
      Section 5.02.     No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor, representative or agent (collectively, “Representatives”) of, the Company or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any inquiry or the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal; provided, however, that at any time prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a bona fide written Takeover Proposal that the Company Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal did not result from a breach of this Section 5.02, and subject to compliance with Sections 5.02(c) and 5.02(d) (including providing prior written notice to Parent of its decision to take such action), (x) furnish information with respect to the Company and the Company Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive as a whole of such person than the Confidentiality Agreement (provided that such confidentiality agreement and any related agreement shall not contain any provision having the effect of prohibiting the Company from satisfying its obligations under this Agreement, provided, further, that all such information is provided or made available on substantially concurrent basis to Parent and Sub) and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding any such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Company Subsidiary or any

Representative of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 5.02(a) by the Company. The Company shall, and shall use its reasonable best efforts to cause each Company Subsidiary and each Representative of the Company or any Company Subsidiary to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request from each person that has executed a confidentiality agreement with the Company the prompt return or destruction of all confidential information previously furnished to such person or its Representatives.
      (b) Except as permitted by this Section 5.02(b), neither the Company Board nor any committee thereof shall (i) (A) recommend the approval or adoption of any Takeover Proposal, (B) determine that this Agreement or the Merger is no longer advisable, (C) withdraw (or modify in a manner adverse to Parent or Sub) the recommendation of this Agreement, the Merger or any of the other transactions contemplated hereby, (D) recommend that the stockholders of the Company reject this Agreement, the Merger or any of the other transactions contemplated hereby or (E) resolve, agree or propose publicly to take any such actions (each such action set forth in this Section 5.02(b)(i) being referred to herein as an “Adverse Recommendation Change”), (ii) adopt or approve any Takeover Proposal, or withdraw its approval of this Agreement, or resolve, agree or propose publicly to take any of the foregoing actions or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an “Acquisition Agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in, and in accordance with, Section 5.02(a)), or resolve, agree or propose publicly to take any such actions. Notwithstanding anything in this Section 5.02(b) or any other provision of this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board may (i) if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties to the stockholders of the Company under applicable Law, make an Adverse Recommendation Change or (ii) solely in response to a Superior Proposal that did not result from a breach of this Section 5.02, cause the Company (x) to terminate this Agreement pursuant to Section 8.01(f) and (y) immediately following such termination, to enter into a binding Acquisition Agreement containing the terms of a Superior Proposal; provided, however, that (A) no such termination of this Agreement by the Company may be made, in each case, until three business days after the date of Parent’s receipt of written notice from the Company advising Parent that the Company Board intends to terminate this Agreement pursuant to Section 8.01(f) and specifying the material terms and conditions of, and the identity of any person making, the Superior Proposal (it being understood and agreed that (x) any material amendment to the financial terms or other terms of any Superior Proposal shall require a new written notice by the Company and (y) no such termination of this Agreement by the Company may be made until two business days after the date of Parent’s receipt of such new written notice) and (B) the Company shall not terminate this Agreement pursuant to Section 8.01(f), and any purported termination pursuant to Section 8.01(f) shall be void and of no force or effect, unless the Company shall have complied with all applicable requirements of Section 6.07(b) (including the payment of the Termination Fee in accordance with the requirements thereof) in connection with such Superior Proposal. In determining whether to make an Adverse Recommendation Change or to terminate this Agreement as described in this Section 5.02(b), the Company Board shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise.
      (c) In addition to the obligations of the Company set forth in Sections 5.02(a) and 5.02(b), the Company promptly (but in no case later than 24 hours after receipt) shall advise Parent orally and in writing of any Takeover Proposal or any inquiry or request for information with respect to or that is reasonably likely to lead to any Takeover Proposal, the identity of the person making any such Takeover Proposal, inquiry or request and the material terms and conditions of any such Takeover Proposal, inquiry or request. The Company shall (i) keep Parent informed of any changes to the material terms and conditions of any such Takeover Proposal, inquiry or request and (ii) provide to Parent promptly after receipt or delivery thereof (but in no case later than 24 hours after receipt or delivery) with copies of such Takeover Proposal, inquiry or request (including any amendments or supplements thereto).
      (d) Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company from complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties or any other obligations under applicable Law; provided, however, that in no event shall the Company or the Company Board or any committee thereof make an Adverse Recommendation Change, except to the extent expressly permitted by Section 5.02(b).
      (e) For purposes of this Agreement:

“Takeover Proposal” means any proposal or offer from any person relating to, or that is reasonably likely to lead to, (i) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including by way of tender offer, exchange offer, stock acquisition, asset acquisition or acquisition of the stock of a Company Subsidiary, of assets or businesses that constitute or represent 20% or more of the revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, or (ii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of the Company Subsidiaries, in each case, other than the transactions contemplated by this Agreement.

“Superior Proposal” means any bona fide written offer made by a third party that (i) if consummated would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and the Company Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities, that the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to have a higher value than the consideration to be received by the Company’s stockholders in connection with the Merger, taking into account, among other things, any changes to the terms of this Agreement offered by Parent in response to such Superior Proposal or otherwise and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein.
ARTICLE VI
Additional Agreements
      Section 6.01.     Preparation of Proxy Statement and UK Parent Circular; Stockholders Meeting. (a) The Company shall, as promptly as practicable following the date of this Agreement, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent with a reasonable opportunity to review and comment on such document or response and (ii) shall reasonably consider all comments reasonably proposed by Parent. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after filing with the SEC.

      (b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which date shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval. Subject to the second sentence of Section 5.02(b), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company’s obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Company Board or any committee thereof of the Company Board’s or such committee’s recommendation or declaration of advisability of this Agreement, the Merger or the other transactions contemplated by this Agreement. Notwithstanding the foregoing, if the Company properly exercises its right to terminate this Agreement pursuant to and in accordance with Section 8.01(f), the Company’s obligations pursuant to the first sentence of this Section 6.01(b) shall terminate.
      (c) Parent has delivered to the Company a letter from UK Parent, dated as of the date of this Agreement (the “UK Parent Letter”), containing undertakings (i) to call an extraordinary general meeting of UK Parent’s shareholders (the “UK Parent Shareholder Meeting”) for the purpose of obtaining the UK Parent Shareholder Approval and (ii) to send a circular to UK Parent’s shareholders in connection with the UK Parent Shareholder Meeting (the “UK Parent Circular”), and certain matters relating thereto. The Company shall furnish all information concerning the Company and the Company Subsidiaries as may be reasonably requested in connection with the preparation, filing and distribution of the UK Parent Circular.
      Section 6.02.     Access to Information; Confidentiality. The Company shall, and shall cause each Company Subsidiary to, afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of supranational, national, federal, state, provincial, local or municipal (whether domestic or foreign) Law and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. All information exchanged pursuant to this Section 6.02 shall be provided pursuant to the terms of, and be subject to, the confidentiality agreement dated February 10, 2005, between the Company and Parent (the “Confidentiality Agreement”).
      Section 6.03.     Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all applicable actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all applicable registrations and filings and the taking of all reasonable steps to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all applicable consents, approvals or waivers from third parties and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement (it being understood that nothing in this Section 6.03 shall require Parent to (x) consent to any action or omission that would be inconsistent with Section 5.01 or (y) agree to amend or waive any provision of this Agreement).

      (b) In connection with and without limiting the foregoing,

(i) (A) the Company and Parent shall promptly submit a joint filing and any requested supplemental information (collectively, the “Joint Filing”) to the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to 31 C.F.R. Part 800 with regard to the transactions contemplated hereby, (B) Parent shall take responsibility for preparation and submission of the Joint Filing and (C) the Company hereby agrees promptly to provide to Parent all necessary information and otherwise to assist Parent promptly in order for Parent to complete preparation and submission of the Joint Filing in accordance with this Section 6.03(b)(i), to respond to any inquiries from CFIUS or any other interested Governmental Entity and to take all reasonable steps to secure the approval of CFIUS of the transactions contemplated hereby,

(ii) each party shall (A) promptly take all actions reasonably necessary to (1) file the notification and report form required for the transactions contemplated hereby and provide any supplemental information in connection therewith pursuant to the HSR Act and (2) make any filings required under any applicable competition, antitrust or similar Law of any jurisdiction outside the United States, and shall furnish to the other such necessary information and assistance as the other may reasonably request in connection with its preparation of any filing with, or submission or response to, inquires from the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Entity in connection with obtaining approval under the HSR Act and any applicable competition, antitrust or similar Law of any jurisdiction outside the United States, (B) keep the other party apprised of the status of any inquiries or requests for additional information from, the FTC or the DOJ or any Governmental Entity in connection with obtaining approval under any applicable competition, antitrust or similar Law of any jurisdiction outside the United States and take all reasonable steps to comply promptly with any such inquiry or request and (C) participate in any interviews or meetings reasonably requested by the FTC or the DOJ or any Governmental Entity in connection with obtaining approval under any applicable competition, antitrust or similar Law of any jurisdiction outside the United States in connection with the consummation of the transactions contemplated hereby; and

(iii) the Company and the Company Board shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any transactions contemplated hereby or this Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.
      (c) Each of the Company, on the one hand, and Parent and Sub, on the other hand, shall promptly inform the other of any material communication with the FTC, the DOJ, CFIUS or any other Governmental Entity (or any of their respective representatives) regarding the transactions contemplated hereby.
      (d) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it that is qualified as to materiality, Company Material Adverse Effect or Parent Material Adverse Effect becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
      (e) Notwithstanding any provision herein to the contrary, this Agreement shall not require Parent or any of its affiliates to agree to any prohibition, limitation or other requirement of the type set forth in Section 7.02(c), and nothing in this Agreement shall authorize the Company or any Company Subsidiary to commit or agree to any of the foregoing.

      (f) The Surviving Corporation shall, simultaneously with the Effective Time, satisfy all outstanding obligations (including all loans and letter of credit reimbursement obligations) under the Company Credit Agreement. The parties acknowledge and agree that the Company Credit Agreement requires this Agreement to contain a contingency relating to the approval of the Required Lenders (as defined therein) and intend this Section 6.03(f) to satisfy such requirement.
      Section 6.04.     Stock Options; Restricted Stock. (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) shall adopt such resolutions or take such other actions (if any) as may be required to:

(i) provide that each unexercised Company Stock Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive an amount of cash equal to (A) the excess, if any, of (1) the Merger Consideration per share of Company Common Stock over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock constituting the unexercised portion of such Company Stock Option, which amount shall be paid as soon as practicable following (but in no event more than 15 days after) the Effective Time, without interest;

(ii) provide that each share of Company Restricted Stock outstanding immediately prior to the Effective Time shall become at the Effective Time fully vested and free of restrictions on transfer and the holder thereof shall be entitled to receive the Merger Consideration subject to the terms and conditions of Article II hereof; and

(iii) make such other changes to the Company Stock Plan as the Company and Parent may agree are appropriate to give effect to the Merger and the terms of this Agreement.
      (b) All amounts payable pursuant to Section 6.04(a) shall be subject to any required withholding of taxes or proof of eligibility of exemption therefrom.
      (c) The Company shall ensure that following the Effective Time, no holder of a Company Stock Option or share of Company Restricted Stock (or former holder thereof) or any participant in any Company Stock Plan, Company Benefit Plan or Company Benefit Agreement shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation or any other equity interest therein (including “phantom” stock or stock appreciation rights).
      Section 6.05.     Employee Matters. (a) During the period from the Effective Time through and including December 31, 2006, the employees of the Company and the Company Subsidiaries who remain in the employment of the Surviving Corporation and its Subsidiaries (the “Continuing Employees”) shall receive (i) wages and cash bonus opportunities that in the aggregate are substantially comparable to the wages and cash bonus opportunities provided by the Company and the Company Subsidiaries to such employees immediately prior to the Effective Time, (ii) long-term incentive awards (which Parent currently expects will consist of stock appreciation rights and performance shares) that in the aggregate are substantially comparable to the long-term incentive awards granted to similarly situated employees of Parent as of the date hereof and (iii) other employee benefits (excluding for all purposes of this clause (iii) equity and equity-based compensation and long-term incentive awards) that in the aggregate are substantially comparable to the other employee benefits provided under the Company’s employee benefit plans to such employees immediately prior to the Effective Time .
      (b) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.
      (c) Parent shall cause the Surviving Corporation to recognize the service of each Continuing Employee as if such service had been performed with Parent (i) for purposes of eligibility and vesting (but not benefit accrual under any defined benefit pension plan) under Parent’s employee pension benefit plans, (ii) for purposes of eligibility for vacation, and determining the amount of vacation to be received under Parent’s vacation programs, (iii) for purposes of eligibility and participation under any health or welfare plan maintained by Parent (other than any post-employment health or post-employment welfare plan) and (iv) unless covered under another arrangement with or of the Company, for eligibility and benefit calculation purposes under Parent’s severance plans (in the case of each of clauses (i), (ii), (iii) and (iv), solely to the extent that Parent elects to make such plan or program available to employees of the Surviving Corporation), but not for purposes of any other employee benefit plan of Parent.
      (d) With respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent and its subsidiaries (including the Surviving Corporation) shall use commercially reasonable efforts to (i) waive, or cause to be waived, all limitations as to preexisting conditions, exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions, exclusions and requirements were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and annual deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.
      Section 6.06.     Indemnification. (a) Parent shall, to the fullest extent permitted by Law, honor or cause the Surviving Corporation to honor all the Company’s obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company (each, an “Indemnified Party”) for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company Bylaws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company Bylaws, and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.
      (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the most recent annual premium paid prior to the date of this Agreement (such 300% amount, the “Maximum Premium”). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $3,181,908.
      (c) Each of Parent and Sub covenants, for itself and its successors and assigns, that it and they shall not institute any action or proceeding in any court or before any administrative agency or before any other tribunal against any of the current directors of the Company and the Company Subsidiaries, in their capacity as such, with respect to any liabilities, actions, or causes of action, judgments, claims, or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case, to the extent resulting from their approval of this Agreement or the transactions contemplated hereby.
      (d) The Surviving Corporation shall not take any action directly or indirectly to disaffirm or adversely affect the provisions of the Company Charter and Company Bylaws and any other written agreements of the Company and the Company Subsidiaries that provide indemnification of and expense reimbursement to an Indemnified Party.
      (e) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall assume the obligations of the Surviving Corporation or the Parent, as the case may be, set forth in this Section 6.06.
      (f) Parent shall pay all reasonable expenses, including reasonable attorney’s fees, incurred by any Indemnified Party in connection with successfully enforcing the obligations provided in this Section 6.06.
      (g) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Company Charter or Company Bylaws, any indemnification agreement or the DGCL or otherwise. The provisions of this Section 6.06 shall survive the consummation of the Merger and are expressly intended to benefit each of the Indemnified Parties.
      Section 6.07.     Fees and Expenses. (a) Except as otherwise provided below, all fees and expenses incurred in connection with the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
      (b) In the event that:

(i) (A) a Takeover Proposal has been made to the Company or its stockholders or a Takeover Proposal shall have otherwise become publicly known, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(iii) and (C) at any time (1) on or prior to the six-month anniversary of such termination, the Company or any Company Subsidiary (x) enters into any Acquisition Agreement with respect to any Takeover Proposal or (y) the transactions contemplated by any Takeover Proposal are consummated or (2) after the six-month anniversary but prior to the 12-month anniversary of such termination, the Company or any Company Subsidiary (x) enters into any Acquisition Agreement with respect to any Takeover Proposal made by a Designated Party or (y) the transactions contemplated by any Takeover Proposal are consummated by a Designated Party;

(ii) this Agreement is terminated by the Company pursuant to Section 8.01(f); or

(iii) this Agreement is terminated by Parent pursuant to Section 8.01(c) and either (A) prior to such termination a Takeover Proposal has been made to the Company or its stockholders or a Takeover Proposal shall have otherwise become publicly known or (B) at any time prior to the 12-month anniversary of such termination, the Company or any Company Subsidiary enters into any Acquisition Agreement with respect to any Takeover Proposal or the transactions contemplated by any Takeover Proposal are consummated, then, in each case under this Section 6.07(b), the Company shall pay Parent a fee equal to $119,233,768 (the “Termination Fee”) by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by the Company pursuant to Section 8.01(f), prior to or simultaneously with such termination, (y) in the case of a termination by Parent pursuant to Section 8.01(c) referred to in Section 6.07(b)(iii)(A), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 6.07(b)(i)(C) or Section 6.07(b)(iii)(B), upon the earlier of execution of such Acquisition Agreement or consummation of the transactions contemplated by such Takeover Proposal (unless the transactions contemplated by such Takeover Proposal were consummated prior to such termination, in which case, the Termination Fee shall be payable on the date of such termination). For purposes of this Section 6.07(b), “Designated Party” means any of the following persons and their affiliates: (x) any person with whom the Company or any of its affiliates has engaged (directly or through Representatives) within four months prior to the date of this Agreement, in any discussion regarding any possible Takeover Proposal or (y) any person who makes or consummates a Takeover Proposal prior to termination of this Agreement. Solely for purposes of this Section 6.07(b), the number “40” shall be substituted for the number “20” in the definition of Takeover Proposal.
      (c) The parties acknowledge that the agreements contained in Sections 6.07(b) are an integral part of the transactions contemplated hereby, and that, without these agreements, they would not enter into this Agreement.

      Section 6.08.     Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or obligations pursuant to the rules of any securities exchange or self regulatory authority (including the New York Stock Exchange, Inc. and the rules and regulations of the UKLA), or in response to a request by a Governmental Entity.
      Section 6.09.     Transfer Taxes. Subject to Section 2.02(b), all stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) (“Transfer Taxes”) incurred in connection with the transactions contemplated hereby shall be paid by either Parent or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any tax returns with respect to such Transfer Taxes, including supplying in a timely manner any information with respect to such property that is reasonably necessary to complete such tax returns.
      Section 6.10.     Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated hereby.
ARTICLE VII
Conditions Precedent
      Section 7.01.     Conditions to Each Party’s Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) Governmental Approvals. (i) Any waiting period (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated, (ii) the period of time for any applicable review process under Exon-Florio shall have expired, and the President of the United States shall not have taken action to prevent the consummation of the Merger or the transactions contemplated hereby, (iii) any applicable approvals pursuant to any competition, antitrust or similar Law of any jurisdiction outside the United States shall have been obtained, (iv) no Governmental Entity shall have taken any action to revoke the license under the Swedish Act on War Equipment granted to Bofors and (v) any and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Merger or the transactions contemplated by this Agreement shall have been obtained or filed or shall have occurred, except any authorization, consent, order, approval, declaration, filing or expiration the failure of which to be obtained or filed or to occur is not reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operations of (x) the Company and the Company Subsidiaries, taken as a whole, or (y) Parent and its subsidiaries, taken as a whole.

(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or Law prohibiting the consummation of the Merger or the transactions contemplated hereby shall be in effect.

(d) UK Parent Shareholder Approval. UK Parent shall have obtained the UK Parent Shareholder Approval.

      Section 7.02.     Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company in this Agreement shall be true and correct, without regard to any materiality or Company Material Adverse Effect qualifiers contained therein, as of the Closing Date (as though made on the Closing Date), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, without regard to any materiality or Company Material Adverse Effect qualifiers contained therein, as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

(ii) The representations and warranties of the Company set forth in Sections 3.03, 3.06(k), 3.12(b), 3.13(c), 3.15(b), 3.15(c)(ii), 3.15(c)(iii) and 3.15(d) that are qualified as to materiality or Company Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date (as though made on the Closing Date), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Company Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

(iii) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of clauses (i) and (ii) above.
      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.
      (c) No Litigation. There shall not be pending or threatened in writing any suit, proceeding or other action that has a reasonable likelihood of success by any Governmental Entity located in the United States (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated hereby, (ii) seeking to prohibit, limit or impose restrictions on or requirements related to the ownership or operation by the Company, Parent or any of their respective affiliates of any material portion of the business or assets of the Company, Parent or any of their respective affiliates or to compel the Company, Parent or any of their respective affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective affiliates, as a result of the Merger or any other transaction contemplated hereby, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation or (iv) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect the business or operations of the Surviving Corporation.
      (d) Absence of Material Adverse Change. Since December 31, 2004, there shall not have been any Company Material Adverse Change.
      Section 7.03.     Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Sub in this Agreement shall be true and correct, without regard to any materiality or Parent Material Adverse Effect qualifiers contained therein, as of the Closing Date (as though made on the Closing Date), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, without regard to any materiality or Parent Material Adverse Effect qualifiers contained therein, as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

(b) Performance of Obligations of the Parent and Sub. Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

ARTICLE VIII
Termination, Amendment and Waiver
      Section 8.01.     Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of Parent, Sub and the Company;

(b) by either Parent or the Company:

(i) if the Merger is not consummated on or before December 6, 2005 (such date, as extended, the “Outside Date”), unless the failure to consummate the Merger is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement;

(ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

(iii) if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Stockholders’ Meeting duly convened for the purpose of obtaining the Company Stockholder Approval or any adjournment or postponement thereof; or

(iv) if the UK Parent Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the UK Parent Shareholder Meeting duly convened for the purpose of obtaining the UK Parent Shareholder Approval or any adjournment or postponement thereof;

(c) by Parent, in the event an Adverse Recommendation Change has occurred within 10 days after the occurrence of such Adverse Recommendation Change;

(d) by Parent, if the Company breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement);

(e) by the Company, if Parent or Sub breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent and Sub of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

(f) by the Company, at any time prior to obtaining the Company Stockholder Approval, in accordance with Section 5.02(b); provided, however, that the Company shall have complied with all provisions of Section 5.02, including the notification provisions thereof, and shall have paid the Termination Fee in accordance with Section 6.07(b); or

(g) by the Company, if (i) the Board of Directors of UK Parent shall have failed to recommend the approval of the Merger by the shareholders of UK Parent in the UK Parent Circular or (ii) the Board of Directors of UK Parent (or any committee thereof) shall have made a Change in UK Parent Recommendation (as defined in the UK Parent Letter), whether or not permitted by the terms hereof, in each case, within 10 days after the occurrence of the event giving the Company the right to terminate under this Section 8.01(g).
      Section 8.02.     Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.19, Section 4.06, the last sentence of Section 6.02, Section 6.07, Section 6.08, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.
      Section 8.03.     Amendment. This Agreement may be amended by the parties at any time; provided, however, that (i) there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders, (ii) no amendment shall be made to this Agreement after the Effective Time and (iii) except as provided above, no amendment of this Agreement by the Company shall require the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
      Section 8.04.     Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Subject to the proviso in Section 8.03, no extension or waiver by the Company shall require the approval of the stockholders of the Company. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
      Section 8.05.     Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its board of directors or the duly authorized designee of its board of directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company.
ARTICLE IX
General Provisions
      Section 9.01.     Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time. This Section 9.01 shall not, however, limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 9.02.     Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
      (a)  if to Parent or Sub, to

BAE Systems North America Inc.
1601 Research Boulevard
Rockville, MD 20850
Phone: (301) 838-6000
Fax: (301) 838-6942
Attention: Sheila C. Cheston, Esq.

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Phone: (212) 474-1000
Fax: (212) 474-3700
Attention: Philip A. Gelston, Esq.
Sarkis Jebejian, Esq.
      (b)  if to the Company, to

United Defense Industries, Inc.
1525 Wilson Boulevard, Suite 700
Arlington, VA 22209
Phone: (703) 312-6156
Fax: (703) 312-6196
Attention: David V. Kolovat, Esq.

with a copy to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036
Phone: (202) 955-8593
Fax: (202) 530-9598
Attention: Stephen I. Glover, Esq.
Stephanie Tsacoumis, Esq.
      Section 9.03.     Definitions. For purposes of this Agreement:

An “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

A “business day” means any day, other than a Saturday, Sunday or one on which banks are authorized by Law to close in New York, New York or London, England.

A “Company Material Adverse Change” means any event, change, effect or development that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, other than events, changes, effects or developments arising out of, or caused by, (i) general economic conditions, (ii) conditions generally affecting the industries in which the Company operates, (iii) the financial markets in general, (iv) the entering into or the public announcement or disclosure of this Agreement or the consummation or proposed consummation of the Merger or the pendancy thereof, including any events, changes, effects or developments arising from UK Parent’s ownership or proposed ownership of the Company or (v) appropriations arising from the U.S. Fiscal Year 2005 Supplemental Budget or the U.S. Fiscal Year 2006 Budget. Without limiting the generality of the foregoing, any event, change, effect or development (whether or not previously disclosed in any document filed with, or furnished to, the SEC, the Company Disclosure Letter or otherwise) that, individually or in the aggregate, has resulted in the suspension or debarment of, or actions by the U.S. government relating to the suspension or debarment of, the Company (or any portion thereof) or any Company Subsidiary (or any portion thereof) from participation in the award of any Contract with any Governmental Entity located in the United States shall be deemed to constitute a Company Material Adverse Change.

A “Company Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the Merger and the other transactions contemplated hereby.

A “Parent Material Adverse Effect” means a material adverse effect on the ability of Parent or Sub to consummate the Merger and the other transactions contemplated hereby.

A “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

      Section 9.04.     Interpretation. When a reference is made in this Agreement to a Section, Subsection, Exhibit or Schedule, such reference shall be to a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereby”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.
      Section 9.05.     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
      Section 9.06.     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
      Section 9.07.     Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated hereby and (b) except for Sections 6.04 and 6.06, are not intended to confer upon any person other than the parties any rights or remedies.

      Section 9.08.     Disclosure Generally. Notwithstanding anything to the contrary contained in the Company Disclosure Letter or in this Agreement, the information and disclosures contained in any section of the Company Disclosure Letter shall be deemed to be disclosed and incorporated by reference in any other section of the Company Disclosure Letter as though fully set forth in such section of the Company Disclosure Letter for which applicability of such information and disclosure is readily apparent on its face.
      Section 9.09.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the Laws of Delaware are mandatorily applicable to the Merger.
      Section 9.10.     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
      Section 9.11.     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in any New York state court, any Federal court located in the State of New York or the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in any New York state court, any Federal court located in the State of New York or the State of Delaware or Court of Chancery in and for New Castle County in the State of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties agrees further to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts, and (d) any right to a trial by jury.

      IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

BAE SYSTEMS NORTH AMERICA INC.,

By:	/s/ Sheila Cheston

Name: Sheila Cheston

Title:	Senior Vice President and General Counsel

UTE ACQUISITION COMPANY INC.,

By:	/s/ Sheila Cheston

Name: Sheila Cheston

Title:	Vice President and Secretary

UNITED DEFENSE INDUSTRIES, INC.,

By:	/s/ Thomas W. Rabaut

Name: Thomas W. Rabaut

Title:	President and Chief Executive Officer

EXHIBIT A
CERTIFICATE OF INCORPORATION
OF
SURVIVING CORPORATION
ARTICLE I
      The name of the corporation (hereinafter called the “Corporation”) is Ute Acquisition Company Inc.
ARTICLE II
      The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.
ARTICLE III
      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
      The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $0.01 per share.
ARTICLE V
      The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.
ARTICLE VI
      In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.
ARTICLE VII
      Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.
ARTICLE VIII
      To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.
ARTICLE IX
      Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law, which indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under the By-laws of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article IX shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

ANNEX B
March 6, 2005
The Board of Directors
United Defense Industries, Inc.
1525 Wilson Boulevard
Suite 700
Arlington, VA 22209
Members of the Board of Directors:
      You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of United Defense Industries, Inc. (the “Company”) of the consideration to be received by such holders in the proposed merger (the “Merger”) of the Company with Ute Acquisition Company Inc., a wholly-owned subsidiary (the “MergerSub”) of BAE Systems North America Inc. (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Merger Partner and the MergerSub, the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock, other than Appraisal Shares (as defined in the Agreement) and shares of Company Common Stock held in treasury or owned by the Merger Partner and its affiliates, will be converted into the right to receive $75.00 per share in cash.
      In arriving at our opinion, we have (i) reviewed a draft dated March 5, 2005 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
      In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
      In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Merger Partner or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner under any state, federal or international laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger

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will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.
      Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the proposed Merger and we express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the Merger.
      We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We and our affiliates, in the ordinary course of business have, from time to time, provided, and in the future may continue to provide, commercial and investment banking services to the Company, the Merger Partner and their respective affiliates, in each case for customary compensation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.
      On the basis of and subject to the foregoing, it is our opinion, as of the date hereof, that the consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.
      This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES INC.

J.P. MORGAN SECURITIES INC.

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ANNEX C
March 6, 2005
Board of Directors
United Defense Industries, Inc.
1525 Wilson Boulevard
Suite 700
Arlington, VA 22209
Members of the Board:
      We understand that United Defense Industries, Inc. (“UDI” or the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with BAE Systems North America Inc. (“Buyer”), a wholly-owned subsidiary of BAE Systems plc (“Brother”) whereby (i) Ute Acquisition Company Inc., a wholly owned subsidiary of Buyer (“Merger Sub”) will merge with and into the Company, and (ii) upon the effectiveness of such merger, each share of UDI common stock will be converted into the right to receive $75.00 in cash. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement, dated as of March 6, 2005, among Buyer, Merger Sub and the Company (the “Agreement”).
      We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be received by such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction.
      In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including the necessary regulatory approvals, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including, the Company’s earnings announcement for the fiscal year 2004 that was filed on Form 8-K on January 27, 2005, Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including a draft of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Form 10-K”), which we understand that the Company intends to file with the SEC, on or about March 9, 2005, (4) a trading history of UDI common stock from its commencement of trading on the NYSE on December 14, 2001 to March 4, 2005 and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant, (7) independent research analysts’ estimates of the future financial performance of the Company published by The Institutional Brokers Estimate System (“I/B/E/S”) and (8) the results of the efforts by the Company, us and the Company’s other financial advisor to solicit indications of interest from third parties with respect to a sale of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.
      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available

C-1

estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We have also assumed that the definitive Form 10-K will not differ in any material respect from the draft thereof furnished to us. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.
      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the shareholders in the Proposed Transaction is fair to the stockholders of the Company.
      We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In addition, we offered to provide financing to another bidder for the Company in order to assist in their bid for the Company. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Buyer for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
      This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

LEHMAN BROTHERS

By:	/s/ Leslie Fabuss

Vice Chairman

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ANNEX D
DELAWARE GENERAL CORPORATION LAW
SECTION 262
§ 262. Appraisal rights
      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E
Audit and Ethics Committee Charter
PURPOSE
      The purpose of the Audit and Ethics Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of United Defense Industries, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports, the independence and performance of the Company’s outside auditor, and the operation of the Company’s ethics program. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee other members of the Board, the outside auditor and the financial management of the Company.
      The Committee’s audit-related responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities in this respect to the Board. Management of the Company has the responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The outside auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, their level of expertise in matters involving auditing or accounting including in respect of auditor independence is more limited than that of the Company’s outside auditor. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the outside auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the outside auditor as to any non-audit services provided by the outside auditor to the Company.
      The Committee’s ethics-related responsibility is to oversee the Company’s ethics program and report the results of their activities in this respect to the Board. Management of the Company has the responsibility to provide for the expression, by employees regardless of rank or position description, of concerns regarding potentially unlawful or unethical business practices by the Company. The Committee shall oversee and assess the operation of the Company’s ethics program established by management, including the articulation and communication of standards of conduct, the maintenance of mechanisms for reporting concerns in a manner protective of concerns regarding retaliation, the selection of appropriate personnel to administer the ethics program, the mechanisms by which ethics issues raised by employees are addressed, and the implementation of corrective action under appropriate circumstances.
MEMBERSHIP
      The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve for one year terms, or until their successors shall be duly elected and qualified. Each Committee member shall be “financially literate” as determined by the Board in its business judgment and shall satisfy the “independence” requirements of the New York Stock Exchange and Securities Exchange Act of 1934 (the “Exchange Act”) Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement. At least one member of the Committee shall have “accounting or related financial management expertise,” as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Exchange Act the reasons why at least one member of the Committee is not an “audit committee financial expert.”
COMMITTEE ORGANIZATION AND PROCEDURES
      1. Unless a Chair is elected by the full Board, the members of the Committee shall appoint a Chair of the Committee by majority vote of the full Committee. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.
      2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.
      3. The Committee shall meet four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.
      4. The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the outside auditor, the senior internal audit manager, and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.
      5. The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances. The Committee may also retain any independent experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.
      6. The Committee may, in its discretion, include in its meetings the director of the Company’s ethics program, subordinates of the ethics director, and such other members of the Company’s management as the Committee may deem appropriate. The Committee may meet with any of the Company’s ethics program personnel in a separate executive session to discuss any matters that the Committee believes should be addressed privately without management’s presence.
RESPONSIBILITIES
Outside Auditor
      7. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
      8. Before the independent auditor is engaged to render audit or non-audit services to the Company or its subsidiaries, the Committee shall approve the engagement. Committee approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided, and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management.

The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the Securities and Exchange Commission (the “SEC”).
      9. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.
Annual Audit
      10. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.
      11. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.
      12. The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.
      13. The Committee shall review and discuss the audited financial statements with the management of the Company.

      14. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.
      15. The Committee shall, based on the review and discussions in paragraphs 13 and 14 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 9 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form  10-K for the fiscal year subject to the audit.
Quarterly Review
      16. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q Report by the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of such Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.
Internal Controls
      17. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.
      18. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.
Internal Audit
      19. The Committee shall discuss at least annually with the senior internal audit manager the activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function.
      20. Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager of the Company.
      21. The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager.
      22. The senior internal audit manager shall be granted unfettered access to the Committee.
Other Responsibilities
      23. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

      24. The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.
      25. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.
      26. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.
      27. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.
      28. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.
      29. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.
      30. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.
Revised December 1, 2004

UNITED DEFENSE INDUSTRIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
[•], [•], 2005 AT [•] LOCAL TIME

     The undersigned holder of common stock, par value $0.01, of United Defense Industries, Inc. (the “Company”) hereby appoints Francis Raborn and David V. Kolovat or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on [•],[•], 2005 at [•] local time, at [•], and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

     PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

(SEE REVERSE SIDE)

(REVERSE)

Annual Meeting of Stockholders
UNITED DEFENSE INDUSTRIES, INC.
[•], 2005

☑		Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” Each Proposal

1.		To adopt the Agreement and Plan of Merger dated as of March 6, 2005, among the Company, BAE Systems North America Inc., a Delaware corporation, and Ute Acquisition Company Inc., a Delaware corporation and a wholly owned subsidiary of BAE Systems North America Inc.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.		Election of Directors

	☐	FOR all nominees listed below (except as marked to the contrary).

	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

	Nominees:	Frank C. Carlucci; Peter J. Clare; William E. Conway, Jr.; C. Thomas Faulders, III; Robert J. Natter; J. H. Binford Peay, III; Thomas W. Rabaut; Francis Raborn; John M. Shalikashvili.

	(INSTRUCTIONS:	to withhold authority to vote for any individual nominee, mark the “FOR” box and write that nominee’s name in the space provided below.)

3.		To grant discretionary authority to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which the above proposals are fully explained.

Signature:	Date:

Signature (if held jointly):	Date:

     Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact, or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by the President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.